Use these links to rapidly review the document

As Filed With the Securities and Exchange Commission on April 10, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCIENTIFIC GAMES INTERNATIONAL, INC.

(as Issuer)

Delaware (State or other jurisdiction of incorporation or organization)	2754 (Primary Standard Industrial Classification Code Number)	58-1943521 (I.R.S. Employer Identification Number))

SCIENTIFIC GAMES CORPORATION

(as guarantor)
(and the other guarantors identified in the Table of Additional Registrants below)

Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	81-0422894 (I.R.S. Employer Identification Number))

Scientific Games Corporation
6650 S. El Camino
Las Vegas, Nevada 89118
(702) 897-7150
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kathryn S. Lever, Esq.
Scientific Games Corporation
6650 S. El Camino
Las Vegas, Nevada 89118
(702) 897-7150
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Marc D. Jaffe, Esq.
Senet S. Bischoff, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

            If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            ☐    Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

            ☐    Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

6.625% Senior Subordinated Notes due 2021	$350,000,000	100%	$350,000,000(1)	$40,670

Guarantees related to the 6.625% Senior Subordinated Notes due 2021(2)	N/A	N/A	N/A	N/A

10.000% Senior Unsecured Notes due 2022	$2,200,000,000	100%	$2,200,000,000(1)	$255,640

Guarantees related to the 10.000% Senior Unsecured Notes due 2022(2)	N/A	N/A	N/A	N/A

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended, exclusive of any accrued interest.

(2)
No separate consideration will be received for the guarantees and, therefore, pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional fee is required.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant	State of Incorporation or Formation	IRS Employer Identification Number	Commission File Number
Alliance Holding Company	Nevada	88-0359253	333-
Arcade Planet, Inc.	California	94-3261265	333-
Bally Gaming International, Inc.	Delaware	88-0274743	333-
Bally Gaming, Inc.	Nevada	88-0276064	333-
Bally Properties East, LLC	Nevada	46-4639665	333-
Bally Properties West, LLC	Nevada	46-4629166	333-
Bally Technologies, Inc.	Nevada	88-0104066	333-
Casino Electronics, Inc.	Nevada	88-0151764	333-
Compudigm Services, Inc.	Nevada	88-0470678	333-
Lenc-Smith Inc.	Delaware	36-3843629	333-
Lenc Software Holdings LLC	Delaware	N/A	333-
Phantom EFX, LLC	Iowa	42-1459995	333-
MDI Entertainment, LLC*	Delaware	33-1163525	333-
Scientific Games Distribution, LLC	Nevada	47-1872137	333-
Scientific Games New Jersey, LLC	Delaware	30-0778854	333-
Scientific Games Products, Inc.*	Delaware	45-0565615	333-
Scientific Games Productions, LLC	Nevada	47-1807555	333-
Scientific Games SA, Inc.*	Delaware	58-1673074	333-
Sciplay Inc.*	Delaware	30-0632206	333-
SG Gaming North America, Inc.*	Nevada	88-0415955	333-
SHFL Properties, LLC	Nevada	46-0560951	333-
Sierra Design Group	Nevada	88-0373993	333-
Williams Electronic Games, Inc.	Delaware	36-3331124	333-
Williams Interactive LLC	Delaware	35-2451111	333-
WMS Gaming Inc.	Delaware	36-3770687	333-
WMS Industries Inc.	Delaware	36-2814522	333-
WMS International Holdings Inc.	Delaware	36-4588523	333-
WMS Finance Inc.	Delaware	36-4144022	333-

Address of the Principal Executive Offices of each of the Additional Registrants, except as noted below:

6650 S. El Camino
Las Vegas, Nevada 89118

Address of the Principal Executive Offices of each of the Additional Registrants identified with a "*":

1500 Bluegrass Lakes Parkway
Alpharetta, GA 30004

The information in this prospectus is not completed and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED APRIL 10, 2015

PRELIMINARY PROSPECTUS

SCIENTIFIC GAMES INTERNATIONAL, INC.

(as Issuer)

SCIENTIFIC GAMES CORPORATION

(as Guarantor)

Exchange Offer for
$350,000,000 6.625% Senior Subordinated Notes due 2021
$2,200,000,000 10.000% Senior Unsecured Notes due 2022

The Exchange Offer:

  •
  Scientific Games International, Inc., referred to as the "Issuer," issued $350,000,000 in aggregate principal amount of its 6.625% senior subordinated notes due 2021 on June 4, 2014 and will exchange all $350,000,000 of the outstanding 6.625% senior subordinated notes due 2021, referred to as the "2021 old notes," that are validly tendered and not validly withdrawn for an equal principal amount of 6.625% senior subordinated notes due 2021, referred to as the "2021 new notes," that are, subject to specified conditions, freely transferable. The Issuer will issue the 2021 new notes under the same indenture under which the 2021 old notes were issued, referred to as the "2021 notes indenture."

  •
  On November 21, 2014, SGMS Escrow Corp., a wholly owned subsidiary of the Issuer, issued $2,200,000,000 in aggregate principal amount of its 10.000% senior unsecured notes due 2022, referred to as the "2022 old notes" and, collectively with the 2021 old notes, as the "old notes." Promptly following Scientific Games Corporation's acquisition of Bally Technologies, Inc. ("Bally"), on November 21, 2014, SGMS Escrow Corp. merged with and into the Issuer, with the Issuer continuing as the surviving corporation, and the Issuer assumed the obligations of SGMS Escrow Corp. under the 2022 old notes (and the related indenture). The Issuer will exchange all $2,200,000,000 of the 2022 old notes that are validly tendered and not validly withdrawn for an equal principal amount of 10.000% senior unsecured notes due 2022, referred to as the "2022 new notes" and, collectively with the 2021 new notes, as the "new notes," that are, subject to specified conditions, freely transferable. The Issuer will issue the 2022 new notes under the same indenture under which the 2022 old notes were issued, referred to as the "2022 notes indenture." The old notes and the new notes are collectively referred to herein as the "notes." The 2021 notes indenture and the 2022 notes indenture are collectively referred to herein as the "indentures."

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        ,      unless extended. We do not currently intend to extend the expiration date.

  •
  You may withdraw tenders of old notes at any time prior to the expiration date of the exchange offer.

  •
  Neither Scientific Games Corporation nor the Issuer will receive any cash proceeds from the exchange offer.

The New Notes:

  •
  We are offering new notes to satisfy certain obligations under the registration rights agreements entered into in connection with the private offerings of the old notes.

  •
  The terms of each series of new notes are substantially identical to the applicable series of old notes, except that the new notes, subject to specified conditions, will be freely transferable.

  •
  The 2021 new notes will be guaranteed on a senior subordinated unsecured basis by Scientific Games Corporation and all of its wholly owned domestic subsidiaries (other than the Issuer), which are referred to as the "guarantors."

  •
  The 2022 new notes will be guaranteed on a senior unsecured basis by the guarantors.

  •
  We do not plan to list the new notes on a national securities exchange or automated quotation system.

         Please see "Risk Factors" beginning on page 20 of this prospectus for a discussion of certain factors that you should consider before participating in this exchange offer.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes as required by applicable securities laws and regulations. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

         None of the Securities and Exchange Commission, any state securities commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Mississippi Gaming Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the New Jersey Casino Control Commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is                        ,      .

INDUSTRY AND MARKET DATA	ii
BASIS OF PRESENTATION	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	ii
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS	iii
SUMMARY	1
RATIO OF EARNINGS TO FIXED CHARGES	19
RISK FACTORS	20
USE OF PROCEEDS	29
CAPITALIZATION	30
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS	31
THE EXCHANGE OFFER	40
SELECTED FINANCIAL DATA	50
DESCRIPTION OF OTHER INDEBTEDNESS	52
DESCRIPTION OF 2021 NEW NOTES	59
DESCRIPTION OF 2022 NEW NOTES	113
BOOK-ENTRY SETTLEMENT AND CLEARANCE	170
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OF 2021 OLD NOTES FOR 2021 NEW NOTES	173
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OF 2022 OLD NOTES FOR 2022 NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE 2022 NEW NOTES	175
PLAN OF DISTRIBUTION AND SELLING RESTRICTIONS	183
LEGAL MATTERS	184
EXPERTS	185

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

        This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover and may change after that date.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may obtain information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Scientific Games Corporation
Attention: Investor Relations
6650 S. El Camino
Las Vegas, Nevada 89118
(702) 897-7150

        To obtain timely delivery, you must request the information no later than five (5) business days prior to the expiration of the exchange offer, or                                ,                 . See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on page ii.

i

INDUSTRY AND MARKET DATA

        Certain market data and other statistical information included in this prospectus (including the documents incorporated by reference in this prospectus) are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data is also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

BASIS OF PRESENTATION

        Unless the context indicates otherwise, references in this prospectus to "Scientific Games International, Inc." and the "Issuer" refer to Scientific Games International, Inc., a Delaware corporation and the issuer of the new notes, and references to the "guarantors" refer to Scientific Games Corporation and its wholly owned domestic subsidiaries (other than the Issuer) that will guarantee the new notes. Unless the context indicates otherwise, references to "Scientific Games," "the Company," "we," "our," "ours" and "us" refer to Scientific Games Corporation and its consolidated subsidiaries, including the Issuer. In the discussion relating to our lottery business, "United States ("U.S.") jurisdictions" refer to the 50 states in the U.S. plus the District of Columbia and Puerto Rico.

WHERE YOU CAN FIND MORE INFORMATION

        The Issuer is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 12h-5 under the Exchange Act. Scientific Games Corporation, however, is subject to the informational requirements of the Exchange Act and, accordingly, files annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC's website at www.sec.gov.

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC's website or at its facilities described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        In this prospectus, we "incorporate by reference" certain information we file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules), which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be an important part of this prospectus. We incorporate by reference in this prospectus the following documents filed with the SEC pursuant to the Exchange Act:

  •
  Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 17, 2015;

  •
  Scientific Games Corporation's Current Report on Form 8-K/A filed on February 2, 2015 and Current Reports on Form 8-K filed on February 17, 2015, March 11, 2015, March 13, 2015 and April 10, 2015;

  •
  Audited consolidated balance sheets of WMS Industries Inc. ("WMS") as of June 30, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2013, including the notes thereto, and Schedule II (incorporated by reference to pages F-1 through F-51 of WMS' Annual Report on Form 10-K for the year ended June 30, 2013 filed with the SEC on August 29, 2013); and

  •
  Unaudited consolidated statements of income, comprehensive income and cash flows of WMS for the three months ended September 30, 2013, including the notes thereto, included as Exhibit 99.2 to Scientific Games Corporation's Current Report on Form 8-K filed on May 20, 2014.

        We also incorporate by reference any future filings made by us with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC's rules) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering, and any reoffering, of the securities offered hereby. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. In addition, information contained in this prospectus shall be modified or superseded by information in any such subsequently filed documents that are incorporated by reference in this prospectus.

        References in this prospectus to this prospectus will be deemed to include the documents incorporated by reference, which are an integral part of this prospectus. You should obtain and review carefully copies of the documents incorporated by reference. Information that we file later with the SEC will automatically update the information incorporated by reference and the information in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the address on page i of this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this prospectus constitute "forward-looking statements." Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "should," "could," "potential," "opportunity," "goal" or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:

  •
  competition;

  •
  U.S. and international economic and industry conditions, including declines in or slow growth of lottery retail sales or gross gaming revenues, reductions in or constraints on capital spending by gaming or lottery operators and bankruptcies of, or credit risk relating to, customers;

  •
  limited growth from new gaming jurisdictions, slow addition of casinos in existing jurisdictions and declines in the replacement cycle of existing gaming machines;

  •
  ownership changes and consolidation in the casino industry;

  •
  opposition to legalized gaming or the expansion thereof;

  •
  inability to adapt to, and offer products that keep pace with, evolving technology;

  •
  inability to develop successful gaming concepts and content;

  •
  laws and government regulations, including those relating to gaming licenses and environmental laws;

  •
  inability to identify and capitalize on trends and changes in the gaming and lottery industries, including the expansion of interactive gaming;

  •
  dependence upon key providers in our social gaming business;

  •
  inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts;

  •
  protection of intellectual property, inability to license third party intellectual property and the intellectual property rights of others;

  •
  security and integrity of software and systems and reliance on or failures in information technology systems;

  •
  natural events that disrupt our operations or those of our customers, suppliers or regulators;

  •
  inability to benefit from, and risks associated with, strategic equity investments and relationships, including (1) the inability of our joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois lottery (or in connection with any termination thereof), (2) the inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey lottery or otherwise to realize the anticipated benefits under such agreement (including as a result of a protest) and (3) the failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece;

  •
  failure to achieve the intended benefits of the Bally acquisition, the WMS acquisition or our other recent acquisitions, including due to the inability to successfully integrate such acquisitions or realize synergies in the anticipated amounts or within the contemplated timeframes or cost expectations, or at all;

  •
  disruption of current plans and operations in connection with our recent acquisitions (including in connection with the integration of Bally and WMS), including departure of key personnel or inability to recruit additional qualified personnel or maintain relationships with customers, suppliers or other third parties;

  •
  costs, charges and expenses relating to the Bally acquisition and the WMS acquisition;

  •
  inability to complete or successfully integrate any future acquisitions;

  •
  operating results, cash flows or financial condition following the acquisition of Bally that differ materially from the pro forma financial information contained herein;

  •
  incurrence of employee termination or restructuring costs and impairment charges, and implementation of complex revenue recognition standards;

  •
  fluctuations in our results due to seasonality and other factors;

  •
  dependence on suppliers and manufacturers;

  •
  risks relating to foreign operations, including fluctuations in foreign currency exchange rates, restrictions on the payment of dividends from earnings and restrictions on the import of products;

  •
  dependence on employees;

  •
  litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees, intellectual property and our strategic relationships;

  •
  influence of certain stockholders;

  •
  stock price volatility;

  •
  level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy obligations or future needs, and restrictions and covenants in debt agreements; and

  •
  other risks, uncertainties and factors relating to indebtedness generally and the notes in particular, as discussed further under "Risk Factors—Risk Factors Relating to the Notes" and "Risk Factors—Risk Factors Relating to the Exchange Offer."

        For a discussion of these and other factors that may affect our business, you should also read carefully the factors described in the "Risk Factors" section of this prospectus. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC. Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

v

 SUMMARY

        This is only a summary of the prospectus. You should read carefully the entire prospectus, including "Risk Factors," and our consolidated financial statements and related notes as well as the documents incorporated by reference in this prospectus, before making an investment decision.

Our Company

        We are a leading developer of technology based products and services and associated content for the worldwide gaming and lottery industries. Our portfolio includes gaming machines and game content, instant and draw based lottery games, server based gaming and lottery systems, casino management systems, table game products and services, sports betting technology, loyalty and rewards programs, and interactive gaming and lottery content and services. We also gain access to technologies and pursue global expansion through strategic acquisitions and equity investments. We report our operations in three business segments—Gaming, Lottery and Interactive.

        On November 21, 2014, the Company acquired Bally for $5.1 billion (including the refinancing of approximately $1.9 billion of existing Bally indebtedness), creating one of the largest and most diversified global gaming suppliers. See "—The Transactions."

Gaming segment

        The gaming industry is a large and dynamic worldwide marketplace characterized by the rapid development of new technologies, products and game content. Gaming products and services are used by a diverse group of gaming operators, including commercial and tribal casinos, riverboat casinos, horse and greyhound racetracks, bars, Jai Alai facilities, truck stops, night clubs, bingo and arcade halls, licensed betting offices, or LBOs, and similar venues. In addition, U.S. and international lotteries may offer video lottery terminals, or VLTs, and other forms of gaming, such as bingo and sports wagering.

        Our products are installed in all of the major regulated gaming jurisdictions in the U.S., as well as in approximately 146 international gaming jurisdictions. We believe the total installed base of gaming machines in North America is approximately 940,000 units and has been relatively stable in recent years. Growth of gaming in land-based venues is driven by the opening of new casinos in both new and existing jurisdictions and the expansion of existing casinos. In addition, the land-based gaming supply business is significantly impacted by the rate at which casinos and other gaming operators replace their gaming machines, which is dependent upon a number of factors, including their capital budgets. Virtually all sectors of the gaming industry are impacted by changes in economic conditions that impact players' disposable incomes.

        We completed our acquisition of Bally on November 21, 2014. We believe that the acquisition complements our existing gaming business by expanding our product offerings, extends our customer base, allows us to leverage the best technologies from both companies and provides operating scale. We believe that the acquisition enhances our leadership positions in our existing gaming machine and interactive gaming businesses, and elevates us to leadership positions in sectors of the gaming industry in which we have not historically had a presence, such as casino-management systems and a variety of table game products.

        The following table summarizes the primary business activities and investments included in our Gaming business segment.

Gaming segment
Primary business activities	Equity investments
• Supplying gaming machines, conversion kits, automatic card shufflers, roulette chip sorters and spare parts for all of our products to commercial, tribal and governmental gaming	• RCN—29.4% equity interest in a provider of communications services to racing and non-racing customers operators

•

Leasing or otherwise providing gaming machines, automatic card shufflers, roulette chip sorters, server-based gaming systems and content and licensing proprietary table game content to commercial, tribal and governmental gaming operators

•

Selling casino-management technology solutions and systems to commercial, tribal and governmental gaming operators

•

Providing video lottery central monitoring and control systems and networks for gaming regulators

•

ITL—50% equity interest in an entity from which we lease gaming machines and provide them to our customers

•

Sportech—20% equity interest in an operator and supplier of sports pools and tote systems (equity interest sold on January 9, 2014)

Product sales

        Our product sales include the sale of gaming machines, table products and casino-management technology solutions and systems to commercial, tribal and government casino operators and wide-area gaming operators, as well as sales of VLTs, conversion kits (including game, hardware or operating system conversions), spare parts and game content.

  •
  Gaming machines:  The majority of our product sales are derived from sales of gaming machines that include our WMS Bluebird® and Blade™ branded series of gaming cabinets that combine advanced graphics, digital music and sound effects and secondary bonus games, our Bally Pro Series branded cabinets that are currently available in upright, slant, spinning-reel, curve and other models, including the recently released Pro Wave cabinet with a unique 40-inch curved touchscreen monitor, the Pro Series Jumbo V55 cabinet measuring over nine feet tall and featuring a 55-inch widescreen vertical monitor and our SHFL entertainment, Inc. ("SHFL") Equinox branded cabinets featuring dual 22-inch widescreen LCDs, illuminated button panels and ear-level speakers. We also sell electronic table systems ("ETS") to either suit the needs of particular locations where live tables are not allowed or as productivity-enhancing solutions for other jurisdictions. Our ETS suite of products provide numerous efficiencies and benefits to casinos including reduced downtime, virtual elimination of errors, mispays and cheating and automated reporting such as wagering statistics and player tracking. Some of our ETS products enable us to offer table game content where live table games are not permitted, such as racinos (establishments that offer casino gaming in addition to betting on racing) and locations that provide VLTs.

  •
  Casino-management technology solutions and systems:  We offer core slot, casino and table-management systems (collectively, "casino-management systems") that help our customers improve communication with players, add excitement to the gaming floor and enhance operating efficiencies through greater automation, reporting and business intelligence. Our comprehensive suite of technology solutions provides gaming operations of every size with a wide range of marketing, data management and analysis, accounting, player tracking, security and other applications and tools to more effectively manage their operations. We also provide technologies for deployment of networked, server-based gaming environments, with centralized management and control.

  •
  Table products:  Our table products sales are generated primarily from the sale of products designed to enhance table game speed, productivity, profitability and security. Our product offerings include various models of automatic card shufflers to suit specific games, as well as deck checkers and roulette chip sorters (which we sometimes refer to collectively as "utility" products). Our card-reading shoes gather data and enable casinos to track table-game play and our baccarat viewer displays current game results and trends. Our roulette chip sorters efficiently count and organize chips for roulette table games. Our utility products are intended to cost-effectively provide increased game speed and data on table-game play for security and marketing purposes, which in turn allows our customers to increase their profitability. Less frequently, we will sell a lifetime license to one of our proprietary table games for use on a casino floor.

  •
  Parts sales, conversion kits, used gaming machines and game content:  We sell replacement parts, used gaming machines and hardware, operating systems and content conversion kits for our gaming machines. Sales of used gaming machines are an immaterial part of our revenue and profit and we expect to substantially limit the sales of used gaming machines starting in 2015.

Services

        Our Gaming services revenue includes revenue earned from participation games, other gaming machine services and table product leasing and licensing. Participation games are gaming machines provided to customers through service or leasing arrangements in which our revenues are calculated based on: (1) a percentage of net win (i.e., the amount wagered, or coin-in, less payouts); (2) fixed daily fees; (3) a percentage of the coin-in; or (4) a combination of a fixed daily fee and a percentage of the coin-in. We categorize our participation gaming machines as (1) WAP, premium and daily fee participation games and (2) other leased and participation games.

  WAP, premium and daily fee participation games

  •
  WAP participation games:  Wide-area progressive, or WAP, participation games are electronically linked gaming machines that are located across multiple casinos within a single gaming jurisdiction or across Native American gaming jurisdictions. Players across linked gaming machines contribute to and compete for large, system-wide progressive jackpots that are designed to increase gaming machine play for participating casinos by giving the players the opportunity to win a larger jackpot than on a non-WAP gaming machine. We are responsible for funding WAP jackpots. We create WAP games using our proprietary brands and also using licensed brands. Our licensed brands include, among others; MONOPOLY™, THE WIZARD OF OZ™, SPIDER-MAN™, THE LORD OF THE RINGS™ JAMES CAMERON'S TITANIC™, MICHAEL JACKSON KING OF POP™, MICHAEL JACKSON WANNA BE STARTIN' SOMETHIN'™, THE MAGIC OF DAVID COPPERFIELD™, BETTY BOOP™ FORTUNE TELLER, GREASE®, GREASE PINK LADIES™ and WILLY WONKA AND THE CHOCOLATE FACTORY™. We operate our WAP systems in Arizona, Colorado, Louisiana, Mississippi, Missouri, Nevada and New Jersey, as well as in certain Native American casinos.

  •
  Premium and daily fee participation games:  We offer two types of non-WAP premium and daily fee participation games: local-area progressive, or LAP, and standalone. LAP games are gaming machines that are located within a single casino and are electronically linked to a progressive jackpot for that specific casino. Our LAP gaming machines feature games including those offered as WAP as well as our proprietary brands such as Jackpot Party Progressive®, Life of Luxury® Progressive and ZZ TOP LIVE FROM TEXAS™. Our LAP products leverage both exclusive brand names and game play intellectual property, and typically offer players the chance to win multiple progressive jackpots, all of which tend to result in a higher average bet on these games. Net win per gaming machine for LAP games is generally similar to non-linked standalone gaming machines on a casino floor. We also provide certain standalone participation games that are not linked to other gaming machines. Our standalone games feature titles, among others, under the licensed MONOPOLY brand and our proprietary brands, as well as other licensed brands in those jurisdictions where we do not operate a WAP system. Our standalone participation gaming machines generally feature larger, more elaborate top-boxes and provide game play experiences not possible on a single screen game or on gaming machines that we sell.

  Other leased and participation games

  •
  Server-based gaming:  We provide wide-area gaming operators, such as LBOs, bingo halls and arcades, a comprehensive package of server-based products and services under long-term contracts that typically include gaming machines, remote management of game content and management information, central computer systems, secure data communication and field support services. We are typically paid a fee based on the net win generated by these gaming machines (subject to certain adjustments as may be specified in a particular contract, including adjustments for taxes and other fees). Our business in this category is primarily based in the U.K.

  •
  VLTs:  Certain customers lease our multi-game and single-game VLTs, which include video gaming machines, mechanical reel gaming machines and video poker games. Our VLTs may be operated as standalone units or may interface with central monitoring systems operated by government agencies. Our VLTs are typically located in places where casino-style gaming is not the only attraction, such as racetracks, bars and restaurants.

  •
  Class II and centrally determined systems:  We offer video and mechanical-reel gaming machines and VLTs for Class II and certain VLT jurisdictions where the game outcome is determined by a central server system that we provide. These Class II systems primarily operate in Native American casinos in Washington, Florida, Alabama and Oklahoma, as well as casinos in Mexico. We receive either a fixed daily fee or a percentage of the net win generated by the gaming machines or VLTs connected to the central determination system and a small daily fee for the central determination system.

  Other gaming machine services

  •
  Customer-owned daily fee games:  This category consists of gaming machines for which the customer purchases the base gaming machine and leases the top-box and game theme from us at a lower fixed daily lease payment than if they were to lease the entire gaming machine. Customer-owned daily fee games typically feature a second LCD screen in the top-box that provides additional bonus experiences for the player.

  •
  Licensing:  We derive revenue from licensing our games and intellectual property to third parties. Methods for determining our license or royalty revenue vary, but are generally based on a fixed amount for each licensed game or product using the intellectual property purchased, placed or shipped in a period, a fixed daily royalty amount or a percentage of the revenue generated by the placement of the licensed game or product using the intellectual property.

  Table product leasing and licensing

  •
  Utility product leasing:  We offer utility products under month-to-month lease arrangements that contain participation rates or fixed monthly lease rates. These arrangements include service of the product with back-up and replacement products available at the customer's request.

  •
  Proprietary table games licensing:  We license our proprietary table game, or PTG, content to commercial, tribal and governmental casino operators typically under month to month lease arrangements based on fixed monthly rates. PTGs, which are designed to enhance operators' table-game operations, include our internally developed and acquired PTGs, side bets, add-ons and progressive features. Our proprietary content and features are also added to public domain games such as poker, baccarat, pai gow poker, craps and blackjack table games and to electronic platforms.

Lottery segment

        Lotteries are operated by U.S. and international governmental authorities and their licensees in approximately 180 jurisdictions throughout the world. Governments typically authorize lotteries as a means of generating revenues without imposing additional taxes. Net lottery proceeds are generally set aside for public purposes, such as education, aid to the elderly, conservation, transportation and economic development. Many jurisdictions have come to rely on the proceeds from lottery game sales as a significant source of funding for these programs. Although there are many types of lottery games worldwide, the two principal categories of products offered are draw lottery games and instant lottery games. Currently, 44 U.S. jurisdictions offer instant game lotteries and 46 U. S. jurisdictions offer draw lotteries.

        An instant lottery game is typically played by removing a scratch-off protective coating from a preprinted ticket to reveal if it is a winner. Draw lottery games, such as POWERBALL® and MEGA MILLIONS®, are based on a random selection of a series of numbers, and prizes are generally based on the number of winners who share the prize pool, although set prizes are also offered. Draw lottery games are generally provided through a lottery system in which lottery terminals in retail outlets are continuously connected to a central computer system for the activation, sale and validation of lottery games and related functions. A lottery system may also be used to validate instant lottery games to confirm that a ticket is a winner and prevent duplicate payments. In some jurisdictions, separate instant game validation systems may be installed.

        Lotteries may offer a range of other games. In the U.S., some lotteries offer high frequency games such as keno, which is typically played every four to five minutes in restricted social settings, such as bars, and is usually offered as an extension of the lottery system.

        Based on third party data, U.S. instant lottery game retail sales and draw lottery retail sales (which we define as retail sales of draw games, keno and instant games validated by the relevant system) totaled approximately $39 billion and approximately $49 billion, respectively, for the year ended December 31, 2014. Based on available published industry information, we estimate that worldwide instant lottery game retail sales and worldwide draw lottery retail sales totaled approximately $76 billion and approximately $199 billion, respectively, during fiscal year 2012.

        The following table summarizes the primary business activities and equity investments included in the Lottery business segment.

Lottery segment
Primary business activities	Equity investments

•

Designing, printing and selling instant lottery games

•

Providing instant game-related services, such as game design, sales and marketing support and inventory management

•

Sublicensing brands for lottery products and providing lottery-related promotional products

•

Supplying player loyalty programs, merchandising services and interactive marketing campaigns

•

Providing lottery systems, including equipment, software, data communication services and support

•

Providing instant game validation systems

•

Providing software, hardware and related services for sports wagering and keno systems

•

Printing and selling phone cards

•

LNS—20% equity interest in Lotterie Nazionali S.r.l., the operator of the Gratta e Vinci instant ticket lottery in Italy

•

Northstar Illinois—20% equity interest in Northstar Lottery Group, LLC, the private manager of the Illinois lottery

•

Northstar New Jersey—17.69% equity interest in Northstar New Jersey Lottery Group, LLC, an entity that provides marketing and sales services to the New Jersey lottery

•

Hellenic Lotteries—16.5% equity interest in Hellenic Lotteries S.A., the operator of the Greek state lotteries

•

CSG—49% equity interest in Beijing CITIC Scientific Games Technology Co., Ltd., the instant game supplier to the China Sports Lottery

•

GLB—50% equity interest in Beijing Guard Libang Technology Co., Ltd, a provider of lottery systems and services for the China Welfare Lottery

        We believe we are the leading designer, manufacturer and distributor of instant lottery games in the world. We market instant lottery games and related services to U.S. and international lotteries and commercial customers. We supply instant lottery games to 39 of the 44 U.S. jurisdictions that sell instant lottery games and have sold instant lottery games to customers in approximately 50 countries. Our U.S. instant lottery game contracts typically have an initial term of three to five years and frequently include multiple renewal options for additional periods ranging from one to five years, which our customers have generally exercised in the past. We typically sell our instant lottery games on a price-per-unit or participation basis. Certain of our international customers purchase instant lottery games as needed rather than under multi-game supply contracts.

        Some of our contracts bundle the design and manufacturing of instant lottery games, instant game management systems and marketing and other services, such as the design and installation of game management software, inventory and distribution, sales, accounting, training and advisory services, market research and retailer training and recruitment. We are typically paid based on a percentage of retail sales under these contracts.

        We provide lotteries with access to some of the world's most popular entertainment brands on lottery products, which we believe helps increase our customers' instant game sales. Our licensed entertainment brands include AMC®—THE WALKING DEAD®, HARLEY-DAVIDSON®, LOTERIA®, MAJOR LEAGUE BASEBALL®, MARGARITAVILLE®, MONOPOLY, NATIONAL BASKETBALL ASSOCIATION®, THE PRICE IS RIGHT® and SLINGO®. We also provide branded merchandise, advertising, promotional support, drawing management services and prize fulfillment programs. In addition, we offer lotteries interactive marketing services through our Properties Plus® program, which features players clubs, reward programs, second chance promotional websites, interactive games and subscription systems that enable players to purchase lottery games securely over the internet.

        We believe we are a leading provider of lottery systems to lotteries in the U.S. and internationally. Our lottery systems use proprietary technology that facilitates high-speed processing of draw lottery game wagers as well as validation of winning draw and instant lottery games. Our lottery systems business includes the supply of proprietary transaction-processing software, draw lottery games, keno, point-of-sale terminals, central site computers and communication platforms as well as ongoing operational support and maintenance services. In the U.S., we typically place our lottery systems pursuant to long-term contracts that typically have an initial term of at least five years and under which we are generally paid a fee equal to a percentage of the lottery's total retail sales. Our U.S. contracts typically contain multiple renewal options that generally have been exercised by our customers in the past. Internationally, we typically sell point-of-sale terminals and/or computer software to lottery authorities and may provide ongoing fee-based systems and software support services.

        We have contracts to operate lottery systems for nine of the 46 U.S. jurisdictions that operate draw lotteries. In addition, we have a contract with the manager of the Indiana lottery to operate the lottery system in the state of Indiana. Internationally, we have lottery systems operating in Canada, China, France, Germany, Hungary, Iceland, Israel, Italy, Latvia, Mexico, Norway, the Philippines, Spain and Switzerland.

Interactive segment

        The rapidly evolving interactive gaming sector includes social (non-wagering) gaming and interactive real-money gaming, or RMG. Through the Interactive segment, we make available WMS, Bally and third-party branded content directly to players of social gaming or, in the case of RMG, directly to online casino operators. Similar to traditional land-based gaming, the appeal and performance of our game content is an important contributor to our success in the interactive gaming business. Our interactive gaming business is increasingly focused on products and services that operate on both mobile and desktop products and platforms.

        We provide interactive gaming products and services for both social gaming and RMG, available via desktop and mobile devices.

  •
  Social gaming:  We host Jackpot Party® Social Casino ("JPSC") and Gold Fish® Casino Slots ("GFC") on various platforms. With the recent acquisition of Bally, we also host Dragonplay Slots, Dragonplay Poker, Live Hold'em Pro Poker and Wild Bingo. Our products are available in the following formats:

	Facebook	Apple® platform (aka iOS)	Android® platform	Kindle® platform	Microsoft's Windows 8
JPSC	X	X	X	X	X
GFC	X	X	X	X
Dragonplay Slots	X	X	X		X
Dragonplay Poker	X	X	X
Live Hold'em Pro Poker	X	X	X
Wild Bingo	X		X

    In our social gaming business, we earn revenue from the sale of virtual coins or chips, which players can use to play (i.e., spin in the case of slots, bet in the case of poker) our WMS® branded (slots), Dragonplay branded (slots, poker) or third-party branded (slots) games. We also host play-for-fun and play-for-free services for traditional land-based casinos and earn revenue based on fixed fees, a share of the proceeds from the sale of virtual coins, or a mix of fixed fees and a share of such proceeds.

  •
  RMG:  We serve online RMG casino operators, primarily in Europe, by hosting our game content on our centrally-located servers (often referred to as remote game servers) that are integrated into the online casino operators' websites. We typically earn a percentage of the operator's net gaming revenue generated by their players playing the games we host. We also host on-premises interactive gaming for certain customers and earn revenue based on fixed fees, a revenue share with our online casino-customer, or a mix of fixed fees and revenue share.

        We believe that growth in our interactive gaming business is driven largely through new channels of distribution, such as the various types of mobile gaming platforms, the expansion of legal interactive RMG jurisdictions, the addition of social gaming products, such as our newest social game, GFC, which we launched in early 2014, the number and quality of our proprietary and third-party branded games released and available to players, the addition of traditional land-based casino operators and RMG operators that are not currently customers, the effectiveness of our marketing efforts designed to engage new players and re-engage existing players, and the prominence of our offerings on operators' websites, which is not controlled by us. Virtually all sectors of the interactive gaming industry are impacted by changes in economic conditions that impact players' disposable income.

The Issuer

        Scientific Games International, Inc., a Delaware corporation, is a direct wholly owned subsidiary of Scientific Games Corporation. The Issuer's principal executive offices are located at 1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004, and its telephone number at that address is (770) 664-3700.

The Transactions

Bally Acquisition

        On November 21, 2014, Scientific Games Corporation acquired Bally for $83.30 in cash per common share, for a total enterprise value of approximately $5.1 billion, including the refinancing of approximately $1.9 billion of existing indebtedness of Bally. For further information regarding the Bally acquisition, see the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Scientific Games Corporation's Current Report on Form 8-K filed with the SEC on August 4, 2014, and Scientific Games Corporation's Current Report on Form 8-K filed with the SEC on November 26, 2014.

The Financing Transactions

        Concurrently with the consummation of the Bally acquisition, we entered into the following financing transactions:

  •
  the borrowing of $200.0 million under an amended revolving credit facility;

  •
  the borrowing of $2,000.0 million under a new incremental term loan B2;

  •
  the issuance of $950.0 million of 7.000% senior secured notes due 2022 (the "secured notes"); and

  •
  the issuance of $2,200.0 million of the 2022 old notes.

        For further information regarding the amended revolving credit facility and the new incremental term loan B2, please see Scientific Games Corporation's Current Report on Form 8-K filed with SEC on October 7, 2014 as well as the section entitled "Description of Other Indebtedness" in this prospectus. In this prospectus, we refer to the Issuer's credit agreement, dated as of October 18, 2013, as amended in connection with the financing transactions referred to above, as the "credit agreement." Scientific Games Corporation is a guarantor under the credit agreement.

Organizational Structure

        The chart below summarizes and presents the simplified organizational structure of the Company following the transactions referred to above. It is intended solely to illustrate the general ownership structure following the transactions referred to above. Lower-tier subsidiaries are not shown.

(1)
Consists of $567.6 million revolving credit facility, $2,277.0 million of term B-1 loans and $2,000.0 million of term B-2 loans as of December 31, 2014.

 The Exchange Offer

        The following summary contains basic information about the exchange offer and the new notes. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the sections of this prospectus entitled "The Exchange Offer," "Description of 2021 New Notes" and "Description of 2022 New Notes." For purposes of this summary and the descriptions of the notes included in this prospectus, references to the "Company" refer only to Scientific Games Corporation and do not include its subsidiaries and references to the "Issuer" refer only to Scientific Games International, Inc. and do not include its subsidiaries.

        On June 4, 2014, the Issuer issued $350.0 million in aggregate original principal amount of the 2021 old notes in a private offering to a group of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. On November 21, 2014, SGMS Escrow Corp., a wholly owned subsidiary of the Issuer, issued $2,200 million in aggregate principal amount of the 2022 old notes in a private offering to a group of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Promptly following the Bally acquisition, on November 21, 2014, SGMS Escrow Corp. merged with and into the Issuer, with the Issuer continuing as the surviving corporation, and the Issuer assumed the obligations of SGMS Escrow Corp. under the 2022 old notes and the 2022 notes indenture.

The Exchange Offer	The Issuer is offering to exchange an aggregate of $350.0 million principal amount of 2021 new notes for $350.0 million principal amount of 2021 old notes and an aggregate of $2,200.0 million principal amount of 2022 new notes for $2,200.0 million principal amount of 2022 old notes.

To exchange your old notes, you must properly tender them, and the Issuer must accept them. You may tender outstanding old notes only in denominations of the principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer will exchange all old notes that you validly tender and do not validly withdraw. The Issuer will issue registered new notes promptly after the expiration of the exchange offer.

The form and terms of each series of new notes will be substantially identical to those of the applicable series of old notes except that the new notes will have been registered under the Securities Act. Therefore, each series of new notes will not be subject to certain contractual transfer restrictions, registration rights and certain additional interest provisions applicable to such series of old notes prior to consummation of the exchange offer.

Resale of New Notes

We believe that, if you are not a broker-dealer, you may offer new notes (together with the guarantees thereof) for resale, resell and otherwise transfer the new notes (and the related guarantees) without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• acquired the new notes in the ordinary course of business;

• are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a "distribution" (as defined under the Securities Act) of the new notes; and
• are not an "affiliate" (as defined under Rule 405 of the Securities Act) of the Issuer or any guarantor.

If any of these conditions are not satisfied, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Our belief that transfers of new notes would be permitted without registration or prospectus delivery under the conditions described above is based on the interpretations of the SEC given to other, unrelated issuers in transactions similar to the exchange offer. We cannot assure you that the SEC would take the same position with respect to the exchange offer.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on unless we extend it.
Withdrawal

You may withdraw your tender of old notes under the exchange offer at any time before the exchange offer expires. Any withdrawal must be in accordance with the procedures described in "The Exchange Offer—Withdrawal Rights."

Procedures for Tendering Old Notes	Each holder of old notes that wishes to tender old notes for new notes pursuant to the exchange offer must, before the exchange offer expires, either:
• transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, including the old notes, to the exchange agent, or

•

if old notes are tendered in accordance with book-entry procedures, arrange with The Depository Trust Company ("DTC"), to cause to be transmitted to the exchange agent an agent's message indicating, among other things, the holder's agreement to be bound by the letter of transmittal, or comply with the procedures described below under "—Guaranteed Delivery."

A holder of old notes that tenders old notes in the exchange offer must represent, among other things, that:
• the holder is not an "affiliate" of the Issuer or any guarantor as defined under Rule 405 of the Securities Act;
• the holder is acquiring the new notes in its ordinary course of business;

•

the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act;

•

if the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of the new notes; and

• the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

Do not send letters of transmittal, certificates representing old notes or other documents to us or DTC. Send these documents only to the exchange agent at the address given in this prospectus and in the letter of transmittal.

Special Procedures for Tenders by Beneficial Owners of Old Notes	If
• you beneficially own old notes,
• those old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and
• you wish to tender your old notes in the exchange offer,

you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery

If you hold old notes in certificated form or if you own old notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those old notes but

• the certificates for your old notes are not immediately available or all required documents are unlikely to reach the exchange agent before the exchange offer expires, or
• you cannot complete the procedure for book-entry transfer on time,

then you may tender your old notes in accordance with the procedures described in "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery."
Consequences of Not Exchanging Old Notes

If you do not tender your old notes or we reject your tender, your old notes will remain outstanding and will continue to be subject to the provisions in the applicable indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legends on the old notes. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes will not be entitled to any further registration rights under the applicable registration rights agreement. We do not currently plan to register the old notes under the Securities Act after the exchange offer.

You do not have any appraisal or dissenters' rights in connection with the exchange offer.
Certain U.S. Federal Income Tax Considerations

Your exchange of old notes for new notes will not be treated as a taxable exchange for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations Relating to the Exchange of 2021 Old Notes for 2021 New Notes" and "Certain U.S. Federal Income Tax Considerations Relating to the Exchange of 2022 Old Notes for 2022 New Notes and the Ownership and Disposition of the 2022 New Notes".

Conditions to the Exchange Offer

The exchange offer is subject to the conditions that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange.

Use of Proceeds	Neither the Issuer nor Scientific Games Corporation will receive any cash proceeds from the exchange offer.
Acceptance of Old Notes and Delivery of New Notes

Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all old notes properly tendered prior to the expiration of the exchange offer. We will complete the exchange offer and issue the new notes promptly after the expiration of the exchange offer.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as exchange agent for the exchange offer. The address and the facsimile and telephone numbers of the exchange agent are provided in this prospectus under "The Exchange Offer—Exchange Agent" and in the letter of transmittal.

 The New Notes

        The exchange offer applies to the $350.0 million principal amount of 2021 old notes outstanding as of the date hereof and to the $2,200.0 million principal amount of 2022 old notes outstanding as of the date hereof. The form and the terms of each series of new notes will be identical in all material respects to the form and the terms of the applicable series of old notes except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not be subject to restrictions on transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the old notes; and

  •
  will not be subject to any increase in annual interest rate as described below under "Description of 2021 New Notes—Registration Rights" and "Description of 2022 New Notes—Registration Rights."

        The 2021 new notes and 2022 new notes evidence the same debt as the 2021 old notes and 2022 old notes, respectively, exchanged for the 2021 new notes and 2022 new notes, respectively, and will be entitled to the benefits of the same indenture under which such old notes were issued, each of which is governed by New York law.

Issuer	Scientific Games International, Inc., a Delaware corporation and a direct wholly owned subsidiary of Scientific Games Corporation.
Securities Offered
2021 new notes	$350.0 million in principal amount of 6.625% senior subordinated notes due 2021.
2022 new notes	$2,200 million in principal amount of 10.000% senior unsecured notes due 2022.
Maturity Date
2021 new notes	May 15, 2021
2022 new notes	December 1, 2022
Interest Payment Dates
2021 new notes	May 15 and November 15 of each year, commencing November 15, 2014. Interest will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from June 4, 2014.
2022 new notes	June 1 and December 1 of each year, commencing June 1, 2015. Interest will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 21, 2014.
Optional Redemption

2021 new notes

The Issuer may redeem some or all of the 2021 new notes at any time prior to May 15, 2017 at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption plus a "make-whole" premium. See "Description of 2021 New Notes—Redemption—Redemption at Make-Whole Premium." The Issuer may redeem some or all of the 2021 new notes on or after May 15, 2017 at the redemption prices listed under "Description of 2021 New Notes—Redemption—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

At any time prior to May 15, 2017, the Issuer may redeem up to 35% of the initially outstanding aggregate principal amount of the 2021 new notes at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, so long as such aggregate principal amount does not exceed the amount of net cash proceeds received by, or contributed to the capital of, Scientific Games Corporation from one or more equity financings. See "Description of 2021 New Notes—Redemption—Optional Redemption Upon Equity Offering."
2022 new notes

The Issuer may redeem some or all of the 2022 new notes at any time prior to December 1, 2018 at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption plus a "make-whole" premium. See "Description of 2022 New Notes—Redemption—Redemption at Make-Whole Premium." The Issuer may redeem some or all of the 2022 new notes on or after December 1, 2018 at the redemption prices listed under "Description of 2022 New Notes—Redemption—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

At any time on or prior to December 1, 2017, the Issuer may redeem up to 35% of the initially outstanding aggregate principal amount of the 2022 new notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, so long as such aggregate principal amount does not exceed the amount of net cash proceeds received by, or contributed to the capital of, Scientific Games Corporation from one or more equity financings. See "Description of 2022 New Notes—Redemption—Optional Redemption Upon Equity Offering."
Ranking
2021 new notes	The 2021 new notes will be the Issuer's senior unsecured subordinated obligations and will rank:
• junior in right of payment to all of the Issuer's existing and future senior indebtedness, including its indebtedness under the credit agreement, the secured notes and the 2022 new notes;

•

equal in right of payment with the Issuer's existing and future senior subordinated indebtedness, including its 6.250% senior subordinated notes due 2020 (the "2020 notes"), and the Issuer's guarantee of the 8.125% senior subordinated notes due 2018 issued by the Company (the "2018 notes");

• senior in right of payment to any of the Issuer's future indebtedness that is expressly subordinated in right of payment to the 2021 new notes; and
• structurally junior in right of payment to all of the liabilities of any of the Company's other subsidiaries that do not guarantee the 2021 new notes.
Similarly, the guarantee of each guarantor of the 2021 new notes will rank:

•

junior in right of payment to all of such guarantor's existing and future senior indebtedness, including its guarantee of the Issuer's indebtedness under the credit agreement, the secured notes and the 2022 new notes;

•

equal in right of payment with existing and future senior subordinated indebtedness of such guarantor, including, in the case of the Company, the 2018 notes and its guarantee of the 2020 notes and, in the case of each of the other guarantors, its guarantees of the 2018 notes and the 2020 notes;

• senior in right of payment to any future indebtedness of such guarantor that is expressly subordinated in right of payment to its guarantee of the 2021 new notes; and
• structurally junior in right of payment to all of the liabilities of any subsidiary of such guarantor if that subsidiary does not guarantee the 2021 new notes.
2022 new notes	The 2022 new notes will be the Issuer's senior unsecured obligations and will rank:

•

effectively subordinated to any of the Issuer's existing and future secured indebtedness, including the indebtedness under the credit agreement and the secured notes, to the extent of the value of the assets securing such indebtedness;

• pari passu in right of payment to any of the Issuer's existing and future senior indebtedness, including the indebtedness under the credit agreement and the secured notes;

•

senior in right of payment to any of the Issuer's existing and future indebtedness that is expressly subordinated in right of payment to the 2022 new notes, including the Issuer's 2020 notes and 2021 new notes and the Issuer's guarantee of the 2018 notes; and

• effectively subordinated to all of the liabilities of existing and future subsidiaries of the Company that do not guarantee the 2022 new notes.

Similarly, the guarantee of each guarantor of the 2022 new notes will rank:

•

effectively subordinated in right of payment to any of the existing and future secured indebtedness of such guarantor, including its guarantees of indebtedness under the credit agreement and the secured notes, to the extent of the value of its assets securing such indebtedness;

• pari passu in right of payment to any of the existing and future senior indebtedness of such guarantor, including its guarantees of indebtedness under of the credit agreement and the secured notes;

•

senior in right of payment to any existing and future indebtedness of such guarantor that is expressly subordinated in right of payment to its guarantee of the 2022 new notes, including such guarantor's guarantee of the 2018 notes, the 2020 notes and the 2021 new notes (or, in the case of the Company, its 2018 notes and its guarantee of the 2020 notes and the 2021 new notes); and

• effectively subordinated to all of the liabilities of existing and future subsidiaries of the Company that do not guarantee the 2022 new notes.
As of December 31, 2014:

•

the Issuer's and the guarantors' secured indebtedness was approximately $5,412.0 million (which excludes capital lease obligations of $35.3 million), comprised of indebtedness under the credit agreement (which excludes approximately $41.0 million of outstanding letters of credit) and the secured notes, and the Issuer had approximately $341.6 million of additional availability under the Credit Agreement (all of which would secured);

• the senior unsecured indebtedness of the Issuer and the guarantors was approximately $2,397.6 million, consisting of the 2022 old notes and $197.6 million of outstanding surety or performance bonds;

•

the Issuer and the guarantors had approximately $900.0 million of senior subordinated indebtedness outstanding, consisting of the 2018 notes, the 2020 notes and the 2021 old notes (or guarantees thereof); and

• our subsidiaries that are not guaranteeing the notes had outstanding total third-party liabilities of approximately $272.2 million, including trade payables.
Regulatory Redemption
The notes are subject to redemption requirements relating to gaming laws and regulations of gaming authorities in jurisdictions in which we conduct business. See "Description of the 2021 New Notes—Redemption—Regulatory Redemption" and "Description of 2022 New Notes—Redemption—Regulatory Redemption."

Change of Control	Upon the occurrence of a change of control (or, in the case of the 2021 new notes, a change of control repurchase event), the Issuer will be required to offer to repurchase the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the purchase date. See "Description of 2021 New Notes—Change of Control" and "Description of 2022 New Notes—Change of Control."
Certain Covenants	The indentures governing the new notes contain certain covenants which will, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur indebtedness or issue preferred stock;
• pay dividends or make distributions in respect of capital stock or make certain other restricted payments or investments;
• incur liens;
• sell assets, including capital stock of our restricted subsidiaries;
• agree to payment restrictions affecting restricted subsidiaries;
• enter into transactions with our affiliates; and
• merge, consolidate or sell substantially all of the Company's or the Issuer's assets.
These covenants are subject to important exceptions and qualifications. See "Description of 2021 New Notes—Covenants" and "Description of 2022 New Notes—Covenants."
No Public Market
The new notes are new securities and there is currently no established trading market for the new notes. The initial purchasers of the old notes have advised us that they presently intend to make a market in the new notes. However, you should be aware that they are not obligated to make a market in the new notes and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the new notes may not be available if you try to sell your new notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated quotation system.
Use of Proceeds	Neither the Issuer nor Scientific Games Corporation will receive any cash proceeds from the exchange offer. See "Use of Proceeds."
Risk Factors
Investment in the notes involves certain risks. You should carefully consider the information under "Risk Factors" and all other information included or incorporated by reference in this prospectus before investing in the notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratio of earnings to fixed charges for the years ended December 31, 2010, 2011, 2012, 2013 and 2014. For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of earnings (loss) before income tax expense (benefit) excluding earnings from equity method investments, plus fixed charges, and "fixed charges" consist of interest expense, including amortization of deferred financing costs, plus one-third of rental expense (this portion is considered to be representative of the interest factor). Earnings before fixed charges were inadequate to cover total fixed charges by $19.8 million, $37.6 million, $124.0 million, and $478.6 million for the years ended 2010, 2012, 2013, and 2014, respectively.

	Year ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	0.8	1.1	0.6	—	(0.5)x

RISK FACTORS

        Before making any decision to participate in the exchange offer, you should carefully consider the following risk factors in addition to the other information contained in this prospectus and incorporated by reference in this prospectus. In particular, you should refer to the information under "Risk Factors" included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.

        In addition to the risk factors relating to our business, the industries in which we operate and other matters included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, you should carefully consider the following risk factors related to the notes, which, except as otherwise indicated, are generally applicable to the old notes as well as the new notes. Any of these risks could materially and adversely affect our business, results of operations, cash flows or financial condition. The risks described below and incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, results of operations, cash flows or financial condition. In the following discussion of risk factors, when we refer to the term "note" or "notes," we are referring to both the old notes and the new notes to be issued in the exchange offer.

Risk Factors Relating to the Notes

Our level of indebtedness could adversely affect our results of operations, cash flows and financial condition.

        As of December 31, 2014, we had total indebtedness of $8,512.0 million (excluding approximately $41.0 million of outstanding letters of credit, $197.6 million of outstanding surety bonds and $35.3 million of capital lease obligations), consisting of borrowings under our credit agreement, the secured notes, the 2022 old notes, the 2021 old notes, the 2020 notes and the 2018 notes. Our debt service obligations could have an adverse impact on our results of operations, cash flow and financial condition for as long as the indebtedness is outstanding.

        Our level of indebtedness could affect our ability to obtain financing or refinance existing indebtedness; require us to dedicate a significant portion of our cash flow from operations to interest and principal payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures and other general corporate purposes; increase our vulnerability to adverse general economic, industry or competitive developments or conditions; and limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate or in pursuing our strategic objectives. In addition, we are exposed to the risk of higher interest rates as a significant portion of our borrowings are at variable rates of interest. If interest rates increase, the interest payment obligations under our non-hedged variable rate indebtedness would increase even if the amount borrowed remained the same and our results of operations, cash flows and financial condition would be negatively impacted. All of these factors could place us at a competitive disadvantage compared to competitors that may have less debt than we do. We may incur substantially more debt, including secured debt, or take other actions which may affect our ability to satisfy our obligations under the notes and our other indebtedness.

        The credit agreement and the indentures governing the secured notes, the notes, the 2020 notes and the 2018 notes will allow us to incur significant additional indebtedness in the future, including secured debt. For example, as of December 31, 2014, there was $341.6 million of additional availability under the revolving credit facility under our credit agreement. If we add new debt to our current debt levels, the related risks that we now face could intensify, making it less likely that we will be able to fulfill our obligations to holders of the notes. The terms of the indentures governing the notes permit us to incur substantial additional debt and will allow us to issue additional secured debt under certain circumstances, which would also be guaranteed by the guarantors and would share in the collateral that secure our indebtedness under the credit agreement and the secured notes (and the guarantees thereof). The indentures will also allow our foreign subsidiaries to incur additional debt, which would be structurally senior to the notes. In addition, the indentures will not prevent us from incurring other liabilities that do not constitute indebtedness. See "Description of 2021 New Notes" and "Description of 2022 New Notes."

Under the indentures that govern the notes, we would have had the capacity to make certain payments, including dividends.

        The indentures that govern the notes limit our ability to make certain payments, including dividends or distributions in respect of shares of our capital stock, the purchase, redemption, or retirement of any equity interests, and restricted investments. However, these limitations are subject to a number of exceptions, including certain exceptions based on a calculation of our net income, equity issuances, receipt of distributions and returns of capital with respect to certain investments. Accordingly, we will have had the capacity to make certain restricted payments (a portion of which is available only upon achievement of a minimum fixed charge coverage test) under the indentures (in addition to certain permitted investments). See "Description of 2021 New Notes—Covenants—Limitation on Restricted Payments" and "Description of 2022 New Notes—Covenants—Limitation on Restricted Payments."

We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under the Credit Agreement to finance required capital expenditures under new contracts, service our indebtedness and meet our other cash needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful. These obligations require a significant amount of cash.

        Our gaming participation and lottery systems businesses generally require significant upfront capital expenditures for gaming machine or lottery terminal assembly, software customization and implementation, systems and equipment installation and telecommunications configuration. In connection with a renewal or bid of a gaming machine or lottery systems contract, a customer may seek to obtain new equipment or impose new service requirements, which may require additional capital expenditures in order to retain or win the contract. Historically, we have funded these upfront costs through cash flows generated from operations, available cash on hand and borrowings. Our ability to generate revenue and to continue to procure new contracts will depend on, among other things, our then present liquidity levels or our ability to obtain additional financing on commercially reasonable terms.

        If we do not have adequate liquidity or are unable to obtain financing for these upfront costs on favorable terms or at all, we may not be able to bid on certain contracts, which could restrict our ability to grow and have a material adverse effect on our results of operations, cash flows and financial condition. Moreover, we may not realize the return on investment that we anticipate on new or renewed contracts due to a variety of factors, including lower than anticipated retail sales or amounts wagered, higher than anticipated capital or operating expenses and unanticipated regulatory developments or litigation. We may not have adequate liquidity to pursue other aspects of our strategy, including bringing our products and services to new customers or new or underpenetrated geographies (including through equity investments) or pursuing strategic acquisitions.

        Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our lenders, including the lenders participating in our revolving credit facilities under the credit agreement, may become insolvent or tighten their lending standards, which could make it more difficult for us to borrow under our revolving credit facilities or to obtain other financing on favorable terms or at all. Our results of operations, cash flow and financial condition would be adversely affected if we were unable to draw funds under our revolving credit facilities because of a lender default or to obtain other cost-effective financing. Any default by a lender in its obligation to fund its commitment under our revolving credit facilities (or its participation in letters of credit) could limit our liquidity to the extent of the defaulting lender's commitment. If we are unable to generate sufficient cash flow in the future to meet our commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. We cannot assure you that any of these actions could be completed on a timely basis or on satisfactory terms or at all, or that these actions would enable us to continue to satisfy our capital requirements. Moreover, our existing debt agreements contain, and our future debt agreements may contain, restrictive covenants that may prohibit us from adopting these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt. See "Description of Other Indebtedness," "Description of 2021 New Notes" and "Description of 2022 New Notes."

The agreements governing our debt, including the notes, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the notes and our other indebtedness.

        Agreements governing our indebtedness, including the indentures (and the indentures governing the secured notes, the 2020 notes and the 2018 notes) and the credit agreement, impose, and future financing agreements are likely to impose, operating and financial restrictions on our activities which may adversely affect our ability to finance future operations or capital needs or to engage in new business activities. In some cases, these restrictions require us to comply with or maintain certain financial tests and ratios. Subject to certain exceptions, our Credit Agreement and/or indentures restrict our ability to, among other things:

  •
  declare dividends or redeem or repurchase capital stock;

  •
  prepay, redeem or purchase other debt;

  •
  incur liens;

  •
  make loans, guarantees, acquisitions and investments;

  •
  incur additional indebtedness;

  •
  engage in sale and leaseback transactions;

  •
  amend or otherwise alter debt and other material agreements;

  •
  engage in mergers, acquisitions or asset sales;

  •
  engage in transactions with affiliates;

  •
  enter into arrangements that would prohibit us from granting liens or restrict our ability to pay dividends, make loans or transfer assets among our subsidiaries; and

  •
  alter the business we conduct.

        In addition, our credit agreement requires us to maintain a maximum consolidated net first lien leverage ratio on a quarterly basis. As a result of these covenants, we are limited in the manner in which we can conduct our business, and may be unable to engage in favorable business activities or finance future operations or capital needs. See "Description of Other Indebtedness," "Description of 2021 New Notes" and "Description of 2022 New Notes."

        Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. Such a default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the indentures. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

        We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements or that we will be able to refinance our debt on terms acceptable to us, or at all.

Our credit ratings may not reflect the risks of investing in the notes.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due and include many subjective factors. Consequently, real or anticipated changes in our credit ratings will generally affect the value of the notes. Also, these credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating. There can be no assurance that our credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by a rating agency, if, in that rating agency's judgment, circumstances so warrant. There can also be no assurance that our credit ratings will reflect all of the factors that would be important to holders of the notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the value of the notes, may increase our borrowing costs and may negatively impact our ability to incur additional debt.

The Issuer will rely in part on its subsidiaries and the other subsidiaries of the Company for funds necessary to meet its financial obligations, including the notes and our other indebtedness.

        We conduct a significant portion of our activities through subsidiaries other than the Issuer. The Issuer will depend in part on those subsidiaries for dividends and other payments to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on the notes. We cannot assure you that the earnings from, or other available assets of, these operating subsidiaries, together with the Issuer's operations, will be sufficient to enable the Issuer to pay principal or interest on the notes when due.

        Federal and state fraudulent transfer and conveyance statutes and similar laws may permit courts, under specific circumstances, to avoid the notes, the guarantees and/or security interests related to the secured notes, to require noteholders to return payments received from us or the guarantors, and to take other actions detrimental to the noteholders.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the delivery of any guarantees of the notes, including the guarantees by the guarantors entered into upon issuance of the notes and guarantees (if any) that may be entered into thereafter under the terms of the indentures. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the issuance of the notes and the delivery of guarantees could be avoided as fraudulent transfers or conveyances if a court determined that the Issuer, at the time it issued the notes, or any of the guarantors, at the time it delivered the applicable guarantee (or, in some jurisdictions, at the time payment became due under the notes or a guarantee thereof):

  •
  issued the notes or provided the applicable guarantee, as the case may be, with the intent of hindering, delaying or defrauding any present or future creditor; or

  •
  received less than reasonably equivalent value or fair consideration for issuing the notes or providing such guarantee, as the case may be, and

  •
  one of the following applies:

  •
  it was insolvent or rendered insolvent by reason of such issuance, provision, or granting,

  •
  it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or

  •
  it intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by the debtor or guarantor under the notes or guarantee of the notes could be voided and required to be returned to the debtor or guarantor, as the case may be, or deposited in a fund for the benefit of the creditors of the debtor or guarantor.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of the notes and/or such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred such that we cannot be certain as to the standards a court would use to determine whether the Issuer or a guarantor was solvent at the relevant time which, if applicable in a particular jurisdiction, may be when payment became due under the notes or a guarantee. Regardless of the actual standard applied by the court, we cannot be certain that the issuance of the notes or a guarantee would not be avoided. The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor or a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        To the extent that a court avoids or otherwise finds unenforceable for any other reason the notes or a guarantee, your claims against the Issuer or the relevant guarantor would be eliminated or limited. In addition, the court might direct you to repay any amounts already received from the Issuer or such guarantor. Further, the avoidance of the notes or a related guarantee could result in an event of default with respect to our other debt that, in turn, could result in acceleration of such debt.

        In certain circumstances, a court may subordinate claims in respect of the notes or a guarantee to all other debts of an Issuer or a guarantor, or take other actions detrimental to the noteholders, based on equitable or other grounds. We cannot be certain as to the standards that a court might apply and whether it might find such subordination or other actions appropriate.

        Each guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law or may reduce or eliminate the guarantor's obligation to an amount that effectively makes the guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. (which was reinstated on other grounds by the United States Court of

Appeals for the Eleventh Circuit) found a savings clause provision in that case to be ineffective and held the guarantees at issue in that case to be fraudulent transfers and voided them in their entirety.

        Even if the guarantees of the notes remain in force, the remaining amount due and collectible under the guarantee may not be sufficient to pay the notes in full when due.

Because each guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

        Holders of notes will have the benefit of the guarantees of certain of our domestic restricted subsidiaries. The guarantees, however, are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. In addition, guarantees provided after the issue date of the notes may be especially subject to challenge as an avoidable preference under certain circumstances. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending on (among other things) the amount of other obligations of such guarantor. Furthermore, under the circumstances discussed more fully above, a court under applicable fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor.

        As a result, a guarantor's liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee issued by a company that is not in the company's corporate interests, the burden of which exceeds the benefit to the company or which is entered into within a certain period prior to insolvency or bankruptcy, may not be valid and enforceable. It is possible that a guarantor, a creditor of a guarantor or the insolvency administrator in the case of an insolvency of a guarantor may contest the validity and enforceability of the guarantee and that the applicable court may determine the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee obligation apply, the notes would be structurally subordinated to all liabilities of the applicable guarantor.

The notes will be structurally subordinated to the obligations of the Company's non-guarantor subsidiaries. Your right to receive payment on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

        Some but not all of the Company's subsidiaries guarantee the notes. The Company's foreign subsidiaries are not guarantors of the notes. Furthermore, a subsidiary guarantee of the notes may be released under the circumstances described under "Description of 2021 New Notes—Guarantees" and "Description of 2022 New Notes—Guarantees." The Issuer's obligations under the notes and the guarantors' obligations under the guarantees are structurally subordinated to the obligations of our non-guarantor subsidiaries (or to those of any subsidiary whose guarantee is voided as provided above). Holders of notes will not have any claim as a creditor against the Company's subsidiaries that are not guarantors of the notes. Therefore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, the rights of the holders of notes to participate in the assets of such non guarantor subsidiary will rank behind the claims of that subsidiary's creditors, including trade creditors (except to the extent we have a claim as a creditor of such subsidiary) and preferred stockholders of such subsidiaries, if any. For the year ended December 31, 2014, the Company's non-guarantor subsidiaries had operating revenue of $629.0 million and operating income of $41.4 million. As of December 31, 2014, the Company's non-guarantor subsidiaries represented approximately 20.4% of our total assets.

Your right to receive payments on the 2021 old notes and the 2021 new notes is subordinated to the Issuer's senior debt and the senior debt of the guarantors.

        Payment on the 2021 old notes and the 2021 new notes will be subordinated in right of payment to all of the Issuer's and the guarantors' senior debt, including obligations under the credit agreement, the secured notes and the 2022 new (or old) notes. As a result, upon any distribution to the Issuer's or the guarantors' creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer or the guarantors or its or their property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the 2021 old notes and the 2021 new notes. In these cases, sufficient funds may not be available to pay all of our creditors, and holders of 2021 old notes or 2021 new notes may receive less, ratably, than the holders of senior debt and, due to the turnover provisions in the indenture, less, ratably, than the holders of unsubordinated obligations, including trade payables. See "Description of 2021 New Notes—Ranking." In addition, all payments on the 2021 old notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for limited periods in the event of certain nonpayment defaults under the credit agreement.

We may be unable to finance a change of control offer.

        If certain change of control events occur, the Issuer will be required to make an offer for cash to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any. However, we cannot assure you that the Issuer will have the financial resources necessary to purchase the new notes upon a change of control or that it will have the ability to obtain the necessary funds on satisfactory terms, if at all. A change of control may result in an event of default under our credit agreement and may result in a default under other of our indebtedness that may be incurred in the future and would also require us to offer to purchase the secured notes, the 2020 notes and the 2018 notes at 101% of the principal amount thereof, plus accrued and unpaid interest. Our credit agreement prohibits the purchase of outstanding notes prior to repayment of the borrowings under the credit agreement, subject to certain exceptions, and any exercise by the holders of the notes, the secured notes, the 2020 notes and the 2018 notes of their right to require us to repurchase the notes may cause an event of default under our credit agreement. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would constitute a "Change of Control" under the indentures. See "Description of 2021 New Notes—Change of Control" and "Description of 2022 New Notes—Change of Control."

Investors may not be able to determine when a change of control giving rise to their right to have the notes repurchased by the Issuer has occurred following a sale of "substantially all" of our assets.

        A change of control (or, in the case of the 2021 new notes and 2021 old notes, a change of control repurchase event), as defined in the indentures governing the notes, will require the Issuer to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase their notes as a result of a sale, lease or transfer of less than all of the Issuer's assets to another individual, group or entity may be uncertain.

You may be required to dispose of, or we may be permitted to redeem, the notes pursuant to gaming laws.

        Certain gaming authorities currently may require a holder of the notes to be licensed or found qualified or suitable under applicable laws and regulations. It is possible that gaming authorities in additional jurisdictions could impose similar requirements. If, at any time, a holder of notes is required to be licensed or found qualified under any applicable gaming laws or regulations and that holder does not become so licensed or found qualified or suitable, the Issuer will have the right, at its option, (1) to require that holder of notes to dispose of all or any portion of those notes within 60 days after the holder receives notice of that finding, or at some other time as prescribed by the applicable gaming authorities, or (2) to redeem the notes of that holder upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to the lesser of the principal amount thereof, or the price at which such holder or beneficial owner acquired the notes, together with, in each case, accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such gaming authority (or if such gaming authority restricts the redemption price to a lesser amount, then such lesser amount shall be the redemption price).

If a bankruptcy petition were filed by or against us in the United States, the allowed claim for the notes may be less than the principal amount of the notes stated in the indentures.

        If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be allowed in an amount equal to the sum of:

  •
  the original issue price of the notes; and

  •
  that portion of the stated principal amount of the notes that exceeds the issue price of such notes, if any, that does not constitute "unmatured interest" for the purposes of the U.S. Bankruptcy Code.

        Any such discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest, which is not allowable as part of a bankruptcy claim under the U.S. Bankruptcy Code. Accordingly, holders of notes under these circumstances may receive an amount that is less than the principal amount of the notes.

We are exposed to the risk of higher interest rates.

        Our indebtedness under the credit agreement has variable rates of interest, which exposes us to the risk of higher interest rates. We have entered into floating to fixed interest rate swap (and swaption) agreements to fix a portion of our floating LIBOR-based debt under the credit agreement; however, if interest rates were to increase, the interest payment obligations under our remaining variable rate indebtedness would increase even if the amount borrowed remained the same, which could have a material adverse effect on our business, results of operation, cash flows or financial condition.

The 2022 old notes were issued with original issue discount for U.S. federal income tax purposes.

        The 2022 old notes were issued with original issue discount for U.S. federal income tax purposes. As a result, investors in the 2022 new notes that are subject to U.S. federal income taxation will be subject to special rules relating to the accrual of income for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations Relating to the Exchange of 2022 Old Notes for 2022 New Notes and the Ownership and Disposition of the 2022 New Notes."

Risk Factors Relating to the Exchange Offer

If you fail to follow the exchange offer procedures, your old notes will not be accepted for exchange.

        We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of this exchange offer only after timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your old notes. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your old notes, we will not accept your old notes for exchange. Neither we nor the exchange agent is required to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

Any outstanding old notes after the consummation of the exchange offer will continue to be subject to existing transfer restrictions, and the holders of old notes after the consummation of the exchange offer may not be able to sell their old notes.

        We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act, subject to certain exceptions. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes because there will be fewer old notes outstanding. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing transfer restrictions.

Lack of an active market for the new notes may adversely affect the liquidity and market price of the new notes.

        We do not intend to apply for a listing of the new notes on any securities exchange. We do not know if an active public market for the new notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the new notes, the ability of holders to sell their new notes or the price at which holders may sell their new notes. In addition, the liquidity and the market price of the new notes may be adversely affected by changes in the overall market for securities similar to the new notes, by changes in our business, results of operations, cash flows or financial condition, and by changes in conditions in the industries in which we operate. In addition, if a large amount of old notes are not tendered or are tendered improperly, the amount of new notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such new notes.

The market price for the new notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market for the new notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your new notes.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreements.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2014. You should read this table in conjunction with "Selected Financial Data" and our consolidated financial statements and accompanying notes and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included in our Annual Report on Form 10-K for the year ended December 31, 2014, which report is incorporated herein by reference.

($ in millions)	As of December 31, 2014
Cash and cash equivalents(1)	$171.8

Debt:
Credit Facilities:
Revolver, varying interest rate, due 2018(2)	$185.0
Term loan, varying interest rate, due 2020(3)	2,267.6
Term loan, varying interest rate, due 2021(4)	1,980.3
8.125% senior subordinated notes due 2018	250.0
6.250% senior subordinated notes due 2020	300.0
6.625% senior subordinated notes due 2021	347.8
7.000% senior secured notes due 2022	950.0
10.000% senior unsecured notes due 2022	2,200.0
Capital lease obligations	35.3

Total debt	8,516.0
Stockholders' equity:
Class A Common	1.0
Additional paid-in-capital	743.2
Accumulated loss	(470.7)
Treasury stock, at cost	(175.2)
Accumulated other comprehensive income	(94.4)

Total stockholders' equity	3.9

Total capitalization	$8,519.9

(1)
Cash and cash equivalents does not reflect $44.0 million of current and non-current restricted cash as of December 31, 2014.

(2)
At December 31, 2014, availability under our $567.6 million revolving credit facility was $341.6 million as there were $185.0 million of borrowings and $41.0 million of letters of credit outstanding. On February 11, 2015, the amount of our revolving credit facility was increased by $25.0 million to $592.6 million.

(3)
Principal balance of $2,277.0 million less unamortized balance of loan discount in the amount $9.4 million as of December 31, 2014.

(4)
Principal balance of $2,000.0 million less unamortized balance of loan discount in the amount $19.7 million as of December 31, 2014.

(5)
Principal balance of $350.0 million less unamortized balance of loan discount in the amount $2.2 million as of December 31, 2014.

 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

        On November 21, 2014, Scientific Games Corporation ("Scientific Games" or the "Company") acquired Bally Technologies, Inc. ("Bally") through the merger of a wholly owned subsidiary of the Company with and into Bally, with Bally surviving the merger as a wholly owned subsidiary of Scientific Games. At the closing of the Bally acquisition, each outstanding share of Bally common stock, par value $0.10, was converted into the right to receive $83.30 per common share in cash, without interest. The aggregate amount paid by the Company for all of the equity securities of Bally was approximately $3.2 billion.

        The following unaudited pro forma combined statement of operations has been prepared to illustrate the effect of the following transactions:

  •
  the Company's acquisition of Bally on November 21, 2014 (the "Bally Acquisition");

  •
  Bally's acquisition of SHFL on November 25, 2013 (the "SHFL Acquisition");

  •
  Bally's acquisition of Dragonplay Ltd. ("Dragonplay") on July 1, 2014 (the "Dragonplay Acquisition");

  •
  the issuance of $350 million in aggregate principal amount of the 2021 old notes by the Issuer and subsequent purchase and redemption of its 9.250% senior subordinated notes due 2019 (the "2019 notes"), which was funded, in part, with the net proceeds from the issuance of the 2021 old notes (collectively, the "2014 Refinancing Transactions");

  •
  the amendment of the credit agreement on October 1, 2014 in connection with the Bally acquisition to, among other things, increase the capacity under the revolving credit facility by $267.6 million, and the entry into an escrow credit agreement providing for a new, senior secured incremental term loan facility in a total principal amount of $2.0 billion (which subsequently became a term loan facility under the credit agreement); total borrowings under the upsized revolving credit facility and the incremental term loan facility (collectively, the "New Credit Facilities") at the closing of the Bally acquisition were $2.2 billion; and

  •
  in connection with the Bally acquisition, the issuance of $950 million in aggregate principal amount of the secured notes and $2.2 billion in aggregate principal amount of the 2022 old notes on November 21, 2014 (collectively, the "Senior Notes Offering" and, together with the borrowings under the New Credit Facilities, the "Bally Acquisition Financing Transactions").

        The proceeds from the New Credit Facilities and the Senior Notes Offering were used, in part, to finance the consideration paid in the Bally Acquisition, to repay indebtedness of Bally and to pay related acquisition and financing fees and expenses. The Bally Acquisition, the other acquisitions and the related financing transactions listed above are collectively referred to herein as the "Transactions."

        The following unaudited pro forma combined statement of operations has been derived by the application of pro forma adjustments to the historical audited and/or unaudited consolidated statements of operations of Scientific Games, Bally, SHFL and Dragonplay. The following unaudited pro forma combined statement of operations gives effect to the SHFL Acquisition, the Dragonplay Acquisition and the Bally Acquisition under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations ("ASC 805"), with Scientific Games treated as the acquirer in the Bally acquisition, and Bally treated as the acquirer in the SHFL Acquisition and Dragonplay Acquisition. The historical consolidated financial information has been adjusted in the unaudited pro forma combined statement of operations to give effect to pro forma adjustments that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) expected to have a continuing impact on the combined results of the Company.

        The unaudited pro forma combined statement of operations for the year ended December 31, 2014 combines the historical results of operations of Scientific Games, Bally, SHFL and Dragonplay giving effect to the SHFL Acquisition, the Dragonplay Acquisition, the Bally Acquisition and the other Transactions as if they occurred on January 1, 2014. The combined pro forma impacts of the SHFL Acquisition and the Dragonplay Acquisition are reflected in the column "Bally Pro Forma" in the unaudited pro forma combined statement of operations and are herein referred to as "Bally Pro Forma." As of the date of this prospectus, an unaudited pro forma balance sheet is not required as the Transactions are reflected in the Company's most recently issued balance sheet included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.

        The unaudited pro forma combined statement of operations do not reflect future events that may occur following the Transactions, including, but not limited to, the expected realization of anticipated operating synergies and certain costs expected to be incurred in connection with realizing anticipated operating synergies and integration activities, including, but not limited to, costs in connection with integrating the operations of Scientific Games with Bally. However, the unaudited pro forma statements of operations reflect operating synergies and certain charges, such as integration costs and restructuring charges, which Scientific Games recognized related to the WMS acquisition and Bally recognized related to the SHFL Acquisition and Dragonplay Acquisition in their respective historical financial statements; no pro forma adjustment has been reflected to give effect to future operating synergies that Scientific Games and Bally management expect to achieve as a result of the WMS acquisition, the Dragonplay Acquisition and the Bally Acquisition or the costs necessary to achieve these anticipated costs savings.

        The unaudited pro forma combined statements of operations are for informational purposes only and are based on the estimates and assumptions set forth in the accompanying notes. They do not purport to indicate the results that would actually have been obtained had the Transactions been completed on January 1, 2014 or for the period presented, or which may be realized in the future. We have recorded Bally's assets acquired and liabilities assumed based on our preliminary estimates of their fair values at the acquisition date of November 21, 2014. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated lives of depreciable and amortizable tangible and identifiable intangible assets) requires significant judgment and estimate. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows. The estimated fair values of Bally's assets acquired and liabilities assumed and resulting goodwill are subject to adjustment as the Company finalizes its fair value analysis. The significant items for which a final fair value has not been determined as of the date of this registration statement include accrued liabilities, deferred income taxes and other long-term liabilities. We expect to complete our fair value determinations no later than the fourth quarter of 2015. We do not expect our fair value determinations to change; however, there may be differences compared to those amounts reflected in our consolidated financial statements at December 31, 2014 as we finalize our fair value analysis and such changes could be material.

        The pro forma combined statement of operations should be read in conjunction with:

  •
  the accompanying notes to the unaudited pro forma combined statement of operations;

  •
  the separate historical consolidated financial statements of the Company as of and for the year ended December 31, 2014, included in the Company's Annual Report on Form 10-K and incorporated by reference herein;

  •
  the separate historical consolidated financial statements of Bally as of and for the year ended June 30, 2014, included in Scientific Games' Current Report on Form 8-K filed on April 10, 2015 and incorporated by reference herein;

  •
  the separate historical unaudited consolidated interim financial statements of Bally as of and for the three months ended September 30, 2014, included in Scientific Games' Current Report on Form 8-K filed on April 10, 2015 and incorporated by reference herein; and

  •
  SHFL's audited consolidated financial statements and the related notes thereto for the year ended October 31, 2013 included as Exhibit 99.1 to Bally's Current Report on Form 8-K/A filed on February 10, 2014 and not incorporated by reference herein.

 Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2014

						Note 3
		Bally January 1, 2014 - September 30, 2014	Bally October 1, 2014 - November 21, 2014	Note 2		Dragonplay January 1, 2014 - June 30, 2014		Note 5
	Scientific Games As Reported			Pro Forma and Other Adjustments			Bally Pro Forma	Pro Forma and Other Adjustments		Scientific Games Pro Forma
Statement of operations data:
Revenue:
Instant games	$533.0	$—	$—	$—		$—	$—	$—		$533.0
Services	788.5	396.4	56.6	—		16.6	497.9	—		1,258.1
Product sales	464.9	605.0	84.9	—		—	661.6	—		1,154.8

Total revenue	1,786.4	1,001.4	141.5	—		16.6	1,159.5	—		2,945.9
Operating expenses:
Cost of instant games(1)	291.4	—	—	—		—	—	—		291.4
Cost of services(1)	283.7	127.7	26.3	—		4.8	158.8	(71.7)	a	370.8
Cost of product sales(1)	274.3	242.2	25.3	(5.3)	a	—	262.2	(6.6)	b	529.9
Selling, general and administrative expenses	507.7	272.9	67.5	(7.0)	b	6.7	340.1	(119.8)	c	728.0
Research and development	117.0	108.1	18.5	—		—	126.6	—		243.6
Employee termination and restructuring costs	30.7	—	—	—		—	—	—		30.7
Depreciation and amortization	454.3	62.4	12.1	2.7	c	3.9	81.0	234.6	d	770.0

Operating income (loss)	(172.7)	188.1	(8.2)	9.5		1.3	190.7	(36.6)		(18.6)
Other income (expense):
Interest expense	(307.2)	(58.9)	(10.2)	—		—	(69.1)	(285.7)	e	(662.0)
Loss from equity investments	(7.6)	—	—	—		—	—	—		(7.6)
Loss on early extinguishment of debt	(25.9)	(7.3)	—	—		—	(7.3)	25.9	f	(7.3)
Gain on sale of equity interest	14.5	—	—	—		—	—	—		14.5
Other (expense) income, net	4.0	0.5	0.4	—		—	0.9	—		4.9

Total other expense, net	(322.2)	(65.7)	(9.8)	—		—	(75.5)	(259.8)		(657.4)

Net (loss) income from continuing operations before income taxes	(494.9)	122.4	(18.0)	9.6		1.3	115.2	(296.4)		(676.0)
Income tax (expense) benefit	260.6	(54.1)	9.2	(3.4)	d	1.0	(47.3)	33.0	g	246.3

Net (loss) income from continuing operations	$(234.3)	$68.3	$(8.8)	$6.2		$2.2	$67.9	$(263.3)		$(429.7)

Basic and diluted net loss per share:
Basic from continuing operations	(2.77)									(5.08)
Diluted from continuing operations:	(2.77)									(5.08)
Weighted average number of shares used in per share calculations:
Basic shares	84.6									84.6
Diluted shares	84.6									84.6

(1)
Exclusive of depreciation and amortization.

NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share amounts)

1. Description of Bally Acquisition and basis of presentation

        On November 21, 2014, the Company acquired Bally through the merger of a wholly owned subsidiary of the Company with and into Bally, with Bally surviving the merger as a wholly owned subsidiary of Scientific Games. At the closing of the Bally Acquisition, each outstanding share of Bally common stock, par value $0.10, was converted into the right to receive $83.30 per common share in cash, without interest.

        Equity awards granted by Bally following August 1, 2014, the date of the merger agreement, were not cancelled but instead were converted into equivalent Scientific Games restricted stock units ("RSUs") using a customary exchange ratio of Bally's stock price to Scientific Games' stock price on the closing date.

        The SHFL Acquisition, Dragonplay Acquisition and Bally Acquisition are reflected in the unaudited pro forma combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, with Scientific Games treated as the accounting and legal acquirer in the Bally Acquisition and Bally treated as the legal and accounting acquirer in the SHFL Acquisition and the Dragonplay Acquisition. In accordance with ASC 805, the assets acquired and liabilities assumed have been measured at fair value. The fair values of the assets acquired and liabilities assumed in the SHFL Acquisition are finalized. As of the date of this prospectus, the significant items for which a final fair value has not been determined for the Bally Acquisition include accrued liabilities, deferred income taxes and other long-term liabilities. We expect to complete our fair value determinations no later than the fourth quarter of 2015. We do not expect our fair value determinations to change; however, there may be differences compared to those amounts reflected in our consolidated financial statements at December 31, 2014 as we finalize our fair value analysis and such changes could be material.

        For purposes of estimating the fair value, where applicable, of the assets acquired and liabilities assumed as reflected in the unaudited pro forma combined statement of operations, Scientific Games and Bally have applied the guidance in ASC 820, Fair Value Measurements and Disclosures ("ASC 820"), which establishes a framework for measuring fair value in each of their respective acquisitions. In accordance with ASC 820, fair value is an exit price and is defined as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

        The historical financial information of Scientific Games and Bally has been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Scientific Games' historical financial information was derived from its audited financial statements and Bally's historical financial information was derived from a combination of its audited and unaudited financial statements from January 1, 2014 to its date of its acquisition by Scientific Games. The historical financial statements for Dragonplay have been prepared in accordance with generally accepted accounting principles in Israel ("Israeli GAAP"). Dragonplay's historical financial information was derived from its unaudited financial statements from January 1, 2014 to its date of its acquisition by Bally. Any measurement differences in applying accounting principles between Israeli GAAP and U.S. GAAP as they apply to Dragonplay would not be considered material to the unaudited pro forma combined statement of operations.

        The unaudited pro forma combined statement of operations for the year ended December 31, 2014 were prepared in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X under the

Securities Act. The unaudited pro forma combined statement of operations is based upon the historical information of the respective companies. The unaudited pro forma combined statement of operations for the year ended December 31, 2014 combines the historical results of operations of Scientific Games, Bally, SHFL, and Dragonplay giving effect to the SHFL Acquisition, Dragonplay Acquisition and the Transactions as if they occurred on January 1, 2014. The unaudited pro forma combined statement of operations does not reflect all of the operating synergies that Scientific Games and Bally management expect to achieve as a result of Scientific Games' acquisition of WMS, the SHFL Acquisition, the Dragonplay Acquisition and the Bally Acquisition, respectively, or the costs necessary to achieve these anticipated costs savings.

2. Pro forma adjustments related to the SHFL Acquisition

        The pro forma adjustments included in the unaudited pro forma statement of operations for the year ended December 31, 2014 related to the SHFL Acquisition are as follows:

  (a)
  Cost of product sales—Adjustment of $5.3 million to reverse the impact of purchase accounting adjustments on the carrying value of SHFL's finished goods inventory as this amount is directly attributable to the SHFL Acquisition and will not have a continuing impact on the combined results.

  (b)
  SG&A—Adjustment to reverse the acquisition-related fees and expenses of $7.0 million as such amount is directly attributable to the SHFL Acquisition and will not have a continuing impact on the combined results.

  (c)
  D&A—Adjustment of $2.8 million to reflect the depreciation and amortization ("D&A") expense associated with the $46 million fair value of intangible in-process research and development ("IPR&D") acquired in relation to the SHFL Acquisition. The pro forma adjustment reflects D&A as if the acquired IPR&D had reached commercial feasibility upon completion of the SHFL Acquisition.

  (d)
  Income tax (expense) benefit—Adjustment to reflect the tax effects of the pro forma adjustments made to the unaudited combined pro forma statement of operations calculated at the statutory rates in effect in each significant jurisdiction.

3. Preliminary pro forma adjustments related to the Dragonplay Acquisition

        The historical financial statements for Dragonplay have been prepared in accordance with Israeli GAAP and reported in U.S. dollars. Any measurement differences in applying accounting principles between Israeli GAAP and U.S. GAAP as they apply to Dragonplay would not be considered material to the unaudited pro forma combined statement of operations.

        Note that the column "Dragonplay" in the unaudited pro forma combined statement of operations includes the historical results of Dragonplay, as well as pro forma adjustments related to the Dragonplay Acquisition. The pro forma adjustments included in the unaudited pro forma combined statement of operations related to the Dragonplay Acquisition are as follows:

  (a)
  D&A—Upon the completion of the Dragonplay Acquisition, the carrying values of Dragonplay's tangible and intangible assets were adjusted to their estimated fair value. The amount of $3.9 million includes the pro forma adjustment of $3.8 million representing additional amortization expense associated with the $34.1 million change in fair value of acquired identifiable intangible assets (primarily core technology and content) that will be amortized on a straight-line basis over an estimated useful life of five years. The estimated useful lives for the acquired intangible assets are commensurate with the time period expected for their benefit.

  (b)
  Income tax (expense) benefit—Amount includes the tax effects of the pro forma adjustments made to the unaudited pro forma combined statement of operations calculated at the statutory rates in effect in each significant jurisdiction.

4. Preliminary purchase price allocation related to the Bally Acquisition

        The Bally Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

        The purchase price for the Bally Acquisition is presented below (in millions, except for share price):

Purchase price for Bally common stock (37.9 shares at $83.30 per share)	$3,158.1
Payments in respect of vested Bally stock options, RSUs, restricted shares and performance units, inclusive of tax(1)	42.4

Total estimated value of consideration transferred	$3,200.5

(1)
The total payment in respect of outstanding stock options, RSUs restricted shares, and performance units, inclusive of tax, was $83.4 million, $42.4 million of which related to the vested portion of these awards and has been treated as part of the total merger consideration. The remaining payment of $41.0 million relates to unvested equity awards that were cancelled upon the closing of the Bally Acquisition and has been recorded as post-combination expense and not as part of the total merger consideration.

        The preliminary allocation of the purchase price to the fair values of assets acquired and liabilities assumed in the Bally Acquisition is presented below (in millions):

At November 21, 2014
Total estimated value of consideration transferred	$3,200.5

Cash and cash equivalents	59.9
Restricted cash	16.0
Accounts receivable	217.1
Notes receivable	22.0
Inventories	134.0
Deferred income taxes, current portion	32.4
Prepaid expenses, deposits and other current assets	71.6
Property and equipment	335.3
Restricted long-term cash and investments	19.3
Intangible assets	1,800.3
Software	308.4
Other assets	61.8

Total assets	3,078.0

Long-term debt, including amounts due within one year	1,882.9
Accounts payable	33.0
Accrued liabilities	133.7
Deferred income taxes	747.0
Other long-term liabilities	37.0

Net assets to be acquired	244.4

Goodwill	$2,956.1

5. Pro forma adjustments related to the Bally Acquisition, the Bally Acquisition Financing Transactions and the 2014 Refinancing Transactions

        The preliminary pro forma adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2014 related to the Bally Acquisition, the Bally Acquisition Financing Transactions and the 2014 Refinancing Transactions are presented below:

  (a)
  Cost of services—Adjustment of $71.7 million to reflect the reclassification of historical Bally depreciation expense from cost of services to the D&A line item in accordance with Scientific Games' presentation.

  (b)
  Cost of product sales—Adjustment of $6.6 million to reverse the impact of purchase accounting adjustments on the carrying value of Bally's finished goods inventory as this amount is directly attributable to the Bally Acquisition and will not have a continuing impact on the combined results.

  (c)
  SG&A—Amount includes (1) an adjustment to reverse acquisition-related fees and expenses of $59.5 million as such amounts are directly attributable to the Bally Acquisition and will not have a continuing impact on the combined results; (2) the reclassification of $19.3 million in regulatory product approval expenses from selling, general and administrative expense ("SG&A") to the D&A line item in accordance with Scientific Games' presentation; and (3) the removal of $41.0 million related to the expense associated with the cancellation and subsequent payment of Bally equity awards as such amount is non-recurring in nature and will not have a continuing impact on the combined results.

  (d)
  D&A—Adjustment reflects (1) D&A expense of $143.7 million associated with the fair value of the tangible and intangible assets acquired in relation to the Bally Acquisition; (2) the reclassification of historical Bally depreciation expense from cost of services to the D&A line item of $71.7 million in accordance with Scientific Games' presentation; and (3) the reclassification of regulatory product approval expenses from SG&A to D&A of $19.3 million in accordance with Scientific Games' presentation. The estimated useful lives for the respective assets are commensurate with the time period expected for their benefit. The D&A expense for the assets acquired is as follows (in millions):

Property and Equipment	Remaining useful life range (in years)	Fair values at November 21, 2014	D&A expense for Year Ended December 31, 2014
Land and land improvements	Indefinite	$18.1	$—
Buildings and leasehold improvements	2 - 40	36.3	1.6
Furniture, fixtures, and other property, plant and equipment	2 - 15	33.6	8.8
Leased gaming equipment	1 - 3	247.3	87.0

Total		$335.3	$97.4

Intangible Assets	Weighted- average remaining useful life (in years)	Fair values at November 21, 2014	D&A expense for Year Ended December 31, 2014
Trade names	Indefinite	$225.0	$—
Brand names	9.2 years	90.7	9.8
Intellectual property	7.2 years	734.7	99.8
Customer relationships	15.1 years	726.0	48.0
Long-term licenses	3.0 years	23.9	8.0

Total		$1,800.3	$165.6

Software	Remaining useful life range (in years)	Fair values at November 21, 2014	D&A expense for Year Ended December 31, 2014
Software	2 - 6	$308.3	$70.0

Total D&A			333.0
Less: Historical Bally preacquisition D&A			(152.8)
Less: Historical Bally D&A expense recorded in SGMS operations			(36.5)

Pro forma adjustment to D&A			$143.7

  (e)
  Interest expense—Adjustment to reflect the additional interest expense that would have been incurred for the year ended December 31, 2014 assuming the Transactions had occurred as of January 1, 2014. Refer to Note 5, adjustment (f) below for further discussion. The additional interest expense related to the Bally Acquisition Financing Transactions is presented below (in millions):

Composition of new debt and related interest expense	Weighted Average Interest Rate(1)	Debt	Year Ended December 31, 2014
Total new debt and related interest expense	7.72%	$5,350.0	$412.7
Amortization of new debt issuance costs			23.4

Total			$436.1
Incremental interest expense on existing term B-1 loan			39.9
Incremental revolver commitment fee			0.3
Less: Net interest expense decrease resulting from issuance of 2021 old notes and redemption of 2019 notes—see Note 5 adjustment (f)			(3.9)
Less: Bally pro forma interest expense			(69.1)
Less: Interest expense included in SGMS operations(2)			(117.6)

Pro forma adjustment to interest expense			$285.7

(1)
A change of 1/8% (12.5 basis points) in the interest rate would result in a $7.1 million change in annual interest expense.

(2)
Amount includes $64.7 million of debt financing fees incurred in connection with the financing of the Bally Acquisition. This amount is non-recurring in nature and is not expected to have a continuing impact on the combined results.
  (f)
  Loss on early extinguishment of debt—In connection with the 2014 Refinancing Transactions, Scientific Games recorded a loss on early extinguishment of debt of $25.9 million. The pro forma adjustment is to remove the impact of the $25.9 million loss for the year ended December 31, 2014 as such amount is directly attributable to the purchase and redemption of the 2019 notes and is not expected to have a continuing impact on the combined results.

  (g)
  Income tax (expense) benefit—Adjustment to reflect the tax effects of the pro forma adjustments made to the unaudited pro forma combined statement of operations calculated at the statutory rates in effect in each significant jurisdiction for the time periods presented. This rate does not reflect Scientific Games' effective tax rate, which includes other tax items, such as state and foreign taxes, as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. In addition, after considering the net deferred tax liabilities incurred as a result of the Bally Acquisition, the Company recorded a net release of the valuation allowance related to its net U.S. deferred tax assets in the amount of $79.1 million.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        Simultaneously with the issuance and sale of the 2021 old notes on June 4, 2014, the Issuer and the guarantors entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the 2021 old notes (the "2021 registration rights agreement"). Simultaneously with the issuance and sale of the 2022 old notes on November 21, 2014, the Issuer and the guarantors entered into a registration rights agreement (pursuant to a joinder agreement) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the initial purchasers of the 2022 old notes (the "2022 registration rights agreement" and, together with the 2021 registration rights agreement, the "registration rights agreements"). Under each registration rights agreement, the Issuer and the guarantors agreed, among other things, to:

  •
  use their commercially reasonable efforts to file with the SEC an exchange offer registration statement relating to the new notes;

  •
  use their commercially reasonable efforts to have the registration statement declared effective by the SEC and remain effective until 180 days after the closing of the exchange offer; and

  •
  use their commercially reasonable efforts to complete an exchange offer, in which new notes will be issued in exchange for old notes, not later than 60 days after the registration statement is declared effective.

        The Issuer and the guarantors are conducting the exchange offer to satisfy these obligations under the registration rights agreements.

        Under some circumstances, the Issuer and the guarantors may be required to file and use their commercially reasonable efforts to cause to be declared effective by the SEC, in addition to or in lieu of the exchange offer registration statement, a shelf registration statement covering resales of the old notes. If the Issuer and the guarantors fail to meet specified deadlines under either registration rights agreement, then the Issuer, and, to the extent of their guarantees of the new notes, the guarantors, will be obligated to pay liquidated damages to holders of the old notes in the amount of a 0.25% per annum increase in the annual interest rate borne by the notes for the first 90-day period following such failure (which interest rate will increase by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum) until such failure is cured. See "Description of 2021 New Notes—Registration Rights" and "Description of 2022 New Notes—Registration Rights." A copy of each registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and the summary of the material provisions of the registration rights agreements does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreements.

Terms of the Exchange Offer

        The Issuer and the guarantors are offering to exchange an aggregate principal amount of up to $350.0 million of 2021 new notes and guarantees thereof for a like aggregate principal amount of 2021 old notes and guarantees thereof and an aggregate principal amount of up to $2,200.0 million of 2022 new notes and guarantees thereof for a like aggregate principal amount of 2022 old notes and guarantees thereof. The form and the terms of each series of new notes are identical in all material respects to the form and the terms of the applicable old notes except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not be subject to restrictions on transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the old notes; and

  •
  will not be subject to any increase in annual interest rate as described below under "Description of 2021 New Notes—Registration Rights" and "Description of 2022 New Notes—Registration Rights."

        The 2021 new notes and 2022 new notes evidence the same debt as the 2021 old notes and 2022 old notes, respectively, exchanged for the 2021 new notes and 2022 new notes, respectively, and will be entitled to the benefits of the same indenture under which such old notes were issued, each of which is governed by New York law. For a complete description of the terms of the 2021 new notes, see "Description of 2021 New Notes" and for a complete description of the terms of the 2022 new notes, see "Description of 2022 New Notes." We will not receive any cash proceeds from the exchange offer.

        The exchange offer is not extended to holders of old notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.

        As of the date of this prospectus, $350.0 million aggregate principal amount of 2021 old notes is outstanding and registered in the name of Cede & Co., as nominee for DTC and $2,200.0 million aggregate principal amount of 2022 old notes is outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the old notes, or their legal representatives and attorneys-in-fact, as reflected on the records of the trustee under the applicable indenture, may participate in the exchange offer. The Issuer and the guarantors will not set a fixed record date for determining registered holders of the old notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all registered holders of old notes and to others believed to have beneficial interests in the old notes.

        Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange old notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this section of the prospectus entitled, "The Exchange Offer," the term "expiration date" means 5:00 p.m., New York City time, on             ,            . If, however, the Issuer and the guarantors, in their sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which the exchange offer is so extended. Old notes tendered in the exchange offer must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

        If you do not tender your old notes or if you tender old notes that are not accepted for exchange, your old notes will remain outstanding and continue to accrue interest but will not retain any rights under the registration rights agreements. Existing transfer restrictions would continue to apply to old notes that remain outstanding. See "—Consequences of Failure to Exchange Old Notes" and "Risk Factors—Risk Factors Relating to the Exchange Offer—Any outstanding old notes after the consummation of the exchange offer will continue to be subject to existing transfer restrictions, and the holders of old notes after the consummation of the exchange offer may not be able to sell their old notes" for more information regarding old notes outstanding after the exchange offer. Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

        None of the Issuer and the guarantors, their respective boards of directors or their management recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender old notes in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        The Issuer and the guarantors have the right, in their reasonable discretion and in accordance with applicable law, at any time:

  •
  to extend the expiration date;

  •
  to delay the acceptance of any old notes or to terminate the exchange offer and not accept any old notes for exchange if the Issuer and the guarantors determine that any of the conditions to the exchange offer described below under "—Conditions to the Exchange Offer" have not occurred or have not been satisfied; and

  •
  to amend the terms of the exchange offer in any manner.

        During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by the Issuer.

        We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment to the exchange agent as promptly as practicable and make a public announcement of the extension, delay, non-acceptance, termination or amendment. In the case of an extension, the announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        If the Issuer and the guarantors amend the exchange offer in a manner that we consider material, we will as promptly as practicable distribute to the holders of the old notes a prospectus supplement or, if appropriate, an updated prospectus from a post-effective amendment to the registration statement of which this prospectus is a part disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment of the exchange offer and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Procedures for Tendering Old Notes

Valid Tender

        When the holder of old notes tenders, and the Issuer accepts, old notes for exchange, a binding agreement between the Issuer and the guarantors, on the one hand, and the tendering holder, on the other hand, is created, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal.

        Except as described below under "—Guaranteed Delivery," a holder of old notes who wishes to tender old notes for exchange must, on or prior to the close of business on the expiration date:

  •
  transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, to the exchange agent at the address provided below under "—Exchange Agent"; or

  •
  if old notes are tendered in accordance with the book-entry procedures described below under "—Book-Entry Transfers," arrange with DTC to cause an agent's message to be transmitted to the exchange agent at the address provided below under "—Exchange Agent."

        The term "agent's message" means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that the Issuer and the guarantors may enforce the letter of transmittal against that holder.

        In addition, on or prior to the expiration date:

  •
  the exchange agent must receive the certificates for the old notes being tendered;

  •
  the exchange agent must receive a confirmation, referred to as a "book-entry confirmation," of the book-entry transfer of the old notes being tendered into the exchange agent's account at DTC, and the book-entry confirmation must include an agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below under "—Guaranteed Delivery."

        If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

        The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent. Do not send letters of transmittal or old notes to the Issuer or any guarantor.

        The Issuer will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent's message, waives any right to receive any notice of the acceptance of such tender.

Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Exchange Act unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        An "eligible institution" is a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Exchange Act, including:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association.

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

        If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer and the guarantors in their sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution, and must also be accompanied by such opinions of counsel, certifications and other information as the Issuer and the guarantors or the trustee under the indenture for the old notes may require in accordance with the restrictions on transfer applicable to the old notes.

Book-Entry Transfers

        For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account at DTC in accordance with DTC's ATOP procedures.

        Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, either:

  •
  the letter of transmittal or an agent's message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents, such as endorsements, bond powers, opinions of counsel, certifications and powers of attorney, if applicable, must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under "—Exchange Agent"; or

  •
  the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery

        If a holder wants to tender old notes in the exchange offer and (1) the certificates for the old notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date, or (2) a book-entry transfer cannot be completed on a timely basis, the old notes may be tendered if:

  •
  the tender is made by or through an eligible institution; and

  •
  the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent by hand, facsimile, mail or overnight delivery service on or prior to the expiration date:

  •
  stating that the tender is being made;

  •
  setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered;

  •
  guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent's message, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the certificates for the old notes, or a book-entry confirmation, and a properly completed and duly executed letter of transmittal, or an agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

        The Issuer and the guarantors, in their sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes. The determination of these questions by the Issuer and the guarantors, as well as their interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as the Issuer and the guarantors will determine, unless they waive the defects or irregularities. None of the Issuer and the guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any defects or irregularities in tenders, nor will any of them be liable for failing to give any such notice.

        The Issuer and the guarantors reserve the absolute right, in their sole and absolute discretion:

  •
  to reject any tenders determined to be in improper form or unlawful;

  •
  to waive any of the conditions of the exchange offer; and

  •
  to waive any condition or irregularity in the tender of old notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

        If any letter of transmittal, certificate, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by the Issuer, the person must submit proper evidence satisfactory to the Issuer, in its sole discretion, of the person's authority to so act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, the Issuer will, promptly after the expiration date, accept all old notes properly tendered and issue new notes registered under the Securities Act. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied or waived before old notes are accepted for exchange. The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

        For purposes of the exchange offer, the Issuer will be deemed to have accepted properly tendered old notes for exchange when it gives oral or written notice to the exchange agent of acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is the agent of the Issuer for receiving tenders of old notes, letters of transmittal and related documents.

        For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from June 4, 2014 (in the case of the 2021 old notes) and November 21, 2014 (in the case of the 2022 old notes). Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

        In all cases, the Issuer will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

  •
  certificates for those old notes or a timely book-entry confirmation of the transfer of those old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message; and

  •
  all other required documents, such as endorsements, bond powers, opinions of counsel, certifications and powers of attorney, if applicable.

        If for any reason under the terms and conditions of the exchange offer the Issuer does not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, the Issuer will return the unaccepted or non-exchanged old notes without cost to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer through DTC, any unexchanged old notes will be credited to an account maintained with DTC.

Resales of New Notes

        Based on interpretive letters issued by the SEC staff to other, unrelated issuers in transactions similar to the exchange offer, we believe that a holder of new notes, other than a broker-dealer, may offer new notes (together with the guarantees thereof) for resale, resell and otherwise transfer the new notes (and the related guarantees) without delivering a prospectus to prospective purchasers, if the holder acquired the new notes in the ordinary course of business, has no intention of engaging in a "distribution," as defined under the Securities Act, of the new notes and is not an "affiliate," as defined under the Securities Act, of the Issuer or any guarantor. We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC staff would take the same position with respect to this exchange offer as it did in interpretive letters to other parties in similar transactions.

        If the holder is an affiliate of the Issuer or any guarantor or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the new notes, that holder or other person may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        By tendering old notes, the holder of those old notes will represent to the Issuer and the guarantors that, among other things:

  •
  the holder is not an "affiliate," as defined under Rule 405 under the Securities Act, of the Issuer or any guarantor;

  •
  the holder is acquiring the new notes in its ordinary course of business;

  •
  the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act; and

  •
  the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

        Any broker-dealer that holds old notes acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from the Issuer) may exchange those old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of new notes received in an exchange such as the exchange pursuant to the exchange offer, if the old notes for which the new notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities. Any profit on these resales of new notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution and Selling Restrictions" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer and the new notes.

Withdrawal Rights

        You can withdraw tenders of old notes at any time prior to the expiration date. For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent or comply with the appropriate procedures of ATOP. Any notice of withdrawal must:

  •
  specify the name of the person that tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the principal amount of such old notes;

  •
  include a signed statement that you are withdrawing your election to have your securities exchanged; and

  •
  where certificates for old notes are transmitted, include the name of the registered holder of the old notes if different from the person withdrawing the old notes.

        If you delivered or otherwise identified certificated old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. See "—Procedures for Tendering Old Notes—Signature Guarantees" for further information on the requirements for guarantees of signatures on notices of withdrawal. If you tendered old notes in accordance with applicable book-entry transfer procedures, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, old notes properly withdrawn may again be tendered at any time on or prior to the expiration date in accordance with the procedures described under "—Procedures for Tendering Old Notes."

        The Issuer and the guarantors will determine, in their sole discretion, all questions regarding the validity, form and eligibility, including time of receipt, of notices of withdrawal. Their determination of these questions as well as their interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. None of the Issuer and the guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will any of them be liable for failing to give any such notice.

        Withdrawn old notes will be returned to the holder as promptly as practicable after withdrawal without cost to the holder. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn will be credited to an account maintained with DTC.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, the Issuer is not required to accept for exchange, or to issue new notes in exchange for, any old notes, and the Issuer and the guarantors may terminate or amend the exchange offer, if at any time prior to the expiration date, the Issuer and the guarantors determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

        The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our sole discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "—Terms of the Exchange Offer."

        In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

        If the Issuer and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction, the registration rights agreements require that the Issuer and the guarantors file a shelf registration statement to cover resales of the old notes by the holders thereof who satisfy specified conditions relating to the provision of information in connection with the shelf registration statement. See "Description of 2021 New Notes—Registration Rights" and "Description of 2022 New Notes—Registration Rights."

Exchange Agent

        We have appointed Deutsche Bank Trust Company Americas as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent. Holders of old notes seeking to (1) tender old notes in the exchange offer should send certificates for old notes, letters of transmittal and any other required documents and/or (2) withdraw such tendered old notes should send such required documentation (in accordance with the procedures described under "—Withdrawal Rights") to the exchange agent by hand-delivery, registered or certified first-class mail (return receipt requested), telex, telecopier or any courier guaranteeing overnight delivery, as follows:

By Registered or Certified Mail:	By Hand Delivery:
DB Services Americas, Inc. Attention: Reorg. Department 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256	DB Services Americas, Inc. Attention: Reorg. Department 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256
By Overnight Delivery:	By Facsimile:
DB Services Americas, Inc. Attention: Reorg. Department 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256	(615) 866-3889 Confirm by Telephone: (877) 843-9767

        If you deliver the letter of transmittal or any other required documents to an address or facsimile number other than as indicated above, your tender of old notes will be invalid.

Fees and Expenses

        The registration rights agreements provide that the Issuer and the guarantors will bear all expenses in connection with the performance of their obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, rating agency fees, fees and disbursements of the trustee under the indenture, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for those clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then any such transfer taxes, whether imposed on the registered holder or on any other person, will be payable by the holder or such other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We intend to amortize the expenses of the exchange offer and issuance of the old notes over the term of the new notes.

Consequences of Failure to Exchange Old Notes

        Holders of the old notes do not have any appraisal or dissenters' rights in the exchange offer. Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, remain outstanding and continue to be subject to the provisions in the applicable indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legends on the old notes. In general, the old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Following the consummation of the exchange offer, except in limited circumstances with respect to specific types of holders of old notes, the Issuer and the guarantors will have no further obligation to provide for the registration under the Securities Act of the old notes. See "Description of 2021 New Notes—Registration Rights" and "Description of 2022 New Notes—Registration Rights." We do not currently anticipate that we will take any action following the consummation of the exchange offer to register the old notes under the Securities Act or under any state securities laws.

        The new notes and any old notes which remain outstanding after consummation of the exchange offer will vote together for all purposes as a single class under the indenture.

 SELECTED FINANCIAL DATA

        Selected financial data presented below as of and for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 have been derived from our audited consolidated financial statements. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 17, 2015, which report is incorporated herein by reference. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

	As of and for the Years Ended December 31,
($ in millions, except per share amounts)	2014	2013	2012	2011	2010
Total revenue	$1,786.4	$1,090.9	$928.6	$865.9	$870.5

Operating (loss) income(1)	(172.7)	(18.3)	62.9	92.2	62.9
Total other (expense) income(2)	(322.2)	(125.0)	(86.1)	(79.6)	(63.5)

Net (loss) income from continuing operations before income taxes	(494.9)	(143.3)	(23.2)	12.6	(0.6)
Income tax benefit (expense)	260.6	117.7	(20.7)	(18.4)	(143.8)

Net loss from continuing operations	$(234.3)	(25.6)	(43.9)	(5.8)	$(144.4)

Basic and diluted net loss per share:
Basic from continuing operations	$(2.77)	$(0.30)	$(0.49)	$(0.06)	$(1.56)
Diluted from continuing operations	$(2.77)	$(0.30)	$(0.49)	$(0.06)	$(1.56)
Weighted average number of shares used in per share calculations:
Basic shares	84.6	85.0	90.0	92.1	92.7
Diluted shares	84.6	85.0	90.0	92.1	92.7
Statement of Cash Flows Data
Net cash provided by operating activities	$203.5	$171.2	$156.8	$171.1	$170.5
Net cash used in investing activities	(3,332.9)	(1,664.7)	(141.9)	(161.1)	(287.6)
Net cash provided by (used in) financing activities	3,157.4	1,538.7	(10.1)	(24.7)	(9.8)
Effect of exchange rates changes on cash and cash equivalents	(9.9)	(0.5)	(0.2)	(5.2)	(9.0)

Increase (decrease) in cash and cash equivalents	$18.1	$44.7	$4.6	$(19.9)	$(135.9)

Balance Sheet Data
Total assets	$9,995.2	$4,236.4	$2,186.9	$2,161.9	$2,151.5
Total long-term debt, including current installments	$8,516.0	$3,192.6	$1,468.2	$1,390.7	$1,396.7
Stockholders' equity	$3.9	$375.0	$364.8	$443.7	$452.7

(1)
Operating (loss) income includes:

•
$6.6 million and $13.0 million in cost of product sales for the write-up of finished goods inventory required under purchase accounting for the Bally and WMS acquisitions in 2014 and 2013, respectively, and $17.8 million in cost of product sales for inventory write-offs related to certain of our product lines in the gaming operating segment in 2014;

•
charges for legal contingencies and settlements of $24.8 million and $24.5 million in 2014 and 2013, respectively, in SG&A, as well as $76.6 million of acquisition-related fees and expenses in SG&A related to the Bally acquisition (including $41.0 million for the acceleration of Bally equity awards at the closing of the acquisition) in 2014 and $19.8 million in SG&A for acquisition-related fees and expenses related to the WMS acquisition in 2013;

  •
  stock-based compensation expense of $24.1 million, $22.3 million, $24.2 million, $21.5 million and $22.7 million in 2014, 2013, 2012, 2011 and 2010, respectively;

  •
  employee termination and restructuring costs of $30.7 million, $22.7 million, $10.6 million, $2.0 million and $0.6 million in 2014, 2013, 2012, 2011 and 2010, respectively; and

  •
  D&A, which includes accelerated depreciation charges related to equipment or technology, the impact of any impairment charges related to assets or underperforming contracts and accelerated depreciation expense related to restructuring plans; charges for accelerated D&A were $31.5 million, $22.3 million, $45.5 million, $6.4 million and $31.3 million for 2014, 2013, 2012, 2011 and 2010, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Item 7 of the Annual Report filed on Form 10-K and incorporated by reference herein for further discussion regarding these charges

(2)
Other expense includes:

•
interest expense, which includes $64.7 million of debt financing fees incurred as a result of the Bally acquisition in 2014;

•
loss on early extinguishment of debt, which includes losses that we incur when we refinance our long-term debt obligations and also includes write-offs of the associated deferred financing costs, which aggregated $25.9 million, $5.9 million, $15.5 million, $4.2 million and $2.9 million in 2014, 2013, 2012, 2011 and 2010, respectively. See Note 15 (Long-Term and Other Debt) to our Annual Report filed on 10-K and incorporated by reference herein for more information regarding our debt instruments.

 DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

        We are party to a credit agreement, dated as of October 18, 2013, by and among the Issuer, as the borrower, the Company, as a guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender.

        Prior to the increase in the revolving credit facility and the assumption of the incremental term loans discussed below, the credit agreement provided for senior secured credit facilities in an aggregate principal amount of $2,600 million, including a $300.0 million revolving credit facility, which has dollar and multi-currency tranches and a $2,300 million term B-1 loan facility.

        On October 1, 2014, we amended our Credit Agreement to, among other things, (1) permit the Bally acquisition and the transactions related thereto and (2) effective as of the closing of the Bally acquisition, (A) increase our revolving credit facility to $567.6 million, (B) permit the Issuer to assume the term loans under the Escrow Credit Agreement referred to below as incremental term B-2 loans under the credit agreement and (C) modify the financial covenant contained in the credit agreement such that it will be tested each quarter, irrespective of usage of the revolving credit facility.

        In addition, on October 1, 2014, SGMS Escrow Corp. entered into an escrow credit agreement by and among SGMS Escrow Corp., as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent. The escrow credit agreement provided for $2,000 million of term loans, the net proceeds of which provided a portion of the funds used to finance the Bally acquisition. Upon the consummation of the Bally acquisition, the term loans under the escrow credit agreement were assumed by the Issuer as incremental term B-2 loans under the credit agreement (and, from and after the Bally acquisition, the escrow credit agreement no longer applied to the term B-2 loans).

        As of December 31, 2014, our total debt under the credit agreement was comprised of $185.0 million of borrowings and approximately $41.0 million in outstanding letters of credit under the revolving credit facility, $2,277.0 million of outstanding term B-1 loans and $2,000.0 million of outstanding term B-2 loans. As of December 31, 2014, we had approximately $341.6 million available for additional borrowing or letter of credit issuances under the revolving credit facility. Our ability to borrow under the credit agreement will depend on us remaining in compliance with the covenants contained in the credit agreement, including maintenance of the financial ratios discussed below.

        On February 11, 2015, the Issuer entered into a lender joinder agreement to the credit agreement with an additional commitment lender. Pursuant to the joinder agreement, the amount of the revolving credit facility under the credit agreement was increased by $25.0 million to $592.6 million. Up to $350.0 million of the revolving credit facility is available for issuances of letters of credit.

        The term B-1 loans incurred in 2013 under the credit agreement are scheduled to mature on October 18, 2020, the term B-2 loans under the credit agreement are scheduled to mature on October 1, 2021 and the revolving credit facility under the credit agreement is scheduled to mature on October 18, 2018 (subject to accelerated maturity depending on our liquidity at the time our 2018 notes, 2020 notes and 2021 notes become due).

        The term B-1 loans and the term B-2 loans under the credit agreement amortize in equal quarterly installments in an amount equal to 1.00% per annum of the stated principal amount thereof, with the remaining balance due at final maturity.

        Interest on the term B-1 loans and the term B-2 loans is payable under the credit agreement at a rate equal to the eurodollar (LIBOR) rate or the base rate, plus an applicable margin, in each case, subject to a eurodollar (LIBOR) rate floor of 1.00% or a base rate floor of 2.00%, as applicable. The applicable margin for the term B-1 loans and the term B-2 loans under the credit agreement is 5.00% per annum for eurodollar (LIBOR) loans and 4.00% per annum for base rate loans. The initial applicable margin on eurodollar (LIBOR) rate borrowings under the revolving credit facility under the credit agreement is 3.00% per annum and may be reduced by 0.25% or 0.50% based on step downs tied to our net first lien leverage ratio.

        The Issuer is required to pay commitment fees to revolving lenders on the actual daily unused portion of the revolving commitments at a rate of 0.50% per annum through maturity, subject to a step down to 0.375% based upon the achievement of certain net first lien leverage ratios.

        The obligations under the credit agreement are guaranteed by the Company and each of the Company's direct and indirect wholly owned domestic subsidiaries (other than the Issuer), subject to certain customary exceptions as set forth in the credit agreement. In addition, the obligations under the credit agreement are secured by a first priority lien on (1) substantially all the property and assets (real and personal, tangible and intangible) of the Issuer, the Company and the other guarantors and (2) 100% of the capital stock (or other equity interests) of all of the Company's direct and indirect wholly owned domestic subsidiaries and 65% of the capital stock (or other equity interests) of the direct foreign subsidiaries of the Issuer and the guarantors, in each case, subject to certain customary exceptions as set forth in the credit agreement.

        The Issuer may voluntarily prepay all or any portion of outstanding amounts under the credit facilities at any time, in whole or in part, without premium or penalty, subject to (1) redeployment costs in the case of a prepayment of eurocurrency loans on a day that is not the last day of the relevant interest period and (2) a 1.00% prepayment premium on any prepaid term loans in connection with a repricing transaction occurring prior to November 21, 2015.

        The credit agreement contains customary mandatory prepayment provisions, subject to certain exceptions and reinvestment rights. The credit agreement generally requires mandatory prepayments of the term loans with the net cash proceeds from (1) the incurrence of indebtedness by us (excluding certain permitted debt), (2) the sale of assets (excluding certain permitted dispositions) and (3) any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any of our assets above a certain threshold.

        The credit agreement contains certain negative covenants that, among other things and subject to certain exceptions, restrict the Company's and its restricted subsidiaries' ability to incur additional debt or guarantees, grant liens on assets, make acquisitions or other investments, dispose of assets, prepay junior indebtedness or modify certain debt instruments, pay dividends or other payments on capital stock, consolidate or merge, enter into arrangements that restrict the ability to pay dividends, transfer assets or grant liens, enter into sale and leaseback transactions, enter into or consummate transactions with affiliates, or change fiscal year. The credit agreement contains customary events of default (subject to customary grace periods and materiality thresholds). Upon the occurrence of certain events of default, the obligations under the credit facilities may be accelerated and the commitments may be terminated.

        Under the credit agreement, we are required to maintain a Consolidated Net First Lien Leverage Ratio (as defined below) as of the last day of each fiscal quarter of no more than the applicable ratio set forth below:

Closing of Bally acquisition through December 31, 2015	5.75:1.00
January 1, 2016 through December 31, 2016	5.50:1.00
January 1, 2017 and thereafter	5.00:1.00

        "Consolidated Net First Lien Leverage Ratio" means, as of any date of determination, the ratio of (1) Consolidated Net First Lien Leverage (as defined below) on such date to (2) Consolidated EBITDA (as defined below) for the period of four consecutive fiscal quarters most recently ended on or prior to such day.

        "Consolidated Net First Lien Leverage" means, as of any date, (1) the aggregate principal amount of all senior first-lien secured "funded debt" (defined generally as indebtedness for borrowed money, obligations evidenced by bonds (excluding surety bonds) debentures, notes or similar instruments, capital lease obligations, the principal component of all obligations in respect of bankers' acceptances, obligations to purchase, redeem, retire or defease "disqualified capital stock," and guarantee obligations relating to any of the foregoing, in each case, to the extent reflected as indebtedness on our balance sheet) on such date, minus (2) "unrestricted cash" (defined generally as the aggregate amount of cash and cash equivalents included in the cash accounts of our balance sheet to the extent such cash and cash equivalents are not (a) subject to liens (other than liens under the Credit Agreement or under any intercreditor agreement permitted by the credit agreement) or (b) classified as "restricted" (unless so classified solely because of any provision under the credit agreement or under any intercreditor agreement permitted by the credit agreement)) on such date.

        "Consolidated EBITDA" means, for any period, "consolidated net income" (generally our consolidated net income (or loss) excluding the income (or loss) of our equity investments except to the extent of dividends, return of capital or similar distributions actually received by us) for such period plus, without duplication and, if applicable, except with respect to clauses (9), (10), (16) and (19) below, to the extent deducted in calculating such consolidated net income for such period, the sum of:

  (1)
  provisions for income (or similar) taxes, including franchise, excise and similar taxes and foreign withholding taxes;

  (2)
  interest expense (net of interest income, other than interest income earned receivables due from customers);), net losses on interest rate hedging obligations, amortization or write-off of debt discount and debt issuance costs and commissions, premiums, discounts and other fees and charges associated with debt;

  (3)
  D&A expense and impairment charges;

  (4)
  extraordinary, unusual or non-recurring charges, expenses or losses, including severance costs and legal and settlement costs;

  (5)
  any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period);

  (6)
  non-cash stock-based compensation expenses;

  (7)
  transaction costs, fees, losses and expenses (whether or not any transaction is consummated);

  (8)
  management, monitoring, consulting and advisory fees, and due diligence expense and other transaction fees and expenses and related expenses paid during such period;

  (9)
  proceeds from any business interruption insurance (to the extent not reflected as revenue or income);

  (10)
  certain pro forma cost savings and other synergies;

  (11)
  earn-out and similar obligations incurred in connection with any acquisition or other investment;

  (12)
  charges and expenses to the extent indemnified or insured by a third party to the extent that coverage has not been denied (other than any such denial that is being contested in good faith) and so long as such amounts are actually reimbursed within one year;

  (13)
  net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830;

  (14)
  costs of surety bonds in connection with financing activities;

  (15)
  costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002;

  (16)
  certain identified pro forma adjustments;

  (17)
  charges or expenses attributable to cost savings initiatives, business optimization, management changes, restructurings and integrations;

  (18)
  (a) any net loss resulting from hedge agreements and the application of FASB ASC 815 or currency translation losses related to currency re-measurements of debt and (b) the amount of loss resulting from a sale of receivables, payment intangibles and related assets in connection with a receivables financing;

  (19)
  cash receipts not included in consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of consolidated EBITDA for any previous period and not added back;

  (20)
  up-front fees and certain other costs in connection with certain lottery or gaming licenses or concessions; and

  (21)
  charges not to exceed $8.0 million in respect of liabilities of Northstar Lottery Group, LLC;

  minus, to the extent reflected in the statement of such consolidated net income for such period, the sum, without duplication, of:

  (1)
  any extraordinary, unusual or non-recurring income or gains;

  (2)
  non-cash income or gains (other than the accrual of revenue in the ordinary course), subject to specified exceptions;

  (3)
  gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items;

  (4)
  cash received in such period in respect of any non-cash income or gain in a prior period (to the extent such non-cash income or gain previously increased consolidated net income in a prior period);

  (5)
  net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; and

  (6)
  (a) net gains resulting from hedge agreements and the application of FASB ASC Topic 815, (b) net gains resulting in such period from currency translation gains related to currency re-measurements of debt and (c) gains resulting in such period from a sale of receivables, payment intangibles and related assets in connection with a receivables financing.

        Consolidated EBITDA is subject to certain pro forma adjustments in connection with material acquisitions and dispositions as provided in the credit agreement.

        Consolidated EBITDA also includes our pro rata share of the EBITDA of our joint ventures and minority equity investments (without duplication of amounts otherwise constituting consolidated net income, as noted above).

        The foregoing definitions are summary in nature and are qualified in their entirety by reference to the full text of such definitions contained in the credit agreement, a copy of which is attached as Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8 K filed with the SEC on October 18, 2013 and Amendment No. 1 to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8 K filed with the SEC on October 7, 2014.

        The Credit Agreement provides for additional refinancing flexibility in the form of (1) permitted bank debt or debt securities that may be unsecured or secured on a pari passu or junior basis with the collateral securing the obligations under the credit agreement and (2) replacement facilities under the credit agreement that can be used to refinance either the term loans or the revolving commitments under the credit agreement in whole. In addition, the Issuer will have the capability to request one or more additional tranches of term loans, increase the existing tranches of term loans, increase the revolving commitments and incur additional incremental indebtedness in the form of one or more series of debt securities in an aggregate amount equal to the sum of (1) $350.0 million and (2) in the event our Consolidated Net First Lien Leverage Ratio is equal to or less than 3.25 to 1.00, an additional unlimited amount. The Issuer may also increase the revolving commitments by an amount equal to the difference between $650.0 million and the aggregate commitments under the revolving credit facility as of the closing of the Bally acquisition.

        We were in compliance with our covenants under the Credit Agreement as of December 31, 2014.

2018 Subordinated Notes

        Our indebtedness includes $250.0 million in aggregate principal amount of the 2018 notes issued by the Company. The 2018 notes bear interest at the rate of 8.125% per annum, which is payable semiannually in arrears on March 15 and September 15 of each year. The 2018 notes mature on September 15, 2018, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the indenture governing the 2018 notes dated as of September 22, 2010 (the "2018 notes indenture"). The Company may redeem some or all of the 2018 notes for cash at any time at the prices specified in the 2018 notes indenture.

        Upon the occurrence of a change of control (as defined in the 2018 notes indenture), the Company must make an offer to purchase the 2018 notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the 2018 notes indenture) and subject to the limitations contained in the 2018 notes indenture, the Company must make an offer to purchase certain amounts of the 2018 notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the 2018 notes indenture, at a purchase price equal to 100% of the principal amount of the 2018 notes to be repurchased, plus accrued interest to the date of repurchase.

        The 2018 notes are unsecured senior subordinated obligations of the Company and are subordinated to all of the Company's existing and future senior debt, rank equally with all of the Company's future senior subordinated debt, and rank senior to all of the Company's future debt that is expressly subordinated to the 2018 notes. The 2018 notes are guaranteed on an unsecured senior subordinated basis by all of the Company's wholly owned domestic subsidiaries (including the Issuer). The 2018 notes are structurally subordinated to all of the liabilities of our non-guarantor subsidiaries.

        The 2018 notes indenture contains certain covenants that, among other things, limit the Company's ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain asset sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The 2018 notes indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable).

2020 Subordinated Notes

        Our indebtedness includes $300.0 million in aggregate principal amount of the 2020 notes issued by the Issuer. The 2020 notes bear interest at the rate of 6.25% per annum, which is payable semiannually in arrears on March 1 and September 1 of each year. The 2020 notes mature on September 1, 2020, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the indenture governing the 2020 notes dated as of August 20, 2012 (the "2020 notes indenture").

        The Issuer may redeem some or all of the 2020 notes at any time prior to September 1, 2015 at a price equal to 100% of the principal amount of the 2020 notes plus accrued and unpaid interest, if any, to the date of redemption plus a "make whole" premium calculated as set forth in the 2020 notes. The Issuer may redeem some or all of the 2020 notes for cash at any time on or after September 1, 2015 at the prices specified in the 2020 notes indenture.

        Upon the occurrence of a change of control (as defined in the 2020 notes indenture), the Issuer must make an offer to purchase the 2020 notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the 2020 notes indenture) and subject to the limitations contained in the 2020 notes indenture, the Issuer must make an offer to purchase certain amounts of the 2020 notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the 2020 notes indenture, at a purchase price equal to 100% of the principal amount of the 2020 notes to be repurchased, plus accrued interest to the date of repurchase.

        The 2020 notes are unsecured senior subordinated obligations of the Issuer and are subordinated to all of the Issuer's existing and future senior debt, rank equally with all of the Issuer's existing and future senior subordinated debt and rank senior to all of the Issuer's future debt that is expressly subordinated to the 2020 notes. The 2020 notes are guaranteed on an unsecured senior subordinated basis by the Company and all of its wholly owned domestic subsidiaries (other than the Issuer). The 2020 notes are structurally subordinated to all of the liabilities of our non-guarantor subsidiaries.

        The 2020 notes indenture contains certain covenants that, among other things, limit the Company's ability, and the ability of certain of its subsidiaries, including the Issuer, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain asset sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The 2020 notes indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable).

Secured Notes

        Our indebtedness includes $950.0 million in aggregate principal amount of the secured notes issued by the Issuer. The secured notes bear interest at the rate of 7.000% per annum, which is payable semiannually in arrears on January 1 and July 1 of each year. The Secured Notes mature on January 1, 2022, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Secured Notes Indenture.

        The Issuer may redeem some or all of the Secured Notes at any time prior to January 1, 2018 at a price equal to 100% of the principal amount of the Secured Notes plus accrued and unpaid interest, if any, to the date of redemption plus a "make whole" premium calculated as set forth in the Secured Notes. The Issuer may redeem some or all of the Secured Notes for cash at any time on or after January 1, 2018 at the prices specified in the Secured Notes Indenture.

        Upon the occurrence of a change of control (as defined in the Secured Notes Indenture), the Issuer must make an offer to purchase the Secured Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In addition, following an asset sale (as defined in the Secured Notes Indenture) and subject to the limitations contained in the Secured Notes Indenture, the Issuer must make an offer to purchase certain amounts of the Secured Notes using the net cash proceeds from such asset sale to the extent such proceeds are not applied as set forth in the Secured Notes Indenture, at a purchase price equal to 100% of the principal amount of the Secured Notes to be repurchased, plus accrued interest to the date of repurchase.

        The Secured Notes are senior secured obligations of the Issuer, equally and ratably secured with the Issuer's obligations under the credit agreement. The Secured Notes rank equally to all of the Issuer's existing and future senior debt and rank senior to all of the Issuer's existing and future senior subordinated debt. The Secured Notes are guaranteed on a senior secured basis by the Company and all of its wholly owned U.S. subsidiaries (other than the Issuer). The Secured Notes are structurally subordinated to all of the liabilities of the Company's non-guarantor subsidiaries.

        The Secured Notes Indenture contains certain covenants that, among other things, limit the Company's ability, and the ability of certain of its subsidiaries, including the Issuer, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain asset sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The Secured Notes Indenture contains events of default customary for agreements of its type (with customary grace periods and maturity thresholds, as applicable).

Other Debt

        In September 2014, we repaid in full a $4.9 million China loan with cash on hand. As of December 31, 2014, we had $35.3 million of other debt, principally capital leases payable over 60 months with an implicit interest rate of 3.9%.

Surety Bonds

        As of December 31, 2014, we had arranged for the issuance of a total of $197.6 million of surety bonds in respect of outstanding contracts to which we and/or our subsidiaries are parties. We have reimbursement or indemnification obligations with respect to these bonds in the event that the sureties are required to make payment and, in some cases, such bonds are supported by springing liens, solely on those assets related to the performance of the relevant contractual obligations, that may attach following payment on such bonds.

 DESCRIPTION OF 2021 NEW NOTES

        The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain Definitions." For purposes of this section, references to the "Company" include only Scientific Games Corporation and not its subsidiaries and references to the "Issuer" include only Scientific Games International, Inc. and not its subsidiaries or its parent company, Scientific Games Corporation.

        The 2021 old notes (as defined below) were, and the 2021 new notes (as defined below) will be, issued by the Issuer pursuant to an indenture, dated as of the Issue Date, by and among the Issuer, Scientific Games Corporation (the "Company"), the direct and indirect Wholly Owned Domestic Restricted Subsidiaries of the Company (other than the Issuer and certain Immaterial Subsidiaries) (together with the Company, the "guarantors") and Deutsche Bank Trust Company Americas, as trustee. On June 4, 2014, the Issuer issued and sold $350.0 million of 6.625% senior subordinated notes due 2021, or the 2021 old notes. Following the exchange offer, the 2021 new notes will trade as a single class of notes with the 2021 old notes. Unless indicated otherwise, the 2021 old notes and the 2021 new notes are collectively referred to in this "Description of 2021 New Notes" as the "notes" and the indenture governing the notes is referred to in this "Description of 2021 New Notes" as the "indenture." The form and terms of the 2021 new notes will be identical in all material respects to the form and term of the 2021 old notes, except that the terms of the 2021 new notes:

  •
  include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA");

  •
  will be registered under the Securities Act;

  •
  will not be subject to restrictions on transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the 2021 old notes; and

  •
  will not be subject to any increase in annual interest rate as described below under "Description of 2021 New Notes—Registration Rights."

        The following summary of certain provisions of the indenture and the 2021 registration rights agreement is not complete and is qualified in its entirety by reference to the TIA, the indenture and the 2021 registration rights agreement. We urge you to read the indenture, the notes and the 2021 registration rights agreement because they, and not this description, define your rights as holders of the notes. You may request copies of these agreements at the Company's address set forth in the forepart of this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

Brief Description of the Notes

        The notes:

  •
  are unsecured senior subordinated obligations of the Issuer;

  •
  are subordinated in right of payment to all existing and future Senior Debt of the Issuer, including Indebtedness under the Credit Agreement, the 2022 old notes (and the 2022 new notes) and secured notes;

  •
  are senior in right of payment to any future Indebtedness that is specifically subordinated in right of payment to the notes, if any;

  •
  rank equally in right of payment to all existing and future senior subordinated debt of the Issuer; and

  •
  are guaranteed on a senior subordinated basis by each guarantor.

Principal, Maturity and Interest

        The Issuer issued the 2021 old notes in an initial aggregate principal amount of $350.0 million. The 2021 old notes were issued in minimum denominations of $2,000 and any greater integral multiple of $1,000. The notes will mature on May 15, 2021. Interest on the notes will accrue at the rate of 6.625% per annum and will be payable semi-annually in cash on May 15 and November 15 of each year, with an initial interest payment on November 15, 2014. The Issuer will make each interest payment to the persons who are registered holders of notes at the close of business on the immediately preceding May 1 and November 1. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Initially, the trustee will act as paying agent and registrar for the notes. The Issuer may change any paying agent or registrar without notice to the holders of the notes. The Issuer will pay principal and premium, if any, on the notes at the trustee's corporate trust office in New York, New York. At the Issuer's option, interest may be paid at the trustee's corporate trust office in New York, New York or by check mailed to the registered address of holders of the notes.

Indenture May Be Used for Future Issuances

        Subject to compliance with the covenant described under the subheading "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," the Issuer may issue more notes under the indenture on the same terms and conditions as the notes, except for issue date and issue price, in an unlimited aggregate principal amount (the "Additional Notes"). To the extent required by applicable tax regulations, Additional Notes may not trade fungibly with other notes for U.S. federal income tax purposes and may trade under a separate CUSIP number. The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this "Description of 2021 New Notes," references to the notes include any Additional Notes actually issued.

Redemption

        Optional Redemption.    On and after May 15, 2017, the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the notes at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on May 15 of the years set forth below, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption subject to the rights of holders of notes on the relevant record dates occurring prior to the redemption date to receive interest due on the relevant interest payment date:

Period	Percentage
2017	104.969%
2018	103.313%
2019	101.656%
2020 and thereafter	100.000%

        Optional Redemption Upon Equity Offering.    Prior to May 15, 2017, the Issuer may, at its option on one or more occasions, redeem up to 35% of the initially outstanding aggregate principal amount of the notes (which includes Additional Notes, if any) so long as such aggregate principal amount does not exceed the amount of net cash proceeds received by, or contributed to the capital of, the Company from one or more Equity Offerings, at a redemption price equal to 106.625% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption subject to the rights of holders of notes on the relevant record dates occurring prior to the redemption date to receive interest due on the relevant interest payment date; provided, however, that:

          (1)   at least 65% of the initially outstanding aggregate principal amount of notes (which includes Additional Notes, if any) remains outstanding immediately after any such redemption; and

          (2)   each such redemption occurs within 120 days after the date of the related Equity Offering(s).

        Redemption at Make-Whole Premium.    At any time prior to May 15, 2017, the Issuer may redeem all or any portion of the notes on one or more occasions at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption subject to the rights of holders of the notes on the relevant record dates occurring prior to the redemption date to receive interest due on the relevant interest payment date.

        Regulatory Redemption.    If at any time any holder or beneficial owner of notes is determined to be or otherwise is or becomes a Disqualified Holder, then the Issuer will have the right, at its option:

          (1)   to require such holder or beneficial owner to dispose of all or any portion of its notes within 60 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of the relevant notice of finding by the applicable Gaming Authority, or

          (2)   to redeem all or any portion of the notes of such holder or beneficial owner upon not less than 30 nor more than 60 days' notice at a redemption price equal to the lesser of:

            (a)   the principal amount thereof, and

            (b)   the price at which such holder or beneficial owner acquired the notes,

together with, in the case of either clause (a) or (b), accrued and unpaid interest to the earlier of (A) the date of redemption and (B) the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (or the date such holder or beneficial owner otherwise becomes a Disqualified Holder) (subject to the rights of holders of the notes on the relevant record dates occurring prior to such redemption date to receive interest due on the relevant interest payment date); provided, however, that if such Gaming Authority restricts the redemption price to a lesser amount, then such lesser amount will be the redemption price.

        Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of notes (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability or otherwise becomes a Disqualified Holder, the holder or beneficial owner will, to the extent required by applicable Gaming Laws, have no further rights with respect to the notes to:

          (1)   exercise, directly or indirectly, through any person, any right conferred by the notes; or

          (2)   receive any interest or any other distribution or payment with respect to the notes, except the redemption price.

        The Issuer will notify the trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

        Mandatory Redemption.    The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

        In the event that less than all of the notes are to be redeemed at any time (other than in the case of a regulatory redemption), the trustee will select the notes or portions thereof to be redeemed among the holders of the notes as follows:

          (1)   if the notes are listed, in compliance with any applicable requirements of the principal national securities exchange on which the notes are listed; or

          (2)   if the notes are not so listed, on a pro rata basis, by lot or by any other method the trustee considers fair and appropriate, unless otherwise required by law or applicable depositary requirements.

        The Issuer will redeem notes of $2,000 or less in whole and not in part. Notes in a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only. Notice of redemption will be delivered electronically in pdf format or sent, by first class mail, postage prepaid, at least 30 days and not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be delivered electronically in pdf format or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder thereof upon cancellation of the original note. On and after any redemption date, interest will cease to accrue on the notes or parts thereof called for redemption as long as the Issuer has deposited with the paying agent funds in satisfaction of the redemption price pursuant to the indenture.

        In connection with any redemption of notes (including in any redemption described under "—Optional Redemption"), any such redemption may, at the Issuer's discretion, be subject to one or more conditions precedent, including any related Equity Offering or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Ranking

Senior Indebtedness versus Notes

        The payment of the principal of, premium, if any, and interest on the notes and the payment of any guarantee of the notes will be subordinated in right of payment to the prior payment in full of all Senior Debt of the Issuer or the relevant guarantor, as the case may be, including the obligations of the Issuer and such guarantor under the Credit Agreement and the secured notes.

        As of December 31, 2014, the Senior Debt of the Issuer and the guarantors totaled approximately $7,844.9 million, including (1) approximately $5,412.0 million of secured Senior Debt (which excludes approximately $41.0 million of outstanding letters of credit) under the Credit Agreement and the secured notes, (2) $2,200 million in aggregate principal amount of the 2022 old notes and (3) approximately $197.6 million of outstanding surety bonds and $35.3 million of capital lease obligations, and the Issuer had approximately $341.6 million of additional availability under the Credit Agreement that the Company and the guarantors would guarantee (all of which would be secured).

        Although the indenture contains limitations on the amount of additional Indebtedness that the Issuer and the guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Debt. See "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock." Additionally, all of the existing Senior Debt, other than the 2022 old notes and outstanding surety bonds and capital lease obligations, of the Issuer and the guarantors is currently secured by Liens and, as a result, the notes and the guarantees are also effectively subordinated to such Indebtedness to the extent of the value of the assets pledge to secure such Indebtedness.

Liabilities of Subsidiaries versus Notes

        Substantially all of the Company's operations are conducted through its subsidiaries. The Company and its direct and indirect Wholly Owned Domestic Restricted Subsidiaries (other than the Issuer and certain Immaterial Subsidiaries) will initially guarantee the notes and the indenture, and the guarantees of such subsidiaries may be released, as described below under "—Guarantees." Claims of creditors of the Company's non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of the non-guarantor subsidiaries over the claims of the Issuer's creditors, including holders of the notes, even if such claims do not constitute Senior Debt. Accordingly, the notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of the non-guarantor subsidiaries.

        As of December 31, 2014, the Company's non-guarantor subsidiaries had outstanding total third-party liabilities of approximately $270.8 million, including trade payables, and no preferred shares.

        Although the indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the indenture. See "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock."

Other Senior Subordinated Indebtedness versus Notes

        Only Indebtedness of the Issuer or a guarantor that is Senior Debt ranks senior in right of payment to the notes or the relevant guarantee in accordance with the provisions of the indenture. The notes and the guarantees will in all respects rank pari passu in right of payment with all other senior subordinated indebtedness of the Issuer or the relevant guarantor, as the case may be, including the Existing Senior Subordinated Notes and the guarantees thereof.

        As of December 31, 2014, the Issuer and the guarantors had $550.0 million of outstanding senior subordinated indebtedness that ranks equally in right of payment with the notes and the guarantees, all of which was issued or guaranteed, as applicable, on a senior subordinated basis by the Issuer and the guarantors of the notes.

        The Issuer and the guarantors agreed in the indenture that they will not incur any Indebtedness that is subordinate or junior in right of payment to the Issuer's Senior Debt or the Senior Debt of such guarantor, as applicable, unless such Indebtedness is senior subordinated indebtedness of the Issuer or the guarantors, as applicable, or is expressly subordinated in right of payment to senior subordinated indebtedness of the Issuer or the guarantors, as applicable. The indenture does not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) Senior Debt as subordinated or junior in right of payment to any other Senior Debt merely because it has a junior priority with respect to the same collateral.

Payment of Notes

        We may not make any payments (or make any deposit pursuant to the provisions described under "—Defeasance") on the notes (except that holders of notes may receive and retain payments made from the trust described under "—Defeasance") if:

          (1)   a default in the payment of the principal of or premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

          (2)   any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt to which such default relates to accelerate its maturity and the trustee receives a payment blockage notice of such other default from (A) the holders of any Designated Senior Debt (with a copy to the Issuer) or (B) directly from the Issuer.

        Payments on the notes will be resumed

          (1)   in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

          (2)   in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and the date that is 179 days after the date on which the applicable notice is received by the trustee, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of receipt by the trustee of the payment blockage notice.

        No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis for a subsequent payment blockage notice.

        Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

          (1)   the holders of Senior Debt of the Issuer will be entitled to receive payment in full in cash of such Senior Debt before the holders of the notes are entitled to receive any payment;

          (2)   until the Senior Debt of the Issuer is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Debt as their interests may appear, except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "—Defeasance;" and

          (3)   if a distribution is made to holders of the notes, that, due to the subordination provisions, should not have been made to them, such holders of the notes are required to hold it in trust for the holders of Senior Debt of the Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a default from occurring under the indenture upon the failure of the Issuer to pay interest or principal with respect to the notes when due by their terms. If payment of the notes is accelerated because of an Event of Default, the Issuer or the trustee must promptly notify the holders of Designated Senior Debt of the Issuer or the representative of such Designated Senior Debt of the acceleration.

        A guarantor's obligations under its guarantee are senior subordinated obligations. As such, the rights of holders of notes to receive payment by a guarantor pursuant to its guarantee will be subordinated in right of payment to the rights of holders of Senior Debt of such guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer's obligations under the notes apply equally to a guarantor and the obligations of such guarantor under its guarantee.

        As a result of the subordination provisions described above, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a guarantor who are holders of Senior Debt of the Issuer or a guarantor, as the case may be, may recover more, ratably, than the holders of the notes, and creditors of ours who are not holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the trustee for the payment of principal of and interest on the notes pursuant to the provisions described under "—Defeasance."

Guarantees

        The guarantors jointly and severally guaranteed, on a senior subordinated basis, the Issuer's performance of its obligations under the notes and the indenture, including the payment of principal with respect to the notes. The guarantors currently consist of the Company and all of the Company's direct and indirect Wholly Owned Domestic Restricted Subsidiaries (other than the Issuer and certain Immaterial Subsidiaries).

        The guarantees are subordinated in right of payment to Senior Debt of the relevant guarantor on the same basis as the notes are subordinated in right of payment to Senior Debt of the Issuer. The obligations of each guarantor (other than the obligations of the Company under its guarantee) are limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each guarantor (other than the Company) that makes a payment or distribution under a guarantee will be entitled to a contribution from each other guarantor in an amount pro rata, based on the net assets of each guarantor (other than the Company), determined in accordance with GAAP.

        Each guarantor may consolidate with or merge into or sell its assets to the Company, the Issuer or another Restricted Subsidiary of the Company without limitation, or with other persons upon the terms and conditions set forth in the indenture. See "—Covenants—Merger, Consolidation and Sale of Assets." In the event the Capital Stock of a guarantor (other than the Company) is sold or otherwise disposed of, by merger or otherwise, by the Company or any of its subsidiaries to any person that is not a guarantor, or as a result of such sale or disposition the applicable guarantor is no longer a Restricted Subsidiary, and the sale or disposition is not in violation of the provisions set forth in "—Covenants—Limitation on Asset Sales," such guarantor's guarantee will be released and such guarantor shall be relieved of all of its obligations and duties under the indenture and the notes. A guarantor's guarantee (other than the guarantee by the Company) will also be released and such guarantor will also be released from all obligations and duties under the indenture and the notes as described below under "—Covenants—Limitation on Guarantees by Restricted Subsidiaries."

Registration Rights

        The Issuer, the Company and the other guarantors entered into the 2021 registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the 2021 old notes, on the Issue Date. In that agreement, the Issuer and the guarantors agreed for the benefit of the holders of the 2021 old notes that they will use their commercially reasonable efforts to file with the SEC and to cause to become effective, a registration statement relating to an offer to exchange the 2021 old notes for an issue of SEC-registered notes (the "2021 new notes") with terms identical to the 2021 old notes (except that the 2021 new notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

        Promptly after the SEC declares the exchange offer registration statement effective, the Issuer will offer the 2021 new notes in return for the 2021 old notes. The exchange offer will remain open for at least 20 business days after the date the Issuer mails notice of the exchange offer to holders. For each

2021 old note surrendered to the Issuer under the exchange offer, the holder will receive a new note of equal principal amount. Interest on each 2021 new note will accrue from the last interest payment date on which interest was paid on the notes or, if no interest has been paid on the notes, from the Issue Date. If applicable interpretations of the staff of the SEC do not permit the Issuer to effect the exchange offer, the Issuer will use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. The Issuer will, in the event of such a shelf registration, provide to each holder copies of a prospectus, notify each holder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A holder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the 2021 registration rights agreement that are applicable to such a holder (including certain indemnification obligations). The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the 2021 registration rights agreement.

        If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 365 days after the Issue Date (provided that, if the Company determines in good faith that it is in possession of material non-public information, it may extend either such date by up to 90 additional days under customary "blackout" provisions), the annual interest rate borne by the notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, as applicable, at which time the interest rate will revert to the original interest rate on the Issue Date.

        If the Issuer effects the exchange offer, it will be entitled to close the exchange offer 20 business days after its commencement; provided that the Issuer has accepted all 2021 old notes validly surrendered in accordance with the terms of the exchange offer. 2021 old notes not tendered in the exchange offer will bear interest at the rate set forth on the cover page of this prospectus and will be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

Change of Control

        Upon the occurrence of a Change of Control Repurchase Event, each holder will have the right to require that the Issuer repurchase all or a portion (in integral multiples of $1,000; provided that the Issuer will repurchase notes of $2,000 or less in whole and not in part) of such holder's notes, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

        Prior to the mailing of the notice described in the next paragraph below, but in any event within 60 days following any Change of Control Repurchase Event, the Company and the Issuer covenant to

          (a)   repay in full all Indebtedness under, and terminate all commitments under, the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control Repurchase Event or offer to repay in full all Indebtedness under, and terminate all commitments under, the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer, or

          (b)   obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the purchase of the notes as provided below.

        The Company and the Issuer shall first comply with the covenant in the immediately preceding sentence before the Issuer shall be required to repurchase notes pursuant to the provisions described below. The Company's or the Issuer's failure to comply with this covenant shall constitute an Event of Default described in clause (3) and not in clause (2) under "Events of Default" below.

        Within 30 days following the date upon which the Change of Control Repurchase Event occurred, the Issuer will send, electronically or by first class mail, a notice to each holder, with a copy to the trustee, offering to purchase the notes as described above (the "Change of Control Offer"). The notice will state, among other things, the payment date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (other than as may be required by law).

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (a) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (b) a notice of redemption relating to the redemption of all of the notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption" and, in the event that such redemption is subject to one or more conditions precedent, such conditions have been satisfied or waived. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. The closing date of any such Change of Control Offer made in advance of a Change of Control Repurchase Event may be changed to conform to the actual closing date of the Change of Control Repurchase Event, provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is mailed as described in the paragraph above. Additionally, the Company may, at its option, include in any Change of Control Offer an early tender payment, early consent payment or consent payment, so long as any such payment is in addition to the purchase price set forth in the initial paragraph of this section.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 days nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption.

        The occurrence of a Change of Control or a Change of Control Repurchase Event may constitute a default under the Credit Agreement and any other Credit Facility we may enter into from time to time. Our future Senior Debt may contain prohibitions of certain events that would constitute a Change of Control or a Change of Control Repurchase Event or require such Senior Debt to be repurchased or repaid upon a Change of Control or a Change of Control Repurchase Event. Moreover, the exercise by the holders of their right to require the Issuer to purchase the notes could cause a default under such Senior Debt, even if the Change of Control or the Change of Control Repurchase Event itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the holders upon a purchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make required purchases. The provisions under the indenture relative to the Issuer's obligation to make an offer to purchase the notes as a result of a Change of Control Repurchase Event may be waived or modified prior to the occurrence of a Change of Control Repurchase Event with the written consent of the holders of a majority in principal amount of the notes.

        The Company and the Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the Company and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Change of Control" provisions of the indenture by virtue thereof.

Covenants

        Set forth below are summaries of certain covenants that will be contained in the indenture.

Suspension of Covenants on Achievement of Investment Grade Status

        Following the first day that:

  (a)
  the notes have achieved Investment Grade Status; and

  (b)
  no Default or Event of Default has occurred and is continuing under the indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of the indenture summarized under the following headings (collectively, the "Suspended Covenants"):

  •
  "—Limitation on Restricted Payments,"

  •
  "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock,"

  •
  "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,"

  •
  "—Limitation on Transactions with Affiliates,"

  •
  "—Limitation on Asset Sales,"

  •
  "—Limitation on Guarantees by Restricted Subsidiaries," and

  •
  the provisions of clause (2) of the first paragraph of "—Merger, Consolidation and Sale of Assets."

        If at any time (a)(i) the notes cease to have such Investment Grade Status and/or (ii) the Issuer or any of its Affiliates enters into an agreement to effect a transaction and one or more of the Rating Agencies indicate that if consummated, that transaction (alone or together with any related recapitalization or refinancing transactions) would cause that Rating Agency to withdraw its Investment Grade Status for such notes or downgrade the ratings assigned to such notes below an Investment Grade Status or (b) if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated under the indenture as if such covenants had never been suspended (the "Reversion Date") and be applicable pursuant to the terms of the indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the indenture), unless and until the notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the indenture, the notes or the guarantees with respect to the Suspended Covenants based on, and none of the Issuers or any of their Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the "Suspension Period."

        On the applicable Reversion Date (i) all Indebtedness Incurred or Preferred Stock issued during such Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the definition of "Permitted Indebtedness," (ii) after any Reversion Date calculations of the amount available to be made as Restricted Payments under the caption "—Limitation on Restricted Payments" will be calculated as though the covenant described under the caption "—Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period, (iii) any Affiliate Transaction entered into after the applicable Reversion Date pursuant to an agreement entered into during such Suspension Period shall be deemed to be permitted pursuant to clause (5) of the second paragraph under the caption of "—Limitation on Transactions with Affiliates," and (iv) purposes of the covenant described under "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to clause (2) of the second paragraph of "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries." No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with the covenant described under "—Limitation on Restricted Payments" as if such covenant were in effect during such period. In addition, during the Suspension Period, the obligation to grant further guarantees will be suspended. Upon the Reversion Date, the obligation to grant guarantees will be reinstated.

        The Company shall provide an Officer's Certificate to the trustee indicating the commencement of any Suspension Period or the Reversion Date. The trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Restricted Subsidiaries' future compliance with their covenants or (iii) notify the holders of the commencement of the Suspension Period or the Reversion Date.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Status.

Limitation on Restricted Payments

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

          (a)   declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

          (b)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or

          (c)   make any Restricted Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment, or immediately after giving effect thereto,

          (1)   a Default or an Event of Default shall have occurred and be continuing,

          (2)   the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant, or

          (3)   the aggregate amount of Restricted Payments made subsequent to August 20, 2012 (without duplication and excluding Restricted Payments permitted by clauses (2)(a), (3), (4), (5), (6) and (8), through (12) of the following paragraph) shall exceed the sum of:

            (w)  the sum of (i) $200.0 million and (ii) 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned subsequent to June 30, 2012, and on or prior to the last day of the most recent fiscal quarter for which internal financial statements are available, treating such period as a single accounting period, plus

             (x)  the sum of (i) 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company from any person (other than a subsidiary of the Company) from the issuance and sale subsequent to August 20, 2012 and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness and (ii) 100% of any cash, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, capital contribution received by the Company from its shareholders subsequent to August 20, 2012 and on or prior to the date the Restricted Payment occurs, plus

             (y)  the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to August 20, 2012 of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair market value, as determined in good faith by the Company, of marketable securities or other property, distributed by the Company upon such conversion or exchange), plus

             (z)  with respect to Restricted Investments made after December 23, 2004, 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company and its Restricted Subsidiaries after August 20, 2012 in respect of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3) of the next paragraph):

                (i)  any sale, liquidation, disposition or repayment of any such Restricted Investments, to the extent of the net proceeds received by the Company or a Restricted Subsidiary,

               (ii)  dividends, distributions of or with respect to capital, returns of capital or other distributions or repayments of loans or advances to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee, or

              (iii)  a person becoming a Restricted Subsidiary, to the extent of the Company's portion (proportionate to the Company's equity interest in such person) of the fair market value of the net assets of such person;

provided, that any amount pursuant to this clause (z) shall only be included in the calculation required by clause (3) above to the extent that such amount is not included in the Company's Consolidated Net Income.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit

          (1)   the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof;

          (2)   the making of any Restricted Payment, either

            (a)   in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or

            (b)   through the application of the net proceeds of a sale for cash (other than to a subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, so long as such net proceeds are applied pursuant to this clause (b) within 180 days of such sale;

          (3)   so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company; provided, however, that the aggregate amounts expended pursuant to this clause (3) do not exceed $150.0 million plus, to the extent that any Restricted Payment made pursuant to this clause (3) is in the form of a Restricted Investment, 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company and its Restricted Subsidiaries after the Issue Date in respect of such Restricted Investment as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3)(z) of the previous paragraph):

            (a)   any sale, liquidation, disposition or repayment of any such Restricted Investments, to the extent of the net proceeds received by the Company or a Restricted Subsidiary,

            (b)   dividends, distributions of or with respect to capital, returns of capital or other distributions or repayments of loans or advances to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee, or

            (c)   a person becoming a Restricted Subsidiary, to the extent of the Company's portion (proportionate to the Company's equity interest in such person) of the fair market value of the net assets of such person;

  provided, that any amount pursuant to this clause (3) shall only be included in the calculation required by this clause (3) to the extent that such amount is not included in the Company's Consolidated Net Income;

          (4)   (a) the Company and its Restricted Subsidiaries may make Restricted Payments for repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise or vesting of stock options to acquire Qualified Capital Stock, restricted stock units in respect of Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof and/or applicable withholding taxes, if any, (b) the Company and its Restricted Subsidiaries may make Restricted Payments to allow any Parent Company to make, noncash repurchases of Capital Stock deemed to occur upon exercise of stock options or similar equity incentive awards, if such Capital Stock represents a portion of the exercise price of such options or similar equity incentive awards, (c) the Company and its Restricted Subsidiaries may make Restricted Payments to make, or to allow any Parent Company to make (i) tax payments on behalf of present or former officers, directors, consultants, agents or employees or their estates, trusts, family members or former spouses) of the Company, the Issuer, any Parent Company or any Subsidiary in connection with noncash repurchases of Capital Stock pursuant to any equity subscription agreement, stock option or equity incentive award agreement, shareholders' or members' agreement or similar agreement, plan or arrangement of the Company, the Issuer, any Parent Company or any Subsidiary and (ii) make whole or dividend equivalent payments to holders of vested stock options or other Capital Stock or to holders of stock options or other Capital Stock at or around the time of vesting or exercise of such options or other Capital Stock to reflect dividends previously paid in respect of Capital Stock of the Issuer, the Company or any Parent Company;

          (5)   so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, any Parent Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant, agent or employee of the Company or any of its Restricted Subsidiaries or any Parent Company pursuant to any equity subscription agreement, employment agreement, stock option or equity award agreement, shareholders' agreement or similar agreement or otherwise upon death, disability or termination of employment or directorship of such Person; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $20.0 million in any fiscal year; provided further, that the Company and any of its Restricted Subsidiaries may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $40.0 million of unutilized capacity under this clause (5) attributable to preceding fiscal years; provided, further, that such amount in any fiscal year may be increased by an amount not to exceed the sum of:

            (a)   the cash proceeds from the sale of Qualified Capital Stock of the Company and, to the extent contributed to the Company as common equity capital, the cash proceeds from the sale of Qualified Capital Stock of any of the Company's shareholders, in each case to members of management or directors of the Company or any of its Subsidiaries that occurs after the Issue Date to the extent the cash proceeds from the sale of Qualified Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to clause (3)(x) of the preceding paragraph or clause (2) of this paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date, and provided, further, that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries by any member of management of any Parent Company, the Company or any of its any Subsidiaries in connection with a repurchase of the Capital Stock of the Issuer, the Company or any Parent Company will not be deemed to constitute a Restricted Payment;

          (6)   so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Consolidated Fixed Charge Coverage Ratio test described below under the caption "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" to the extent that such dividends are included in the definition of Consolidated Fixed Charges;

          (7)   Restricted Payments under hedge and warrant option transactions entered into in connection with a Permitted Convertible Notes Offering or any early termination thereof;

          (8)   the making of cash payments in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a Permitted Convertible Notes Offering in an aggregate amount since the Issue Date not to exceed the sum of (a) the principal amount of such convertible Indebtedness plus (b) any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related hedge or warrant option transactions;

          (9)   the Company may make Restricted Payments to make, or to allow any Parent Company to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person,

          (10) the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Company or any Restricted Subsidiary by, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and/or Cash Equivalents);

          (11) Restricted Payments made to any Parent Company to permit such Parent Company to pay (i) any taxes which are due and payable by such Parent Company, the Company and its Restricted Subsidiaries as part of a consolidated group to the extent such taxes are directly attributable to the income of the Company and its Subsidiaries (the "Consolidated Group"), provided that the total amount of any payment pursuant to this clause for any taxable period shall not exceed the amount that the Consolidated Group would be required to pay in respect of federal, state and local income taxes for such period, determined by taking into account any available net operating loss carryovers or other tax attributes of the Consolidated Group as if the Consolidated Group filed a separate consolidated, combined, unitary or affiliated income tax return, less the amount of any such taxes payable directly by the Consolidated Group, (ii) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of their Board of Directors, (iii) ordinary course corporate operating expenses and other fees and expenses required to maintain its corporate existence, (iv) reasonable fees and expenses incurred in connection with any debt or equity offering or other financing transaction by any Parent Company, to the extent the net proceeds thereof are (or, in the case of an unsuccessful offering, were intended to be) used for the benefit of the Company and its Restricted Subsidiaries, whether or not completed and (v) reasonable fees and expenses in connection with compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under the indenture or any other agreement governing indebtedness of the Company or its Subsidiaries; and

          (12) so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company in an aggregate amount not to exceed $50.0 million in any fiscal year (with unused amounts in any fiscal year being carried forward to succeeding fiscal years); provided that the aggregate amount of Restricted Payments made under this clause (12) in any fiscal year do not exceed $150.0 million.

        In determining the aggregate amount of Restricted Payments made subsequent to August 20, 2012 in accordance with clause (3) of the immediately preceding paragraph, amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1), (2)(b) and (7) of this paragraph will be included in such calculation.

Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness other than Permitted Indebtedness and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness and any of the Restricted Subsidiaries may issue Preferred Stock if, on the date of the incurrence of such Indebtedness or issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or greater than 2.0 to 1.0.

        For purposes of determining compliance with this "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in the definition of "Permitted Indebtedness," or is entitled to be incurred or issued, as the case may be, pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness or Preferred Stock on the date of its incurrence or issuance, as the case may be, in any manner that complies with this covenant, or later divide, classify or reclassify (based on circumstances existing at the time of such division, classification or reclassification) all or a portion of such item of Indebtedness or Preferred Stock in any manner that complies with this covenant and such item of Indebtedness or Preferred Stock (or portion thereof, as applicable) will be treated as having been incurred or issued, as the case may be, pursuant to only such clause or clauses or the first paragraph of this covenant. Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (2) of the definition of Permitted Indebtedness.

        Neither the Issuer nor any guarantor will, directly or indirectly, in any event incur any Indebtedness that, by its terms or by the terms of any agreement governing such Indebtedness, is both subordinated pursuant to its terms in right of payment to any other Indebtedness of the Issuer or such guarantor, as the case may be, and senior in right of payment to the notes or any such guarantor's guarantee, as the case may be.

Limitation on Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an "Affiliate Transaction") involving aggregate consideration in excess of $10.0 million, other than

          (x)   Affiliate Transactions permitted under the next paragraph, and

          (y)   Affiliate Transactions on terms that are not materially less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a person that is not an Affiliate;

provided, however, that for a transaction or series of related transactions with an aggregate value exceeding the greater of $40.0 million and 1% of the Company's Total Assets, such determination shall be made in good faith by a majority of the disinterested members of the board of the directors of the

Company; and provided, further, that for a transaction or series of related transactions with an aggregate value of $75.0 million or more,

          (1)   such determination shall be made in good faith by a majority of the disinterested members of the board of directors of the Company, and

          (2)   the board of directors of the Company shall have received an opinion from an independent nationally recognized investment banking, accounting or valuation firm, selected by the Company, that such transaction or series of related transactions is on terms that are fair, from a financial point of view, to the Company or such Restricted Subsidiary.

        The foregoing restrictions will not apply to:

          (1)   reasonable fees and compensation paid or advanced to, and indemnity provided to or on behalf of, officers, directors, employees or consultants of the Company or any subsidiary as determined in good faith by the Company's board of directors or senior management;

          (2)   transactions between or among the Company and any of its Restricted Subsidiaries;

          (3)   any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders generally in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Company;

          (4)   Permitted Investments and Restricted Payments permitted by the indenture;

          (5)   commercially reasonable transactions between the Company or a Restricted Subsidiary and any joint venture in the ordinary course of business that have been determined by the board of directors or senior management of the Company to comply with clause (y) of the first paragraph above;

          (6)   transactions with a person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an equity interest in, or controls, such person; provided that no Affiliate of the Company or any of its Restricted Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest or otherwise participate in such Person;

          (7)   transactions in which the only consideration paid by the Company or its Restricted Subsidiaries consists of Qualified Capital Stock of the Company or any capital contribution otherwise permitted by the indenture;

          (8)   payments or loans (or cancellations of loans) to officers, managers, directors, consultants and employees of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory or benefit arrangements with such officers, managers, directors, consultants and employees that are, in each case, approved by the Company in good faith;

          (9)   transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the trustee a letter from a nationally recognized investment banking, accounting or valuation firm selected by the Company stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (y) of the first paragraph of this covenant;

          (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that are fair to the Company and the Restricted Subsidiaries, in the good faith determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (11) investments by an Affiliate in securities of the Company or any of its Restricted Subsidiaries so long as the investment is being offered generally to other investors on the same or more favorable terms;

          (12) transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent entity of the Company; provided that such director abstains from voting as a director of the Company or any direct or indirect parent entity of the Company, as the case may be, on any matter involving such other Person;

          (13) pledges of Capital Stock of any Unrestricted Subsidiary;

          (14) joint purchasing arrangements with the Sponsor and Affiliates of the Company in the ordinary course of business or otherwise consistent with past practice;

          (15) transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of the Company or any Restricted Subsidiary in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of the Company or such Restricted Subsidiary (except as otherwise permitted under this covenant);

          (16) entering into an agreement that provides registration rights to the equity holders of the Company, the Issuer or any parent of the Company or amending such agreement with shareholders of the Company or any parent of the Company and the performance of such agreements; and

          (17) payments by the Company or any Restricted Subsidiary to any of the Sponsors in respect of indemnification payments or for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, or any transactions pursuant to which Mafco or any of its Affiliates provide the Company with services at the cost to Mafco or such affiliates, which payments or services are approved by a majority of the members of the Board of Directors of the Company in good faith;

Limitation on Liens

        The Issuer and the Company will not, and the Company will not permit any of the other guarantors to, directly or indirectly, create, incur or assume any Lien securing Indebtedness (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on their properties or assets, the Issuer, the Company and any of the other guarantors may create any Lien securing Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its subsidiaries) if the notes are equally and ratably secured.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a)   pay dividends or make any other distributions on or in respect of its Capital Stock;

          (b)   make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (c)   transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

          (1)   applicable law and agreements with governmental authorities,

          (2)   the notes, the indenture or any guarantee thereof,

          (3)   (A) customary provisions restricting (1) the subletting or assignment of or under any lease or (2) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment or other transfer of such agreements (or property that is the subject thereof) or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock,

          (4)   any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than (a) the person or the properties or assets of the person so acquired (including the Capital Stock of such person), or (b) any Restricted Subsidiary having no assets other than (i) the person or the properties or assets of the person so acquired (including the Capital Stock of such person) and (ii) other assets having a fair market value not in excess of $2.5 million, and, in each case, the monetary proceeds thereof,

          (5)   any agreement or instrument (A) in effect at or entered into on the Issue Date, (B) governing Senior Debt, including the Credit Agreement, or (C) governing Indebtedness of any Restricted Subsidiary (other than the Issuer) that is not a guarantor,

          (6)   any agreement or instrument governing Indebtedness incurred pursuant to clause (9) or (13) of the definition of Permitted Indebtedness,

          (7)   restrictions on the transfer of assets subject to any Lien permitted under the indenture,

          (8)   restrictions imposed by any agreement to sell assets not in violation of the indenture to any person pending the closing of such sale,

          (9)   customary rights of first refusal with respect to the Company's and its Restricted Subsidiaries' interests in their respective Restricted Subsidiaries (other than Wholly Owned Restricted Subsidiaries) and joint ventures,

          (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

          (11) customary provisions in joint venture agreements and other similar agreements, applicable to joint ventures not prohibited hereunder,

          (12) customary provisions contained in leases, licenses and other agreements, including with respect to intellectual property, in each case, entered into in the ordinary course of business,

          (13) Indebtedness of a person that was a Restricted Subsidiary at the time of incurrence and the incurrence of which Indebtedness is permitted by the provisions described under "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock;" provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the notes,

          (14) the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (A) such other Indebtedness is permitted under the indenture and (B) the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the notes, or

          (15) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under the indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement (a) are not less favorable to the Company in any material respect as determined by the Company in good faith than the provisions of the Indebtedness being refinanced or (b) would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the notes.

Merger, Consolidation and Sale of Assets

        Neither the Company nor the Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any person unless:

          (1)   either (A) the Company, the Issuer or a Restricted Subsidiary of the Company shall be the surviving or continuing person or (B) the person, if other than the Company, the Issuer or a Restricted Subsidiary of the Company, formed by such consolidation or into which the Company or the Issuer is merged, or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the "Surviving Entity"), (x) shall be a person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the indenture and the 2021 registration rights agreement on the part of the Company or the Issuer, as applicable, to be performed or observed;

          (2)   immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, either (A) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant or (B) the Consolidated Fixed Charge Coverage Ratio for the Company or such Surviving Entity, as the case may be, immediately following such transaction would be equal to or greater than such ratio for the Company immediately prior to such transaction;

          (3)   immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4)   the Company, the Issuer or such Surviving Entity, as the case may be, shall have delivered to the trustee an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to the execution of such supplemental indenture have been satisfied.

        For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, other than to a Wholly Owned Restricted Subsidiary of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or the Issuer, as applicable, in accordance with the foregoing, in which the Company or the Issuer, as applicable, is not the continuing person, the successor person formed by such consolidation or into which the Company or the Issuer, as applicable, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer, as applicable, under the indenture and the notes with the same effect as if such Surviving Entity had been named as such and the Company or the Issuer, as applicable, shall be relieved of all of its obligations and duties under the indenture and the notes.

        Each guarantor (other than the Company), other than any guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the indenture, will not, and the Company will not cause or permit any such guarantor to, consolidate with or merge with or into any person other than the Company, the Issuer or any other guarantor unless:

          (1)   the entity formed by or surviving any such consolidation or merger, if other than such guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2)   such entity assumes by supplemental indenture all of the obligations of such guarantor under the guarantee; and

          (3)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        Any merger or consolidation of a guarantor (other than the Company) with and into the Company or the Issuer, with the Company or the Issuer being the Surviving Entity, or another guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this covenant.

Limitation on Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company or one or more of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

          (2)   at least 75% of the consideration received by the Company or such Restricted Subsidiaries, exclusive of indemnities, as the case may be, from such Asset Sale is cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities of the Company or any such Restricted Subsidiary, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet (or in the notes thereto), that are assumed by the transferee of any such assets, (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within one year of the time of such disposition, to the extent of the cash or Cash Equivalents received, and (c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $100.0 million and 3.0% of the Company's Total Assets, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will be deemed to be cash for the purposes of this clause (2); and

          (3)   upon the consummation of an Asset Sale, the Company applies directly or through a Restricted Subsidiary, or causes one or more of its Restricted Subsidiaries to apply, an amount equal to the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof, at the option of the Company, either (A) to repay Senior Debt (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) , (B) to repay any Indebtedness secured by a Lien, other than Indebtedness owed to the Company or another Restricted Subsidiary, (C) to repay any Indebtedness of a Restricted Subsidiary that is not a guarantor, (D) to repay or repurchase Pari Passu Indebtedness (provided that the Issuer shall (i) redeem or repurchase at least a pro rata portion of the notes (based on the amount so applied to such repayments or repayments or repurchases of Pari Passu Indebtedness), by, at the Company's option, (a) redeeming notes as described above under the caption "—Optional Redemption" or (b) through privately negotiated transactions or open market purchases (to the extent such purchases are a price at or above 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any, thereon) or (ii) offer to redeem or repurchase at least a pro rata portion of the notes (based on the amount so applied to such repayments or repayments or repurchases of Pari Passu Indebtedness) by making an offer (in accordance with the procedures set forth below for an Net Proceeds Offer) to all holders to purchase the notes at a price at or above 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid), (E) to reinvest in Productive Assets (or enter into a binding commitment to reinvest, if such reinvestment is effected within 180 days after the date of such commitment), or (F) a combination of prepayment, reduction and investment permitted by the foregoing clauses (3)(A) through (3)(E);

provided that the 75% limitation referred to above will not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. On the 366th day after an Asset Sale (or the 181st day after the entry into a binding commitment to reinvest) or such earlier date, if any, as the Company in good faith determines not to apply an amount equal to the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3)) of the preceding sentence (each, a "Net Proceeds Offer Amount") the Issuer will make an offer to repurchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date (or such longer period as may be required by law), from all holders, that amount of notes equal to the aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding sentence multiplied by a fraction, the numerator of which is the aggregate principal amount of notes then outstanding and the denominator of which is the sum of the aggregate principal amount of notes and Pari Passu Indebtedness then outstanding (the "Pro Rata Amount"), at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued interest to the date of repurchase.

        Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $50.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $50.0 million, at which time the Issuer will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is at least $50.0 million being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of notes tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Amount, the Issuer or any guarantor may use such amount for any purpose not prohibited by the indenture. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

        The Credit Agreement restricts the ability of the Issuer to repurchase the notes, subject to certain exceptions. Accordingly, if required to make a Net Proceeds Offer, the Issuer may need the consent of the lenders under the Credit Agreement. The failure of the Issuer to make a required Net Proceeds Offer and repurchase notes subject thereto would be an Event of Default.

        Notwithstanding the first two paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent

          (1)   at least 50% of the consideration for such Asset Sale constitutes Productive Assets; and

          (2)   such Asset Sale is for fair market value; provided that the fair market value of any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph will constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

        In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a person in a transaction permitted under the "—Merger, Consolidation and Sale of Assets" covenant, the successor corporation will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notice of a Net Proceeds Offer will be mailed to the holders as shown on the register of holders not less than 30 days nor more than 60 days before the payment date for the Net Proceeds Offer, with a copy to the trustee, and will comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part (in integral multiples of $1,000 principal amount; provided that the Issuer will repurchase notes of $2,000 or less in whole and not in part) at maturity in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, the trustee will select the notes or portions thereof to be repurchased among the holders of the notes as follows:

          (1)   if the notes are listed, in compliance with any applicable requirements of the principal national securities exchange on which the notes are listed; or

          (2)   if the notes are not so listed, on a pro rata basis, by lot or by any other method the trustee considers fair and appropriate.

        A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

        If an offer is made to repurchase the notes pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

Limitation on Guarantees by Restricted Subsidiaries

        The Company will not permit any Wholly Owned Domestic Restricted Subsidiary or any non-Wholly Owned Domestic Restricted Subsidiary that guarantees capital markets debt securities (other than the Issuer, a guarantor or an Immaterial Subsidiary) to, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or the Issuer, other than

          (1)   Indebtedness incurred in reliance on and in compliance with the first paragraph under the heading "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock,"

          (2)   Indebtedness incurred in reliance on clause (12) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries that are not guarantors) of the definition of Permitted Indebtedness,

          (3)   Hedge Agreements in reliance on clause (4) of the definition of Permitted Indebtedness, or

          (4)   additional Indebtedness incurred in reliance on clause (13) or (14) of the definition of Permitted Indebtedness,

unless, in any such case

          (a)   such Restricted Subsidiary has executed and delivered or, within 10 Business Days thereof, executes and delivers a supplemental indenture to the indenture, providing a guarantee of payment of the notes by such Restricted Subsidiary in the form required by the indenture and

          (b)   if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated in right of payment to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinate Indebtedness is similarly subordinated in right of payment to the guarantee of the notes.

        Any guarantee of the notes by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged, without any further action required on the part of the trustee or any holder, upon:

          (1)   (a) such guarantor being released from any and all guarantees of Indebtedness of the Company and the Issuer (other than guarantees permitted to be provided by non-guarantor Restricted Subsidiaries pursuant to the preceding paragraph), and (b) if such guarantor will remain a subsidiary of the Company, it has no other outstanding Indebtedness other than Indebtedness that could be incurred by a Restricted Subsidiary that is not a guarantor of the notes on the date of the proposed release of such guarantor's guarantee;

          (2)   the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such guarantee of the notes was executed and delivered pursuant to the preceding paragraph;

          (3)   any designation of such subsidiary as an Unrestricted Subsidiary in accordance with the provisions set forth under "—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

          (4)   any sale or other disposition (by merger or otherwise) (i) to any person that is not a guarantor (other than an Immaterial Subsidiary), of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary or (ii) of any portion of the Company's Capital Stock in such Restricted Subsidiary that results in such Restricted Subsidiary ceasing to be a Wholly Owned Domestic Restricted Subsidiary of the Company; provided, however, that

            (a)   such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the indenture; and

            (b)   such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed;

provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a guarantor until such time as it ceases to be an Immaterial Subsidiary, within 10 Business Days of which it shall provide a guarantee as contemplated by subparagraph (4)(a) above; and provided, further, that if, at the end of the most recent fiscal year for which internal financial statements are then available, all Immaterial Subsidiaries, in the aggregate, have total assets as of the end of the most recent fiscal year for which internal financial statements are then available in excess of 7.5% of the Company's Total Assets and Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available in excess of 7.5% of the Company's Total Revenues, one or more of such subsidiaries shall, within 10 Business Days of such internal financial statements becoming available, provide a guarantee so that in the aggregate the total assets of all Immaterial Subsidiaries that are not guarantors as of the end of such fiscal year are not in excess of 7.5% of the Company's Total Assets and their Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available are not in excess of 7.5% of the Company's Total Revenues.

Events of Default

        The following events are defined in the indenture as "Events of Default":

          (1)   the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days; or

          (2)   the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to repurchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer; or

          (3)   a default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 60 days after the Issuer receives written notice specifying the default, and demanding that such default be remedied, from the trustee or the holders of at least 25% of the outstanding principal amount of the notes; or

          (4)   the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary (a "Payment Default"), other than intercompany Indebtedness, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company, the Issuer or such Restricted Subsidiary of notice of any such acceleration, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $75.0 million or more at any time; or

          (5)   other than with respect to the Colombia Matter, any final judgment or final judgments for the payment of money in excess (net of amounts covered by third-party insurance with insurance carriers who in the reasonable judgment of the Company are creditworthy and who have not disclaimed liability with respect to such judgment or judgments) of $75.0 million is rendered against the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; or

          (6)   certain events of bankruptcy affecting the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary; or

          (7)   any of the guarantees ceases to be in full force and effect or any of the guarantees is held in a judicial proceeding to be null and void and unenforceable or any of the guarantees is found to be invalid by a final judgment or order that is not appealable or any of the guarantors denies its liability under its guarantee, other than by reason of a release of a guarantor in accordance with the terms of the indenture.

        During the continuance of any Event of Default specified in the indenture (other than an Event of Default with respect to bankruptcy proceedings of the Company or the Issuer), the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the Issuer and the trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same will become immediately due and payable. If an Event of Default with respect to bankruptcy proceedings of the Company or the Issuer occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes.

        The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

          (1)   if the rescission would not conflict with any judgment or decree;

          (2)   if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3)   to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4)   if the Issuer has paid the trustee its reasonable compensation and reimbursed the trustee for its reasonable expenses, disbursements and advances; and

          (5)   in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee has received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

        The trustee shall not be deemed to have notice of any default or Event of Default (other than a payment default) unless a responsible officer of the trustee has received written notice of any event which is in fact such a default or Event of Default at the Corporate Trust Office of the trustee and such notice references the notes and the indenture.

Defeasance

        The indenture will cease to be of further effect as to all outstanding notes, except as to (1) rights of registration of transfer, substitution and exchange of notes, (2) rights of holders to receive payments of principal of, premium, if any, and interest on the notes and any other rights of the holders with respect to such amounts, (3) the rights, obligations and immunities of the trustee under the indenture and (4) certain other specified provisions in the indenture (the foregoing exceptions (1) through (4) are collectively referred to as the "Reserved Rights"), if:

          (a)   the Issuer irrevocably deposits, or causes to be deposited, with the trustee, in trust for the benefit of the holders pursuant to an irrevocable trust and security agreement (1) U.S. Legal Tender, (2) U.S. Government Obligations or (3) a combination thereof, in an amount sufficient after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the notes, U.S. Legal Tender in an amount which is sufficient to pay the principal of, premium, if any, and interest on the notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of the indenture and the notes (with the sufficiency of such amount to be based on the advice of a nationally recognized investment banking firm or firm of independent certified public accountants expressed in a written certification thereof delivered to the trustee if such deposit includes any U.S. Government Obligations); provided, however, that (x) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the trustee; and (y) the trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium (if any) and interest with respect to the notes;

          (b)   the Issuer delivers to the trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the trustee or a tax ruling from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          (c)   the Issuer delivers to the trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

        In addition, the Issuer may terminate all of its obligations under the indenture, except as to certain of the Reserved Rights, when (1) all outstanding notes theretofore authenticated have been delivered to the trustee for cancellation and the Issuer has paid or caused to be paid all sums payable under the indenture by the Issuer or (2) the Issuer has called for redemption pursuant to the indenture all of the notes, the amounts described in clause (a) above have been deposited as described therein, the conditions in clauses (x) and (y) of the proviso to such clause (a) have been satisfied and the certificate and opinion described in clause (c) above have been delivered. Notwithstanding the foregoing, the Opinions of Counsel required by clauses (b) and (c) above need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable on the maturity date within one year or (3) are to be called for redemption within one year. In addition, the Issuer may at its option and at any time elect to terminate its obligations with respect to certain covenants that are set forth in the indenture, some of which are described under "—Covenants" above.

Modification of the Indenture

        From time to time, the Issuer and the trustee, without the consent of the holders of the notes, may amend the indenture or the notes for the following reasons:

          (1)   to cure any ambiguity, defect or inconsistency so long as such change does not adversely affect the rights of any of the holders in any material respect;

          (2)   to evidence the succession of another person to the Issuer or the Company and the assumption by any such successor of the covenants of the Issuer or the Company under the indenture and the notes;

          (3)   to provide for the issuance of additional notes in accordance with the provisions set forth in the indenture or to provide for uncertificated notes in addition to or in place of certificated notes;

          (4)   to comply with any requirements of the SEC in connection with the qualification of the indenture under the TIA;

          (5)   to make any change that would provide any additional benefit or rights to the holders or that does not adversely affect the rights of any holder in any material respect;

          (6)   to add a guarantor under the indenture, or to release a guarantor from its obligations under the indenture and its guarantee in accordance with the terms of the indenture;

          (7)   to make any change to the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of Senior Debt under the indenture, respectively;

          (8)   to conform the text of the indenture, the notes or the guarantees to any provision of this "Description of 2021 New Notes" to the extent that such provision in this "Description of 2021 New Notes" was intended to be verbatim recitation of a provision in the indenture or the notes, as certified to the trustee in an Officers' Certificate; or

          (9)   to secure the notes and the guarantees;

provided that the Issuer has delivered to the trustee an Opinion of Counsel and an Officer's Certificate, each stating that such amendment or supplement complies with the provisions of the indenture.

        Other modifications and amendments of the indenture or the notes may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each holder of the notes affected thereby, no amendment may:

          (1)   reduce the amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or extend the time for payment of interest, including defaulted interest, on any notes;

          (3)   reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption (other than a change to the required notice period), or reduce the redemption price therefor;

          (4)   make any notes payable in money other than that stated in the notes;

          (5)   make any change in provisions of the indenture protecting the right of each holder of a note to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the notes); or

          (6)   adversely affect the ranking of the notes or the guarantees.

Additional Information

        The indenture provides that the Company promptly will deliver to the trustee, but in any event no later than 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted, and provide the trustee and holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). The trustee will have no responsibility whatsoever to determine whether any such filing has occurred.

Governing Law

        The indenture provides that it, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided, however, that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, stockholder or incorporator of the Issuer, the Company or any other guarantor will have any liability for any obligations of the Issuer, the Company or any other guarantor under the notes, the guarantees or the indenture or for any claim based on, in respect of or by reason of such obligations of their creation. Each holder by accepting a note waives and releases all such liability. Such waiver and release are part of the consideration of the issuance of the notes.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a person or any of its Restricted Subsidiaries existing at the time such person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its subsidiaries or is assumed in connection with the acquisition of assets from such person and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        An "Affiliate" of a person means a person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person; provided, however, that with respect to the Company the term Affiliate shall not include the Company or any subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (a)   1.0% of the principal amount of such note; and

          (b)   the excess, if any, of:

            (1)   the present value at such redemption date of (i) the redemption price of the note at May 15, 2017 (such redemption price being set forth in the table appearing above under the caption "—Redemption—Optional Redemption") plus (ii) all required interest payments due on the note through May 15, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (2)   the principal amount of the note.

        "Asset Acquisition" means

          (a)   an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company, or

          (b)   the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, to any person other than the Company or a Restricted Subsidiary of the Company of:

          (a)   any Capital Stock of any Restricted Subsidiary of the Company; or

          (b)   any other property or assets, other than cash or Cash Equivalents or Capital Stock of any Unrestricted Subsidiary, of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales will not include

          (1)   a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $50.0 million,

          (2)   the sale of accounts receivable,

          (3)   (a) the sale, lease, conveyance, disposition or other transfer of assets that are obsolete or worn out in the ordinary course of business, (b) the sale, lease, conveyance, disposition or other transfer of assets no longer used or useful or economically practicable to maintain in the conduct of the business of the Company and other Restricted Subsidiaries in the ordinary course (c) sale, lease, conveyance, disposition or other transfer of assets necessary in order to comply with applicable law or licensure requirements (as determined by the Issuer in good faith) and (d) the sale, lease, conveyance, disposition or other transfer of inventory determined by the Company to be no longer used, useful or necessary in the operation of the business of the Company and its Restricted Subsidiaries;

          (4)   the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any guarantor as permitted under "—Covenants—Merger, Consolidation and Sale of Assets,"

          (5)   sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by the provisions described under "—Covenants—Limitation on Liens,"

          (6)   sales, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by the provisions described under "—Covenants—Limitation on Restricted Payments,"

          (7)   the grant of licenses to third parties in respect of, the abandonment, cancellation or disposition of, or the cross-licensing, pooling, sublicensing or licensing of, or similar arrangements (including disposition of marketing rights) with respect to, intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries or otherwise consistent with past practice or not materially disadvantageous to the holders of the notes, and

          (8)   dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements,

          (9)   dispositions of any interest held by the Company or any of its Restricted Subsidiaries in any Specified Concession Vehicle to another Specified Concession Vehicle in which the Company or any Restricted Subsidiary has (or, following such transfer, will have) an interest at least equal to such interest being transferred,

          (10) the settlement or early termination of any hedge or any warrant option transactions,

          (11) to the extent allowable without recognition of gain or loss under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon),

          (12) any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim, and

          (13) the disposition of cash and Cash Equivalents and investments and merchandise in connection with prize, jackpot, deposit, payment processing and player account management operations, in each case, in the ordinary course of business.

        "Board of Directors" means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof, (b) with respect to a partnership the general partner of which is a corporation, the board of directors of the general partner of the partnership or any committee thereof and (c) with respect to any other person, the board or committee of such person (or such person's general partner, manager or equivalent) serving a similar function.

        "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York or the city in which the corporate trust office is located are required or authorized by law or other governmental action to be closed.

        "Capital Stock" means (1) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such person and (2) with respect to any person that is not a corporation, any and all partnership or other equity interests of such other person.

        "Capitalized Lease Obligations" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means

          (1)   marketable direct obligations issued by, or unconditionally guaranteed by, Canada, the United Kingdom, the United States of America, Japan, the European Union or any country with a credit rating from S&P or Moody's no lower than that of the United States of America or, in each case, issued by any agency thereof and backed by the full faith and credit of such nation, in each case maturing within 18 months from the date of acquisition thereof;

          (2)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 18 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3)   commercial paper and marketable short-term money market and similar securities, in each case, maturing no more than 18 months from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's and preferred stock maturing no more than 18 months from the date of creation thereof and issued by Persons having, at the time of acquisition, a rating of at least A from S&P or at least A2 from Moody's;

          (4)   certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within 18 months from the date of acquisition thereof issued by any bank organized under the laws of Canada, the United Kingdom or the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5)   Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated at least AA– by S&P or at least Aa3 by Moody's;

          (6)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (7)   (x) such local currencies in those countries in which the Company and its Restricted Subsidiaries transact business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (6) or otherwise customarily utilized in countries in which the Company and its Restricted Subsidiaries operate for short term cash management purposes; and

          (8)   investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) above.

        In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside of the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses (or reasonably equivalent ratings from comparable foreign rating agencies) and (ii) other short-term investments used by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments reasonably analogous to the foregoing investments described in clauses (1) through (8) above and in this paragraph.

        "Change of Control" means the occurrence of one or more of the following events:

          (1)   any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company or the Issuer to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group") other than one or more Permitted Investors (whether or not otherwise in compliance with the provisions of the indenture);

          (2)   the approval by the holders of Capital Stock of the Company or the Issuer of any plan for the liquidation or dissolution of the Company or the Issuer, respectively (whether or not otherwise in compliance with the provisions of the indenture); or

          (3)   any person or Group (other than one or more Permitted Investors) shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company; it being understood that if any such person or Group includes one or more Permitted Investors, shares of Capital Stock of the Company directly or indirectly owned by the Permitted Investors that are part of such person or Group shall not be treated as being owned by such person or Group for purposes of determining whether this clause (3) is triggered;

provided, however, that Change of Control will not include the sale, lease, exchange or other transfer of all or substantially all of the assets of the Issuer to the Company or a subsidiary guarantor.

        Notwithstanding the foregoing, (1) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the "New Parent") shall not itself constitute a Change of Control; (2) any holding company whose only significant asset is Capital Stock of the Company, New Parent or any direct or indirect parent of the Company shall not itself be considered a "person" or "group" for purposes of this definition; (3) the transfer of assets between or among the Restricted Subsidiaries and the Company in accordance with the terms of the indenture shall not itself constitute a Change of Control; (4) a "person" or "group" shall not be deemed to have beneficial ownership of securities (or "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the

Exchange Act)) subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (5) any change in the relative beneficial ownership of the Permitted Investors that does not alter the overall beneficial ownership of the Permitted Investors shall not constitute a Change of Control; and (6) the term "Change of Control" shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company's assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; provided, that, in the case of clauses (1), (2), (5) and (6), each such transaction shall not constitute a Change of Control if (a) the shareholders of the Company or such direct or indirect parent immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the New Parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than a Permitted Investor and the New Parent, "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company or the New Parent.

        "Change of Control Repurchase Event" means either (i) the occurrence of both (a) Change of Control (other than under clause (2) of the definition thereof) and (b) a decrease in the rating of the notes by either Moody's or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) or (ii) a Change of Control under clause (2) of the definition thereof. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or – for S&P, and 1, 2 and 3 for Moody's, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB– will constitute a decrease of one gradation. The term "Ratings Categories" means with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and with respect to Moody's, any of the following categories: Aaa, Aaa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Colombia Matter" means the proceedings pending in Colombia between, among others, Scientific Games International, Inc., Empresa Colombiana de Recoursos para la Salud, S.A., a Colombian governmental agency and/or any successor Person, as further disclosed in the Company's Form 10-K filed with the SEC for the fiscal year ended December 31, 2014 (or other proceedings to the extent arising out of or relating to the events or circumstances giving rise to such pending proceedings).

        "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of

          (1)   Consolidated Net Income,

          (2)   to the extent Consolidated Net Income has been reduced thereby, all losses from dispositions of assets (including Asset Sales) or abandonments or reserves relating thereto, all unusual or non-recurring charges, expenses or losses (including non-recurring business optimization expenses and legal and settlement costs), all items classified as extraordinary charges, expenses or losses and all taxes based on income (or similar taxes in lieu of income taxes), profits, capital or equivalents, including foreign withholding taxes, of such person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses),

          (3)   Consolidated Interest Expense,

          (4)   Consolidated Non-Cash Charges,

          (5)   the amount of any charge or expense deducted in such period in computing Consolidated Net Income in connection with any proposed, attempted, pending, abandoned or completed cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization, management changes, restructurings and integrations (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, integration costs or reserves, excess pension charges, contract termination costs, including future lease commitments, costs related to the startup, opening, closure, relocation or consolidation of facilities and costs to relocate employees), acquisition, Investment, Asset Sale, incurrence, repurchase, repayment or amendment of Indebtedness, issuance of Equity Interests or closing or consolidation of facilities, divisions or operations;

          (6)   earn-out, contingent compensation, deferred purchase price and similar obligations incurred in connection with any acquisition or investment and paid (if not previously accrued) or accrued;

          (7)   to the extent treated as an expense in the period paid or incurred, any Specified Concession Obligations paid or incurred in such period; and

          (8)   the amount of any realized net loss (and less the amount of any realized net gain) resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the most recent four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") for which internal financial statements are available to Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1)   the incurrence or repayment of any Indebtedness or issuance or redemption of Preferred Stock of such person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance or redemption of Preferred Stock (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2)   any asset dispositions (including any Asset Sales), Asset Acquisitions, mergers, Investments, operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness, and also including any Consolidated EBITDA (including any reasonably identifiable and reasonably supportable pro forma expense and cost reductions and other operating improvements and synergies (as calculated in good faith by a responsible officer of the Company); provided that such pro forma expense and cost reductions and other operating improvements and synergies have been realized or are reasonably anticipated to be realizable within 12 months of such asset disposition (including any Asset Sale), Asset Acquisition, merger, Investment, operational change, operating improvement, restructuring, cost savings initiative or similar initiatives) attributable to the assets that are the subject of such asset disposition (including any Asset Sale), Asset Acquisition, merger or Investment or any operational change, operating improvement, restructuring, cost savings initiative or similar initiatives implemented during the Four Quarter Period or reasonably anticipated to be implemented within 12 months of the Transaction Date and provided, further that (a) the aggregate amount of such pro forma expense and cost reductions and other operating improvements and synergies given pro forma effect in any Four Quarter Period attributable to one or more operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives shall not exceed 10% of Consolidated EBITDA for such Four Quarter Period (prior to giving effect to such pro forma expense and cost reductions and other operating improvements and synergies)) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (or, in the case of operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives, reasonably anticipated to be implemented within 12 months of the Transaction Date (subject to the limitations set forth above) and (b) no pro forma expense and cost reductions or other operating improvements or synergies attributable to one or more operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives shall be added pursuant this this clause (2) to the extent already included in clause (5) of the definition of "Consolidated EBITDA" with respect to such Four Quarter Period), as if such asset disposition (including any Asset Sale), Asset Acquisition, merger, Investment, operational change, operating improvement, restructuring, cost savings initiative or similar initiative (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Notwithstanding the foregoing, no such pro forma adjustment to Consolidated EBITDA shall be required in respect of any such asset dispositions (including any Asset Sales), Asset Acquisitions or mergers to the extent the aggregate consideration in connection therewith was less than $10.0 million for the reference period.

        Furthermore, calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (a)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (b)   if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period;

          (c)   notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations in effect on the Transaction Date, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

          (d)   if, as of any Transaction Date, there is at such time any Reserved Indebtedness Amount (whether relating to existing revolving commitments or newly created commitments), Consolidated Fixed Charges shall be determined as if the entirety of such Reserved Indebtedness Amount as of such Transaction Date had been outstanding throughout such Four Quarter Period.

        "Consolidated Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of

          (1)   Consolidated Interest Expense, plus

          (2)   the product of

            (x)   the amount of all dividend payments on any series of Preferred Stock of such person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times; and

            (y)   a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such person expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any person for any period, the sum of, without duplication,

          (1)   the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations and capitalized interest (but excluding (a) the amortization or write-off of deferred financing costs, (b) the amortization of original issue discounts paid, (c) the expensing of bridge, commitment and other financing fees, (d) non-cash interest expense related to the application of purchase accounting, (e) any premiums, fees or other charges incurred in connection with the refinancing, incurrence, purchase or redemption of Indebtedness (including in connection with the Transactions), and (f) non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations and other derivative instruments), for such period determined on a consolidated basis in accordance with GAAP; and

          (2)   the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less the aggregate of all cash and non-cash interest income of such person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any person for any period, the aggregate net income (or loss) of such person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom

          (a)   after tax gains or losses from dispositions of assets (including Asset Sales) outside the ordinary course of business or abandonments or reserves relating thereto,

          (b)   items classified as extraordinary gains or losses, and the related tax effects according to GAAP,

          (c)   the net income (or loss) of any person acquired in a pooling of interests (including any common control acquisition) accrued prior to the date it becomes a subsidiary of such first person or is merged or consolidated with it or any subsidiary,

          (d)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(w) of the first paragraph of "Covenants—Limitation on Restricted Payments," the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that subsidiary of that income is restricted by contract, operation of law or otherwise, unless such restriction has been legally waived,

          (e)   the net loss of any person, other than a Restricted Subsidiary of the Company,

          (f)    the net income of any person, other than a Restricted Subsidiary, in which such person has an interest, except to the extent of cash dividends or distributions paid to such person or a Restricted Subsidiary of such person,

          (g)   gains or losses from retirement or extinguishment of debt or the acquisition of any securities,

          (h)   amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock,

          (i)    any increase in amortization or depreciation, non-cash interest expense or other noncash charges (including, without limitation, any non-cash fair value adjustment of inventory) resulting from the application of purchase accounting in relation to any acquisition, net of taxes,

          (j)    any net after-tax impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

          (k)   any non-cash cost related to the termination of any employee pension benefit plan, together with any related provision for taxes on any such termination (or the tax effect of any such termination),

          (l)    any deferred financing costs and original issue discounts amortized or written off, and premiums and prepayment penalties and other related fee, expense or reserve paid in connection with the Transactions or any acquisition, disposition, financing, refinancing or repayment, including the expensing of bridge, commitment and other financing costs,

          (m)  any charges resulting from the application of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets," No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" or No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" or any successor thereto,

          (n)   the amount of any net loss (and less the amount of any net gain) resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133, and any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations and other derivative instruments,

          (o)   any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights,

          (p)   accruals and reserves that are established within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP, and

          (q)   any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency measurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items.

        "Consolidated Non-Cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Credit Agreement" means the Credit Agreement, dated as of October 18, 2013, among the Issuer, as borrower, the Company, as guarantor, the several lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, including all related notes, collateral documents and guarantees, in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing (including by means of sales of debt securities), replacing or otherwise restructuring (including adding subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or investors.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, any Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other lenders or investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-Cash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

        "Designated Senior Debt" means (1) any Senior Debt outstanding under the Credit Agreement and (2) any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as Designated Senior Debt in the instrument creating such Indebtedness.

        "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the notes; excluding any obligations under hedge or warrant agreements entered into in connection with a Permitted Convertible Notes Offering; provided further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

        "Disqualified Holder" means any holder or beneficial owner of the notes (i) who or which is (or who or which is an Affiliate of a Person who or which is) requested or required pursuant to any Gaming Law or by any Gaming Authority to (A) appear before, or submit to the jurisdiction of, or provide information to, or apply for a license, qualification or finding of suitability from, any Gaming Authority, or (B) reduce its position in the notes to below a level that would require licensure, qualification or a finding of suitability, and, in either case, such holder or beneficial owner (or Affiliate thereof) either (1) refuses to do so or otherwise fails to comply with such request or requirement within 15 days (or such shorter period as may be required by the applicable Gaming Law or Gaming Authority) or (2) is denied such license or qualification or not found suitable or (ii) who or which is (or who or which is an Affiliate of a Person who or which is) determined or shall have been determined by any Gaming Authority not to be suitable or qualified.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that is (i) not a Foreign Subsidiary, (ii) not a direct or indirect Subsidiary of a Foreign Subsidiary and (iii) not a Foreign Subsidiary Holding Company.

        "Equity Offering" means any private or public offering of Qualified Capital Stock of (a) the Company or (b) any direct or indirect parent of the Company, to the extent contributed to the Company as common equity capital or used to purchase Qualified Capital Stock from the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Existing Senior Subordinated Notes" means the Issuer's existing 6.25% Senior Subordinated Notes due 2020 and the Company's existing 8.125% Senior Subordinated Notes due 2018.

        "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Company acting reasonably and in good faith.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "Foreign Subsidiary Holding Company" means any Restricted Subsidiary of the Company which is organized under the laws of the United States of America or any State thereof or the District of Columbia, substantially all of the assets of which consist of the Capital Stock or Indebtedness of one or more Foreign Subsidiaries (or Restricted Subsidiaries thereof) and other assets relating to an ownership interest in such Capital Stock or Indebtedness.

        "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of December 23, 2004, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

        "Gaming Authority" means any government, court, or federal, state, local, international, foreign or other governmental, administrative or regulatory or licensing body, agency, authority or official, which now or hereafter regulates or has authority over, including, without limitation, to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming business or activities (or proposed gaming business or activities) and/or related business or activities now or hereafter conducted by the Company or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming business or activities.

        "Gaming Law" means any federal, state, local, international, foreign or other law, statute, constitutional provision, regulation, rule, order, ordinance, enforcement requirement or interpretation pursuant to which any Gaming Authority possesses or asserts legal, regulatory or licensing authority over gaming and/or related activities.

        "Hedge Agreement" means any agreement pursuant to which any Hedging Obligation is or was created.

        "Hedging Obligation" means, with respect to any specified Person, the obligations of such Person under any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Company or any Restricted Subsidiary.

        "Immaterial Subsidiary" means, as of any date, any Domestic Restricted Subsidiary (other than a Domestic Restricted Subsidiary that guarantees obligations under the Credit Agreement) whose Total Assets, as of the most recent date for which an internal balance sheet is available, are less than 7.5% of the Company's Total Assets and whose Total Revenues for the most recent fiscal year for which internal financial statements are then available do not exceed 7.5% of the Company's Total Revenues; provided, that all that do not guarantee the notes by virtue of being Immaterial Subsidiaries, in the aggregate, shall have total assets as of the end of the most recent fiscal year for which internal financial statements are then available not to exceed 7.5% of the Company's Total Assets and Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available not to exceed 7.5% of the Company's Total Revenues.

        "Incur" or "incur" means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

        "Indebtedness" means with respect to any person, without duplication,

          (1)   the principal amount of all obligations of such person for borrowed money,

          (2)   the principal amount of all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,

          (3)   all Capitalized Lease Obligations of such person,

          (4)   all obligations of such person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business),

          (5)   all obligations of such person for the reimbursement of any obligor on any letter of credit or banker's acceptance,

          (6)   guarantees and other contingent obligations of such person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

          (7)   all Indebtedness of any other person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured,

          (8)   all obligations under Hedge Agreements of such person, and

          (9)   all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, (1) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Company of such Disqualified Capital Stock, and (2) accrual of interest or Preferred Stock dividends, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock and increases in the amount of Indebtedness solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (7) of the first paragraph of this definition will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of the "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant. The amount of Indebtedness of any person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such person for any contingent obligations described above.

        "Interest Swap Obligations" means the obligations of any person, pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount.

        "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person for value of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any person. "Investment" shall exclude extensions of trade credit by the Company and its subsidiaries on commercially reasonable terms. For the purposes of the "—Covenants—Limitation on Restricted Payments" covenant and the definition of "Permitted Investments,"

          (1)   "Investment" will include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and

          (2)   the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

        If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such subsidiary not sold or disposed.

        "Investment Grade Status" shall occur when the notes receive both of the following:

          (1)   a rating of "BBB–" or higher from S&P; and

          (2)   a rating of "Baa3" or higher from Moody's;

or the equivalent of such rating by either such rating organization or, if no rating of Moody's or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

        "Issue Date" means the original date of issuance of the notes.

        "Joint Venture" means any person (other than a subsidiary of the Company) engaged in a Related Business with respect to which at least 15% of such person's outstanding Capital Stock is owned directly or indirectly by the Company.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Mafco" means MacAndrews & Forbes Holdings, Inc. and its successors.

        "Moody's" means Moody's Investor Service, Inc. and its successors or, if at any time Moody's no longer provides a rating for such obligations, another Nationally Recognized Statistical Rating Organization.

        "Nationally Recognized Statistical Rating Organization" means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act or any successor thereto.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

          (a)   all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (b)   the amounts of

            (x)   any repayments of debt secured, directly or indirectly, by Liens on the assets that are the subject of such Asset Sale, and

            (y)   any repayments of debt associated with such assets that is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

          (c)   any portion of cash proceeds which the Issuer determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries will constitute Net Cash Proceeds on such date;

          (d)   all amounts deemed appropriate by the Issuer to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale;

          (e)   all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable and taking into account any tax sharing agreements) in connection with or as a result of such Asset Sale; and

          (f)    with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to persons holding a minority interest in such Restricted Subsidiary.

        Notwithstanding the foregoing, Net Cash Proceeds will not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (and only to the extent)

          (1)   such proceeds cannot under applicable law be transferred to the United States; or

          (2)   such transfer would result (in the good faith determination of the Company) in an aggregate tax liability that would be materially greater than if such Asset Sale occurred in the United States;

provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds will be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

        "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or any Assistant Vice President or Assistant Secretary of such Person.

        "Officer's Certificate" of any Person means a certificate signed by any Officer of such Person.

        "Parent Company" means any direct or indirect parent of the Company.

        "Pari Passu Indebtedness" means any Indebtedness of the Issuer or a guarantor of the notes ranking pari passu with the notes or a guarantee of the notes, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

        "Permitted Convertible Notes Offering" means any offering by the Issuer or any of the guarantors after the Issue Date of unsecured convertible notes or debentures; provided that such notes or debentures are permitted to be issued pursuant to the covenant described under "Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock."

        "Permitted Indebtedness" means, without duplication,

          (1)   the 2021 old notes (other than Additional Notes) and the guarantees thereof and the 2021 new notes and guarantees thereof,

          (2)   Indebtedness incurred pursuant to any Credit Facility (including without limitation the Credit Agreement) in an aggregate principal amount at any time outstanding not to exceed $2,950.0 million,

          (3)   Indebtedness (other than Indebtedness contemplated by clause (1) or (2) of this definition) or Indebtedness being repaid with the proceeds of the notes issued on the Issue Date of the Company and its subsidiaries outstanding on the Issue Date,

          (4)   Indebtedness of the Company and its Restricted Subsidiaries pursuant to any Hedge Agreement,

          (5)   Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Company or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid,

          (6)   intercompany Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case, subject to no Lien held by a person other than the Company or a Restricted Subsidiary of the Company; provided, however, that if, as of any date any person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date will be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (6),

          (7)   Indebtedness (i) of the Company or any Restricted Subsidiary incurred to finance an acquisition and (ii) Acquired Indebtedness; provided, however, that after giving effect to such acquisition and the incurrence of such Indebtedness, either:

            (A)  the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the heading "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock"; or

            (B)  the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such acquisition,

          (8)   (A) guarantees by Restricted Subsidiaries (other than the Issuer) pursuant to the "—Covenants—Limitation on Guarantees by Restricted Subsidiaries" covenant or guarantees by Restricted Subsidiaries (other than the Issuer) of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under the indenture and (B) guarantees by the Company or the Issuer of the Company's Wholly Owned Restricted Subsidiaries' Indebtedness; provided that such Indebtedness is permitted to be incurred under the indenture,

          (9)   Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business, in an aggregate amount (including refinancing Indebtedness in respect thereof) not to exceed $75.0 million in any fiscal year; provided that the Company and any of its Restricted Subsidiaries may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $150.0 million of unutilized capacity under this clause (9) attributable to preceding fiscal years,

          (10) Indebtedness of the Company or any Restricted Subsidiary evidenced by Capitalized Lease Obligations which, when taken together with all other Indebtedness incurred pursuant to this clause (10) and outstanding on the date of such incurrence, does not exceed the greater of $125.0 million and 3.0% of the Company's Total Assets,

          (11) (x) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, provided that upon the drawing of such letters of credit such obligations are reimbursed within 30 days following such drawing, and (y) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of workers' compensation claims, guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, VAT, duty, tariff, appeal and surety bonds, completion guarantees, and other obligations of a similar nature, in each case in the ordinary course of business,

          (12) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with the "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant (other than pursuant to clause (2), (6), (9), (10), (11), (13), (14), (15), (16), (17) or (19) of this definition), including any additional Indebtedness incurred to pay accrued interest, fees, underwriting discounts, premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof or premiums (including consent payments and early tender payments) paid in connection with a tender offer for such Indebtedness ("Required Premiums") and other costs and expenses incurred in connection therewith; provided, however, that any such event does not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except (A) as provided above in this definition or (B) otherwise permitted to be incurred under the indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold,

          (13) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (13) and outstanding on the date of such incurrence (which amount may, but need not, be incurred in whole or in part under the Credit Agreement), does not exceed the greater of $200.0 million and 10.0% of the Company's Total Assets,

          (14) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit,

          (15) the guarantee of Indebtedness of Joint Ventures to the extent permitted by clause (6) of the definition of Permitted Investments in an aggregate principal amount which, when taken together with all other Indebtedness incurred and outstanding on the date of such incurrence pursuant to this clause (15), does not exceed the sum of (a) (i) the greater of $100.0 million and 2.5% of the Company's Total Assets, minus (ii) the aggregate principal amount of indebtedness outstanding on such date pursuant to clause (17)(b) of this definition and (b) the aggregate principal amount of additional Indebtedness permitted to be incurred on such date pursuant to clause (17)(a) of this definition,

          (16) the issuance by any of the Company's Restricted Subsidiaries of shares of Preferred Stock to the Company or to any Wholly Owned Restricted Subsidiary of the Company; provided, however, that:

            (a)   any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; and

            (b)   any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (16),

          (17) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness incurred and outstanding on the date of such incurrence pursuant to this clause (17), does not exceed the sum of (a) (i) the greater of $100.0 million and 2.5% of the Company's Total Assets minus (ii) the aggregate principal amount of indebtedness outstanding on such date pursuant to clause (15)(b) of this definition and (b) the aggregate principal amount of additional Indebtedness permitted to be incurred on such date pursuant to clause (15)(a) of this definition,

          (18) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting, ordinary course deferred purchase price or other similar arrangements and other contingent obligations in respect of acquisitions or Permitted Investments (both before or after any liability associated therewith becomes fixed), including any such obligations which may exist on the Closing Date as a result of acquisitions consummated prior to the Closing Date,

          (19) Indebtedness consisting of guarantees or other credit support provided in respect of Specified Concession Obligations incurred pursuant to clause (12) of the definition of "Permitted Investments,"

          (20) Indebtedness incurred by the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums,

          (21) Indebtedness (i) owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries and (ii) in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management services entered into in the ordinary course of business,

          (22) Indebtedness (i) representing deferred compensation or stock-based compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business and (ii) consisting of obligations of the Company or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred in connection with any Permitted Investment,

          (23) Indebtedness of the Company or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business and (ii) Indebtedness of the Company or any of is Restricted Subsidiaries to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany self-insurance arrangements), and

          (24) to the extent constituting Indebtedness, payment and custodial obligations in respect of prize, jackpot, deposit, payment processing and player account management operations, including obligations with respect to funds that may be placed in trust accounts.

        Additionally, in the case of clauses (2), (9), (10), (13), (14), (15), and (17) of this definition, the aggregate amount of Indebtedness permitted to be incurred under such clause shall be increased by the amount of accrued interest, fees, underwriting discounts, premiums (including consent payments and early tender payments) and other costs and expenses refinanced, paid or incurred in connection with any refinancing of Indebtedness incurred under such clause.

        In the event that the Company or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility for which it elects to incur the Indebtedness under the Consolidated Fixed Charge Coverage Ratio test described under the caption "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," the Consolidated Fixed Charge Coverage Ratio test will be determined on the date of such revolving credit facility or such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Consolidated Fixed Charge Coverage Ratio test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder will be permitted irrespective of the Consolidated Fixed Charge Coverage Ratio at the time of any borrowing or reborrowing (the committed amount permitted to be borrowed or reborrowed on a date pursuant to the operation of this paragraph shall be the "Reserved Indebtedness Amount" as of such date).

        "Permitted Investments" means

          (1)   Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any person, if after giving effect to such Investment, such person would be a Restricted Subsidiary of the Company or such person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company;

          (2)   Investments in cash or Cash Equivalents;

          (3)   Investments existing on, or pursuant to legally binding written commitments in existence on, the Issue Date and, in each case, any extensions or renewals thereof, so long as the amount of any Investment made pursuant to this clause (3) is not increased (other than pursuant to such legally binding commitments);

          (4)   Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and amendments thereof;

          (5)   so long as no Default or Event of Default has occurred and is continuing, loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective officers, directors and employees in an aggregate amount (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation expenses) not to exceed $7.5 million at any one time outstanding;

          (6)   so long as no Default or Event of Default has occurred and is continuing, additional Investments in a person or persons principally engaged in a Related Business in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (6) and outstanding on the date of such Investment, does not exceed the greater of $300.0 million and 15.0% of the Company's Total Assets;

          (7)   Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with the "—Covenants—Limitation on Asset Sales" covenant;

          (8)   Investments of the Company or any of its Restricted Subsidiaries under any Hedge Agreement;

          (9)   guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness, which guarantees are otherwise permitted to be incurred by the Company or such Restricted Subsidiary under the indenture;

          (10) any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock;

          (11) advances of payroll payments to employees, or fee payments to directors or consultants, in the ordinary course of business;;

          (12) Investments comprising Specified Concession Obligations, including Investments in Unrestricted Subsidiaries whose only material asset is or will be interests in Specified Concession Obligations (a portion of which may take the form of guarantees or other credit support provided in respect of Specified Concession Obligations); provided that the aggregate amount of Investments comprising Specified Concession Obligations of the type described in clause (a) or (b) of the definition thereof made after the Issue Date, when taken together with all other such Investments made pursuant to this clause (12) and outstanding on the date of such Investment, shall not exceed the greater of $500.0 million and 12.5% of the Company's Total Assets;

          (13) any Investment by the Company or any Restricted Subsidiary in a Joint Venture in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (13) and outstanding on the date of such Investment, does not exceed the greater of $300.0 million and 7.5% of the Company's Total Assets;

          (14) Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the provisions described under "Covenants—Merger, Consolidation and Sale of Assets," to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (15) Investments in respect of pre-paid incentives to customers (which pre-paid incentive payments may also be recorded as "upfront contract acquisition costs");

          (16) any Investments in receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (17) (i) loans and advances made to distributors, customers, vendors and suppliers in the ordinary course of business or in accordance with market practices, (ii) purchases and acquisition of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments and (iii) Investments among the Company and its Restricted Subsidiaries in connection with the sale of inventory and parts in the ordinary course of business;

          (18) any Investment in any subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (19) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker's compensation deposits provided to third parties in the ordinary course of business;

          (20) Investments in respect of prize, jackpot, deposit, payment processing and player account management operations, including as may be placed in trust accounts; and

          (21) Investments consisting of (i) the licensing, sublicensing, cross-licensing, pooling or contribution of, or similar arrangements with respect to, Intellectual Property and (ii) the transfer or licensing of non-U.S. Intellectual Property to a Foreign Subsidiary.

        "Permitted Investors" means the Sponsor and its Affiliates (but excluding any operating portfolio companies of the foregoing), the members of management of any parent company of the Company, the Company or any of its Subsidiaries that have ownership interests in any parent company of the Company or the Company as of the Issue Date, and the directors of the Company or any of its Subsidiaries or any parent company of the Company as of the Closing Date.

        "Permitted Junior Securities" means

          (1)   Qualified Capital Stock of the Issuer or any guarantor; or

          (2)   debt securities that are subordinated in right of payment to (a) all Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the guarantees of the notes are subordinated in right of payment to Senior Debt under the indenture.

        "Permitted Liens" means

          (1)   Liens securing Indebtedness consisting of Capitalized Lease Obligations;

          (2)   Liens securing any Senior Debt, including liens securing the Credit Agreement in effect on the Issue Date;

          (3)   Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (4)   Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries, the fair market value of which at the time the Lien was imposed does not exceed $5.0 million;

          (5)   Liens securing Indebtedness incurred pursuant to clauses (9), (11), (13) or (17) of the definition of Permitted Indebtedness;

          (6)   Liens created to replace Liens described in clause (3) above or clause (7) below to the extent that such Liens do not extend beyond the originally encumbered property (other than improvements thereto or thereon, attachments and other modifications reasonably required to maintain such property) and are not otherwise materially less favorable to the Company and its Restricted Subsidiaries than the Liens being replaced, as determined by the Company in good faith;

          (7)   Liens on the Capital Stock of any Restricted Subsidiary (other than the Issuer) that is not a guarantor to secure Indebtedness of such Restricted Subsidiary;

          (8)   Liens in favor of the trustee for amounts payable to the trustee under the indenture;

          (9)   Liens existing on the Issue Date; and

          (10) Liens in favor of a trustee with respect to assets in any pension, retirement, deferred compensation, 401(k) or other benefit plan of the Company or any Restricted Subsidiary.

        "Permitted Refinancing Indebtedness" means any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay accrued interest, fees, underwriting discounts, premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof or premiums (including consent payments and early tender payments) paid in connection with a tender offer for such Indebtedness and other costs and expenses incurred in connection therewith.

        "Permitted Transferees" means, with respect to any Person that is a natural person (and any Permitted Transferee of such person), (a) such Person's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) the estate of Ronald O. Perelman and (c) any other trust or other legal entity the beneficiary of which is such person's immediate family, including his or her spouse, ex-spouse, children, step-children or their respective lineal descendants and which is controlled by such Person.

        "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity.

        "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

        "Productive Assets" means assets of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or any Related Business (including Capital Stock in any such businesses or Related Business and licenses or similar rights to operate; provided, further, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such businesses will be deemed to be Productive Assets.

        "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

        "Related Business" means the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of any Person means any subsidiary of such Person that at the time of determination is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, and its successors or, if at any time S&P no longer provides a rating for such obligations, another Nationally Recognized Statistical Rating Organization.

        "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer or any guarantor of the notes, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" will also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations (including guarantees thereof) of every nature of the Issuer under the Credit Agreement in effect on the Issue Date, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. "Senior Debt" will not include

          (1)   Indebtedness evidenced by the notes or a guarantee of the notes;

          (2)   any Indebtedness of the Issuer or such guarantor to the Company or a Restricted Subsidiary of the Company;

          (3)   Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any subsidiary of the Company or Affiliate of the Company (including, without limitation, amounts owed for compensation);

          (4)   trade payables and other current liabilities arising in the ordinary course of business in connection with obtaining goods, materials or services;

          (5)   Indebtedness represented by Disqualified Capital Stock;

          (6)   any liability for federal, state, local or other taxes owed or owing by the Issuer or such guarantor;

          (7)   that portion of any Indebtedness incurred in violation of the indenture;

          (8)   any Indebtedness which is, by its express terms, subordinated in right of payment or junior to any other Indebtedness of the Issuer or such guarantor; and

          (9)   any Indebtedness which, when incurred and without respect to any other election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer or such guarantor.

        "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

        "Specified Concession" means any concession, license or other authorization granted or awarded to, or agreement entered into by, the Company, any subsidiary of the Company or any Specified Concession Vehicle by or with an applicable governmental authority, whether such concession, license, authorization or agreement is now existing or hereafter arising and any renewals or extensions of, or any succession to, such concession, license, authorization or agreement, with respect to gaming, gaming machines (including video lottery terminals), wagering, lotteries, interactive activities or any goods or services relating thereto in any jurisdiction, together with any procedures, activities, functions or requirements in connection therewith (or any amendment or supplement to any such concession, license, authorization, agreement, procedures, activities, functions or requirements).

        "Specified Concession Obligations" means any payments, costs, contributions, obligations or commitments made or incurred by any of the Company or any subsidiary of the Company (whether directly or indirectly to or through any Specified Concession Vehicle or any of its equity holders or members) in the form of (and including any costs to obtain, or credits or discounts associated with) (a) tender fees, up-front fees, bid or performance bonds, guarantees, reimbursement obligations or similar arrangements, capital requirements or contributions or similar payments or obligations in connection with any Specified Concession or the formation of or entry into or capitalization, or capital commitment or contribution to, of any Specified Concession Vehicle, or (b) other payments, costs, contributions or obligations (including any credits or discounts) in connection with any Specified Concession, or the formation of or entry into or capitalization of any Specified Concession Vehicle, that are incurred or agreed to in lieu of payments, costs, contributions or obligations described in clause (a) above.

        "Specified Concession Vehicle" means any consortium, joint venture or other Person entered into by the Company and/or any subsidiary of the Company or in or with which the Company and/or any subsidiary of Company directly or indirectly participates or has an interest or a contractual relationship, which consortium, joint venture or other Person holds or is party to a Specified Concession (or is otherwise formed, or directly or indirectly participates or has an interest in or a contractual relationship with such joint venture or other Person, in connection with a Specified Concession).

        "Sponsor" means (a) Mafco, (b) each of Mafco's direct and indirect subsidiaries and Affiliates, (c) Ronald O. Perelman, (d) any of the directors or executive officers of Mafco or (e) any of their respective Permitted Transferees.

        "Total Assets" means for any person, as of any determination date, the total consolidated assets of such person and its Restricted Subsidiaries, as calculated in accordance with GAAP, as of the most recent date for which internal financial statements are then available, and giving pro forma effect (determined in the same manner as provided for in the definition of Consolidated Fixed Charge Coverage Ratio) to transactions that would change the amount of Total Assets.

        "Total Revenues" means for any person, as of any determination date, the total consolidated revenues of such person and its Restricted Subsidiaries, as calculated in accordance with GAAP, as of the most recent date for which internal financial statements are then available, and giving pro forma effect (determined in the same manner as provided for in the definition of Consolidated Fixed Charge Coverage Ratio) to transactions that would change the amount of Total Revenues.

        "Transactions" means, collectively, the offer and sale of the notes, the redemption or repurchase of the Issuer's 9.25% senior subordinated notes due 2019 and the payment of related fees and expenses as described under the heading "Use of Proceeds" in the offering memorandum relating to the notes dated May 20, 2014.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2017; provided, however, that if the period from the redemption date to May 15, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company.

        "Unrestricted Subsidiary" of any person means

          (1)   any subsidiary of such person that at the time of determination is or continues to be designated an Unrestricted Subsidiary by the board of directors of such person in the manner provided below; and

          (2)   any subsidiary of an Unrestricted Subsidiary.

        The board of directors of the Company may designate any subsidiary (other than the Issuer) (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company, the Issuer or any other subsidiary of the Company that is not a subsidiary of the subsidiary to be so designated; provided, however, that

          (x)   the Issuer certifies to the trustee that such designation complies with the "—Covenants—Limitation on Restricted Payments" covenant; and

          (y)   each subsidiary to be so designated and each of its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by the provisions of the "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant and the "—Covenants—Limitation on Restricted Payments" covenant.

        The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

          (x)   immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant, and

          (y)   immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        Any such designation by the board of directors will be evidenced to the trustee by promptly filing with the trustee an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (a)   the then outstanding aggregate principal amount of such Indebtedness into

          (b)   the sum of the total of the products obtained by multiplying

            (1)   the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

            (2)   the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

For purposes of this definition, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company or any parent company of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a final maturity date of such convertible debt securities.

        "Wholly Owned Domestic Restricted Subsidiary" of any person means any Wholly Owned Restricted Subsidiary of such person that is also a Domestic Subsidiary.

        "Wholly Owned Restricted Subsidiary" of any person means any Restricted Subsidiary of such person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such person or any Wholly Owned Restricted Subsidiary of such person.

DESCRIPTION OF 2022 NEW NOTES

        The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain Definitions." For purposes of this section, references to the "Company" include only Scientific Games Corporation and not its subsidiaries and references to the "Issuer" include only Scientific Games International, Inc. and not its subsidiaries or its parent company, Scientific Games Corporation.

        On November 21, 2014, SGMS Escrow Corp., a wholly owned subsidiary of the Issuer, issued $2,200,000,000 in aggregate principal amount of its 10.000% senior unsecured notes due 2022, referred to as the "2022 old notes." Promptly following the Bally Acquisition, on November 21, 2014, SGMS Escrow Corp. merged with and into the Issuer, with the Issuer continuing as the surviving corporation, and the Issuer assumed the obligations of SGMS Escrow Corp. under the 2022 old notes (and the indenture referred to below). The 2022 new notes (as defined below) will be issued by the Issuer pursuant to an indenture, dated as of the Issue Date, by and among the Issuer (as successor to SGMS Escrow Corp.), Scientific Games Corporation (the "Company"), the direct and indirect Wholly Owned Domestic Restricted Subsidiaries of the Company (other than the Issuer and certain Immaterial Subsidiaries) (together with the Company, the "guarantors") and Deutsche Bank Trust Company Americas, as trustee. Following the exchange offer, the 2022 new notes will trade as a single class of notes with the 2022 old notes. Unless indicated otherwise, the 2022 old notes and the 2022 new notes are collectively referred to in this "Description of 2022 New Notes" as the "notes" and the indenture governing the notes is referred to in this "Description of 2022 New Notes" as the "indenture." The form and terms of the 2022 new notes will be identical in all material respects to the form and term of the 2022 old notes, except that the terms of the 2022 new notes:

  •
  include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA");

  •
  will be registered under the Securities Act;

  •
  will not be subject to restrictions on transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the 2022 old notes; and

  •
  will not be subject to any increase in annual interest rate as described below under "Description of 2022 New Notes—Registration Rights."

        The following summary of certain provisions of the indenture and the 2022 registration rights agreement is not complete and is qualified in its entirety by reference to the TIA, the indenture and the 2022 registration rights agreement. We urge you to read the indenture, the notes and the 2022 registration rights agreement because they, and not this description, define your rights as holders of the notes. You may request copies of these agreements at the Company's address set forth in the forepart of this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        The net proceeds from the sale of the 2022 old notes were used by the Issuer, together with the proceeds of the 2022 Secured Notes, borrowings under the Credit Agreement and cash on hand, to fund the purchase price of the Bally Acquisition, repay certain Bally debt and pay related fees and expenses as set forth in the offering memorandum related to the notes, dated November 14, 2014, under the caption "Use of Proceeds."

Brief Description of the Notes

        The notes:

  •
  are unsecured senior obligations of the Issuer;

  •
  are effectively subordinated to all existing Secured Indebtedness of the Issuer, including the obligations of the Issuer under the Credit Agreement and the 2022 Secured Notes, and future Secured Indebtedness, if any, in each case, to the extent of the value of the assets securing such Indebtedness;

  •
  are pari passu in right of payment to all existing and future Senior Indebtedness of the Issuer;

  •
  are senior in right of payment to any existing and future Indebtedness of the Issuer that is specifically subordinated in right of payment to the notes, including the Existing Senior Subordinated Notes;

  •
  are effectively subordinated to the Indebtedness and other liabilities of existing and future subsidiaries of the Company that do not guarantee the notes; and

  •
  are guaranteed on a senior unsecured basis by each guarantor.

Principal, Maturity and Interest

        The Issuer issued the 2022 old notes in an initial aggregate principal amount of $2,200.0 million. The 2022 old notes were issued in minimum denominations of $2,000 and any greater integral multiple of $1,000.

        The notes will mature on December 1, 2022. Interest on the notes will accrue at the rate of 10.000% per annum and will be payable semi-annually in cash on June 1 and December 1 of each year, with an initial interest payment on June 1, 2015. The Issuer will make each interest payment to the persons who are registered holders of notes at the close of business on the immediately preceding May 15 and November 15.

        Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Initially, the trustee will act as paying agent and registrar for the notes. The Issuer may change any paying agent or registrar without notice to the holders of the notes. The Issuer will pay principal and premium, if any, on the notes at the trustee's corporate trust office in New York, New York. At the Issuer's option, interest may be paid at the trustee's corporate trust office in New York, New York or by check mailed to the registered address of holders of the notes.

Indenture May Be Used for Future Issuances

        Subject to compliance with the covenant described under the subheading "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," the Issuer may issue more notes under the indenture on the same terms and conditions as the notes, except for issue date and issue price, in an unlimited aggregate principal amount (the "Additional Notes"). To the extent required by applicable tax regulations, Additional Notes may not trade fungibly with other notes for U.S. federal income tax purposes and may trade under a separate CUSIP number. The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this "Description of 2022 New Notes," references to the notes include any Additional Notes actually issued.

Redemption

Optional Redemption.

        On and after December 1, 2018, the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the notes at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on December 1 of the years set forth below, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption subject to the rights of holders of notes on the relevant record dates occurring prior to the redemption date to receive interest due on the relevant interest payment date:

Period	Percentage
2018	105.000%
2019	102.500%
2020 and thereafter	100.000%

Optional Redemption Upon Equity Offering.

        Prior to December 1, 2017, the Issuer may, at its option on one or more occasions, redeem up to 35% of the initially outstanding aggregate principal amount of the notes (which includes Additional Notes, if any) so long as such aggregate principal amount does not exceed the amount of net cash proceeds received by, or contributed to the capital of, the Company from one or more Equity Offerings, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption subject to the rights of holders of notes on the relevant record dates occurring prior to the redemption date to receive interest due on the relevant interest payment date; provided, however, that:

          (1)   at least 65% of the initially outstanding aggregate principal amount of notes (which includes Additional Notes, if any) remains outstanding immediately after any such redemption; and

          (2)   each such redemption occurs within 120 days after the date of the related Equity Offering(s).

        Redemption at Make-Whole Premium.    At any time prior to December 1, 2018, the Issuer may redeem all or any portion of the notes on one or more occasions at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption subject to the rights of holders of the notes on the relevant record dates occurring prior to the redemption date to receive interest due on the relevant interest payment date.

        Regulatory Redemption.    If at any time any holder or beneficial owner of notes is determined to be or otherwise is or becomes a Disqualified Holder, then the Issuer will have the right, at its option:

          (1)   to require such holder or beneficial owner to dispose of all or any portion of its notes within 60 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of the relevant notice of finding by the applicable Gaming Authority, or

          (2)   to redeem all or any portion of the notes of such holder or beneficial owner upon not less than 30 nor more than 60 days' notice at a redemption price equal to the lesser of:

            (a)   the principal amount thereof, and

            (b)   the price at which such holder or beneficial owner acquired the notes,

together with, in the case of either clause (a) or (b), accrued and unpaid interest to the earlier of (A) the date of redemption and (B) the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (or the date such holder or beneficial owner otherwise becomes a Disqualified Holder) (subject to the rights of holders of the notes on the relevant record dates occurring prior to such redemption date to receive interest due on the relevant interest payment date); provided, however, that if such Gaming Authority restricts the redemption price to a lesser amount, then such lesser amount will be the redemption price.

        Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of notes (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability or otherwise becomes a Disqualified Holder, the holder or beneficial owner will, to the extent required by applicable Gaming Laws, have no further rights with respect to the notes to:

          (1)   exercise, directly or indirectly, through any person, any right conferred by the notes; or

          (2)   receive any interest or any other distribution or payment with respect to the notes, except the redemption price.

        The Issuer will notify the trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

        Mandatory Redemption.    The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

        In the event that less than all of the notes are to be redeemed at any time (other than in the case of a regulatory redemption), the trustee will select the notes or portions thereof to be redeemed among the holders of the notes as follows:

          (1)   if the notes are listed, in compliance with any applicable requirements of the principal national securities exchange on which the notes are listed; or

          (2)   if the notes are not so listed, on a pro rata basis, by lot or by any other method the trustee considers fair and appropriate, unless otherwise required by law or applicable depositary requirements.

        The Issuer will redeem notes of $2,000 or less in whole and not in part. Notes in a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only. Notice of redemption will be delivered electronically in pdf format or sent, by first class mail, postage prepaid, at least 30 days and not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be delivered electronically in pdf format or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder thereof upon cancellation of the original note. On and after any redemption date, interest will cease to accrue on the notes or parts thereof called for redemption as long as the Issuer has deposited with the paying agent funds in satisfaction of the redemption price pursuant to the indenture.

        In connection with any redemption of notes (including in any redemption described under "—Optional Redemption"), any such redemption may, at the Issuer's discretion, be subject to one or more conditions precedent, including any related Equity Offering or a Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Ranking

Senior Indebtedness versus Notes

        The payment of the principal of, premium, if any, and interest on the notes and the payment of any guarantee of the notes will rank pari passu in right of payment with all Senior Indebtedness of the Issuer or the relevant guarantor, as the case may be, including the obligations of the Issuer and such guarantor under the Credit Agreement and the 2022 Secured Notes.

Secured Indebtedness versus Notes

        The notes will be effectively subordinated to all existing Secured Indebtedness of the Issuer or the relevant guarantor, as the case may be, including the obligations of the Issuer and such guarantor under the Credit Agreement and the 2022 Secured Notes, to the extent of the value of the assets securing such Indebtedness.

        As of December 31, 2014, the Issuer and the guarantors had approximately $5,412.0 million of Secured Indebtedness (excluding approximately $197.6 million of outstanding surety bonds and $35.3 million of capital lease obligations), including (1) approximately $4,462.0 million of Secured Indebtedness (which excludes approximately $41.0 million of outstanding letters of credit) under the Credit Agreement and (2) $950.0 million of secured Indebtedness under the 2022 Secured Notes, and the Issuer had approximately $341.6 million of additional availability under the Credit Agreement that the Company and the guarantors would guarantee (all of which would be secured).

        Although the indenture contains limitations on the amount of additional Secured Indebtedness that the Issuer and the guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial. See "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and "—Covenants—Limitation on Liens."

Liabilities of Subsidiaries versus Notes

        Substantially all of the Company's operations are conducted through its subsidiaries. The Company and its direct and indirect Wholly Owned Domestic Restricted Subsidiaries (other than the Issuer and certain Immaterial Subsidiaries) will initially guarantee the notes and the indenture, and the guarantees of such subsidiaries may be released, as described below under "—Guarantees." Claims of creditors of the Company's non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of the non-guarantor subsidiaries over the claims of the Issuer's creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of the non-guarantor subsidiaries.

        As of December 31, 2014, the Company's non-guarantor subsidiaries had outstanding total third-party liabilities of approximately $272.2 million, including trade payables, and no preferred shares.

        Although the indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the indenture. See "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock."

Senior Subordinated Indebtedness versus Notes

        The notes and the guarantees in all respects rank senior in right of payment to any existing and future Subordinated Indebtedness of the Issuer or the relevant guarantor, as the case may be, including the Existing Senior Subordinated Notes and the guarantees thereof.

        As of December 31, 2014, the Issuer and the guarantors had $900.0 million of outstanding senior subordinated indebtedness that ranks junior in right of payment with the notes and the guarantees, all of which was issued or guaranteed, as applicable, on a senior subordinated basis by the Issuer and the guarantors of the notes.

Guarantees

        The guarantors jointly and severally guaranteed, on a senior unsecured basis, the Issuer's performance of its obligations under the notes and the indenture, including the payment of principal with respect to the notes. The guarantors currently consist of the Company and all of the Company's direct and indirect Wholly Owned Domestic Restricted Subsidiaries (other than the Issuer and certain Immaterial Subsidiaries), all of which also guarantee the borrowings under the Credit Agreement, the 2022 Secured Notes and the Existing Senior Subordinated Notes.

        The obligations of each guarantor (other than the obligations of the Company under its guarantee) are limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each guarantor (other than the Company) that makes a payment or distribution under a guarantee will be entitled to a contribution from each other guarantor in an amount pro rata, based on the net assets of each guarantor (other than the Company), determined in accordance with GAAP.

        Each guarantor may consolidate with or merge into or sell its assets to the Company, the Issuer or another Restricted Subsidiary of the Company without limitation, or with other persons upon the terms and conditions set forth in the indenture. See "—Covenants—Merger, Consolidation and Sale of Assets." In the event the Capital Stock of a guarantor (other than the Company) is sold or otherwise disposed of, by merger or otherwise, by the Company or any of its subsidiaries to any person that is not a guarantor, or as a result of such sale or disposition the applicable guarantor is no longer a Restricted Subsidiary, and the sale or disposition is not in violation of the provisions set forth in "—Covenants—Limitation on Asset Sales," such guarantor's guarantee will be released and such guarantor shall be relieved of all of its obligations and duties under the indenture and the notes. A guarantor's guarantee (other than the guarantee by the Company) will also be released and such guarantor will also be released from all obligations and duties under the indenture and the notes as described below under "—Covenants—Limitation on Guarantees by Restricted Subsidiaries."

Registration Rights

        The Issuer, the Company and the other guarantors, by way of a joinder agreement, entered into the 2022 registration rights agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. as representatives of the initial purchasers of the 2022 old notes, on the Issue Date. In that agreement, the Issuer and the guarantors agreed for the benefit of the holders of the 2022 old notes that they will use their commercially reasonable efforts to file with the SEC and to cause to become effective, a registration statement relating to an offer to exchange the 2022 old notes for an issue of SEC-registered notes (the "2022 new notes") with terms identical to the 2022 old notes (except that the 2022 new notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

        Promptly after the SEC declares the exchange offer registration statement effective, the Issuer will offer the 2022 new notes in return for the 2022 old notes. The exchange offer will remain open for at least 20 business days after the date the Issuer mails notice of the exchange offer to holders. For each 2022 old note surrendered to the Issuer under the exchange offer, the holder will receive a 2022 new note of equal principal amount. Interest on each 2022 new note will accrue from the last interest payment date on which interest was paid on the notes or, if no interest has been paid on the notes, from the Issue Date. If applicable interpretations of the staff of the SEC do not permit the Issuer to effect the exchange offer, the Issuer will use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. The Issuer will, in the event of such a shelf registration, provide to each holder copies of a prospectus, notify each holder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A holder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the 2022 registration rights agreement that are applicable to such a holder (including certain indemnification obligations). The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the 2022 registration rights agreement.

        If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 450 days after the Issue Date (provided that, if the Company determines in good faith that it is in possession of material non-public information, it may extend either such date by up to 90 additional days under customary "blackout" provisions), the annual interest rate borne by the notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, as applicable, at which time the interest rate will revert to the original interest rate on the Issue Date.

        If the Issuer effects the exchange offer, it will be entitled to close the exchange offer 20 business days after its commencement; provided that the Issuer has accepted all 2022 old notes validly surrendered in accordance with the terms of the exchange offer. 2022 old notes not tendered in the exchange offer will bear interest at the rate set forth on the cover page of this prospectus and will be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

Change of Control

        Upon the occurrence of a Change of Control, each holder will have the right to require that the Issuer repurchase all or a portion (in integral multiples of $1,000; provided that the Issuer will repurchase notes of $2,000 or less in whole and not in part) of such holder's notes, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

        Within 30 days following the date upon which the Change of Control occurred, the Issuer will send, electronically or by first class mail, a notice to each holder, with a copy to the trustee, offering to purchase the notes as described above (the "Change of Control Offer"). The notice will state, among other things, the payment date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (other than as may be required by law).

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (a) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (b) a notice of redemption relating to the redemption of all of the notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption" and, in the event that such redemption is subject to one or more conditions precedent, such conditions have been satisfied or waived. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. The closing date of any such Change of Control Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control, provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is mailed as described in the paragraph above. Additionally, the Company may, at its option, include in any Change of Control Offer an early tender payment, early consent payment or consent payment, so long as any such payment is in addition to the purchase price set forth in the initial paragraph of this section.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 days nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption.

        The occurrence of a Change of Control may constitute a default under the Credit Agreement and any other Credit Facility we may enter into from time to time. Our future Indebtedness may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to purchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the holders upon a purchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make required purchases. The provisions under the indenture relative to the Issuer's obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified prior to the occurrence of a Change of Control with the written consent of the holders of a majority in principal amount of the notes.

        The Company and the Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the Company and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Change of Control" provisions of the indenture by virtue thereof.

Covenants

        Set forth below are summaries of certain covenants that will be contained in the indenture.

Suspension of Covenants on Achievement of Investment Grade Status

        Following the first day that:

  (a)
  the notes have achieved Investment Grade Status; and

  (b)
  no Default or Event of Default has occurred and is continuing under the indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of the indenture summarized under the following headings (collectively, the "Suspended Covenants"):

  •
  "—Limitation on Restricted Payments,"

  •
  "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock,"

  •
  "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,"

  •
  "—Limitation on Transactions with Affiliates,"

  •
  "—Limitation on Asset Sales,"

  •
  "—Limitation on Guarantees by Restricted Subsidiaries," and

  •
  the provisions of clause (2) of the first paragraph of "—Merger, Consolidation and Sale of Assets."

        If at any time (a)(i) the notes cease to have such Investment Grade Status and/or (ii) the Issuer or any of its Affiliates enters into an agreement to effect a transaction and one or more of the Rating Agencies indicate that if consummated, that transaction (alone or together with any related recapitalization or refinancing transactions) would cause that Rating Agency to withdraw its Investment Grade Status for such notes or downgrade the ratings assigned to such notes below an Investment Grade Status or (b) if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated under the indenture as if such covenants had never been suspended (the "Reversion Date") and be applicable pursuant to the terms of the indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the indenture), unless and until the notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the indenture, the notes or the guarantees with respect to the Suspended Covenants based on, and none of the Issuers or any of their Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the "Suspension Period."

        On the applicable Reversion Date (i) all Indebtedness incurred or Preferred Stock issued during such Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the definition of "Permitted Indebtedness" (ii) after any Reversion Date calculations of the amount available to be made as Restricted Payments under the caption "—Limitation on Restricted Payments" will be calculated as though the covenant described under the caption "—Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period, (iii) any

Affiliate Transaction entered into after the applicable Reversion Date pursuant to an agreement entered into during such Suspension Period shall be deemed to be permitted pursuant to clause (5) of the second paragraph under the caption of "—Limitation on Transactions with Affiliates," and (iv) purposes of the covenant described under "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to clause (2) of the second paragraph of "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries." No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with the covenant described under "—Limitation on Restricted Payments" as if such covenant were in effect during such period. In addition, during the Suspension Period, the obligation to grant further guarantees will be suspended. Upon the Reversion Date, the obligation to grant guarantees will be reinstated.

        The Company shall provide an Officer's Certificate to the trustee indicating the commencement of any Suspension Period or the Reversion Date. The trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Restricted Subsidiaries' future compliance with their covenants or (iii) notify the holders of the commencement of the Suspension Period or the Reversion Date.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Status.

Limitation on Restricted Payments

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

          (a)   declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

          (b)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock,

          (c)   make any principal payment on, or purchase, repurchase, defease, redeem or otherwise acquire or retire for value of, any Subordinated Indebtedness of the Issuer or any guarantor except (i) the payment of principal at the Stated Maturity thereof, (ii) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at Stated Maturity, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement, and (iii) any Indebtedness incurred pursuant to clause (6) of the definition of "Permitted Indebtedness," or

          (d)   make any Restricted Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment, or immediately after giving effect thereto,

          (1)   a Default or an Event of Default shall have occurred and be continuing,

          (2)   the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant, or

          (3)   the aggregate amount of Restricted Payments made subsequent to the Issue Date (without duplication and excluding Restricted Payments permitted by clauses (2)(a), (3), (4), (5), (6) and (8) through (13) of the following paragraph) shall exceed the sum of:

            (w)  50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company for the period beginning on the first day of the first full fiscal quarter after the Issue Date to the last day of the Company's most recent fiscal quarter for which internal financial statements are available, treating such period as a single accounting period, plus

            (x)   the sum of (i) 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company from any person (other than a subsidiary of the Company) from the issuance and sale after the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness and (ii) 100% of any cash, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, capital contribution received by the Company from its shareholders after the Issue Date and on or prior to the date the Restricted Payment occurs, plus

            (y)   the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) after the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair market value, as determined in good faith by the Company, of marketable securities or other property, distributed by the Company upon such conversion or exchange), plus

            (z)   100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company and its Restricted Subsidiaries after the Issue Date in respect of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3) of the next paragraph):

                (i)  any sale, liquidation, disposition or repayment of any such Restricted Investments, to the extent of the net proceeds received by the Company or a Restricted Subsidiary,

               (ii)  dividends, distributions of or with respect to capital, returns of capital or other distributions or repayments of loans or advances to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee, or

              (iii)  a person becoming a Restricted Subsidiary, to the extent of the Company's portion (proportionate to the Company's equity interest in such person) of the fair market value of the net assets of such person;

  provided, that any amount pursuant to this clause (z) shall only be included in the calculation required by clause (3) above to the extent that such amount is not included in the Company's Consolidated Net Income.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit

          (1)   the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof;

          (2)   the making of any Restricted Payment, either

            (a)   in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or

            (b)   through the application of the net proceeds of a sale for cash (other than to a subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, so long as such net proceeds are applied pursuant to this clause (b) within 180 days of such sale;

          (3)   so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company; provided, however, that the aggregate amounts expended pursuant to this clause (3) do not exceed $250.0 million plus, to the extent that any Restricted Payment made pursuant to this clause (3) is in the form of a Restricted Investment, 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company and its Restricted Subsidiaries after the Issue Date in respect of such Restricted Investment as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3)(z) of the previous paragraph):

            (a)   any sale, liquidation, disposition or repayment of any such Restricted Investments, to the extent of the net proceeds received by the Company or a Restricted Subsidiary,

            (b)   dividends, distributions of or with respect to capital, returns of capital or other distributions or repayments of loans or advances to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee, or

            (c)   a person becoming a Restricted Subsidiary, to the extent of the Company's portion (proportionate to the Company's equity interest in such person) of the fair market value of the net assets of such person;

  provided, that (i) any amount pursuant to this clause (3) shall only be included in the calculation required by this clause (3) to the extent that such amount is not included in the Company's Consolidated Net Income and (ii) unless and until the Consolidated Net Total Leverage Ratio of the Company and its Restricted Subsidiaries is less than 5.25 to 1.00 (calculated as of the last day of the fiscal quarter most recently then ended for which internal financial statements are available), any such Restricted Payment pursuant to this clause (3) will not include (whether direct or indirect) any dividend, distribution, repurchase of Capital Stock of the Company (or warrants, rights or options to purchase or acquire such Capital Stock) or purchase, repurchase, defeasance, redemption or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any

  Guarantor more than 18 months prior to the scheduled maturity date of such Subordinated Indebtedness;

          (4)   (a) the Company and its Restricted Subsidiaries may make Restricted Payments for repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise or vesting of stock options to acquire Qualified Capital Stock, restricted stock units in respect of Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof and/or applicable withholding taxes, if any, (b) the Company and its Restricted Subsidiaries may make Restricted Payments to allow any Parent Company to make, noncash repurchases of Capital Stock deemed to occur upon exercise of stock options or similar equity incentive awards, if such Capital Stock represents a portion of the exercise price of such options or similar equity incentive awards, (c) the Company and its Restricted Subsidiaries may make Restricted Payments to make, or to allow any Parent Company to make (i) tax payments on behalf of present or former officers, directors, consultants, agents or employees or their estates, trusts, family members or former spouses) of the Company, the Issuer, any Parent Company or any Subsidiary in connection with noncash repurchases of Capital Stock pursuant to any equity subscription agreement, stock option or equity incentive award agreement, shareholders' or members' agreement or similar agreement, plan or arrangement of the Company, the Issuer, any Parent Company or any Subsidiary and (ii) make whole or dividend equivalent payments to holders of vested stock options or other Capital Stock or to holders of stock options or other Capital Stock at or around the time of vesting or exercise of such options or other Capital Stock to reflect dividends previously paid in respect of Capital Stock of the Issuer, the Company or any Parent Company;

          (5)   so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, any Parent Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant, agent or employee of the Company or any of its Restricted Subsidiaries or any Parent Company pursuant to any equity subscription agreement, employment agreement, stock option or equity award agreement, shareholders' agreement or similar agreement or otherwise upon death, disability or termination of employment or directorship of such Person; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $25.0 million in any fiscal year; provided further, that the Company and any of its Restricted Subsidiaries may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $50.0 million of unutilized capacity under this clause (5) attributable to preceding fiscal years; provided, further, that such amount in any fiscal year may be increased by an amount not to exceed the sum of:

            (a)   the cash proceeds from the sale of Qualified Capital Stock of the Company and, to the extent contributed to the Company as common equity capital, the cash proceeds from the sale of Qualified Capital Stock of any of the Company's shareholders, in each case to members of management or directors of the Company or any of its Subsidiaries that occurs after the Issue Date to the extent the cash proceeds from the sale of Qualified Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to clause (3)(x) of the preceding paragraph or clause (2) of this paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date, and provided, further, that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries by any member of management of any Parent Company, the Company or any of its any Subsidiaries in connection with a repurchase of the Capital Stock of the Issuer, the Company or any Parent Company will not be deemed to constitute a Restricted Payment;

          (6)   so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Consolidated Fixed Charge Coverage Ratio test described below under the caption "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" to the extent that such dividends are included in the definition of Consolidated Fixed Charges;

          (7)   Restricted Payments under hedge and warrant option transactions entered into in connection with a Permitted Convertible Notes Offering or any early termination thereof;

          (8)   the making of cash payments in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a Permitted Convertible Notes Offering in an aggregate amount since the Issue Date not to exceed the sum of (a) the principal amount of such convertible Indebtedness plus (b) any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related hedge or warrant option transactions;

          (9)   the Company may make Restricted Payments to make, or to allow any Parent Company to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;

          (10) the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Company or any Restricted Subsidiary by, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and/or Cash Equivalents);

          (11) subject to the third paragraph of this covenant, the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant so long as:

            (a)   such Indebtedness is subordinated to the notes in right of payment at least to the same extent as the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired, and

            (b)   such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired;

          (12) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to the "—Change of Control" covenant or the "—Limitation on Asset Sales" covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made any required Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the notes and have completed the repurchase or redemption of all notes validly tendered for payment in connection with any such Change of Control Offer or Asset Sale Offer;

          (13) Restricted Payments made to any Parent Company to permit such Parent Company to pay (i) any taxes which are due and payable by such Parent Company, the Company and its Restricted Subsidiaries as part of a consolidated group to the extent such taxes are directly attributable to the income of the Company and its Subsidiaries (the "Consolidated Group"), provided that the total amount of any payment pursuant to this clause for any taxable period shall not exceed the amount that the Consolidated Group would be required to pay in respect of federal, state and local income taxes for such period, determined by taking into account any available net operating loss carryovers or other tax attributes of the Consolidated Group as if the Consolidated Group filed a separate consolidated, combined, unitary or affiliated income tax return, less the amount of any such taxes payable directly by the Consolidated Group, (ii) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of their Board of Directors, (iii) ordinary course corporate operating expenses and other fees and expenses required to maintain its corporate existence, (iv) reasonable fees and expenses incurred in connection with any debt or equity offering or other financing transaction by any Parent Company, to the extent the net proceeds thereof are (or, in the case of an unsuccessful offering, were intended to be) used for the benefit of the Company and its Restricted Subsidiaries, whether or not completed and (v) reasonable fees and expenses in connection with compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under the indenture or any other agreement governing indebtedness of the Company or its Subsidiaries; and

          (14) so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company in an aggregate amount not to exceed $50 million in any fiscal year; provided, that the Company may carry over in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $150.0 million of unutilized capacity under this clause (14) attributable to preceding fiscal years.

        Notwithstanding the foregoing (including the first paragraph of this covenant) the Company shall not be permitted to make any Restricted Payment which would constitute a principal payment on, or purchase, repurchase, defease, redeem or otherwise acquire or retire for value, any Subordinated Indebtedness, in each case with the proceeds of Senior Indebtedness, unless the final scheduled maturity date of such Subordinated Indebtedness is no greater than 18 months from the date the Company makes such Restricted Payment.

Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness other than Permitted Indebtedness and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness and any of the Restricted Subsidiaries may issue Preferred Stock if, on the date of the incurrence of such Indebtedness or issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or greater than 2.0 to 1.0; provided, further, that Restricted Subsidiaries (other than the Issuer) that are not guarantors may not incur Indebtedness or issue Preferred Stock pursuant to the foregoing proviso if, after giving pro forma effect to such incurrence or issuance and application of proceeds thereof, the aggregate amount of outstanding Indebtedness and Preferred Stock of Restricted Subsidiaries (other than the Issuer) that are not guarantors incurred pursuant to this paragraph, clause (2) and clause (13) of the definition of "Permitted Indebtedness" exceeds the greater of (x) $500.0 million and (y) 5% of the Company's Total Assets.

        For purposes of determining compliance with this "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in the definition of "Permitted Indebtedness," or is entitled to be incurred or issued, as the case may be, pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness or Preferred Stock on the date of its incurrence or issuance, as the case may be, in any manner that complies with this covenant, or later divide, classify or reclassify (based on circumstances existing at the time of such division, classification or reclassification) all or a portion of such item of Indebtedness or Preferred Stock in any manner that complies with this covenant and such item of Indebtedness or Preferred Stock (or portion thereof, as applicable) will be treated as having been incurred or issued, as the case may be, pursuant to only such clause or clauses or the first paragraph of this covenant. Additionally, Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. Indebtedness under the term loan portion of the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (2) of the definition of Permitted Indebtedness and may not later be reclassified.

        The indenture provides that the Issuer will not, and will not permit any guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or such guarantor's guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such guarantor, as the case may be.

        The indenture will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior in right of payment to any other Senior Indebtedness merely because it has junior priority with respect to the same collateral.

Limitation on Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an "Affiliate Transaction") involving aggregate consideration in excess of $25.0 million, other than

          (x)   Affiliate Transactions permitted under the next paragraph, and

          (y)   Affiliate Transactions on terms that are not materially less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a person that is not an Affiliate;

  provided, however, that for a transaction or series of related transactions with an aggregate value exceeding the greater of $80.0 million and 1% of the Company's Total Assets, such determination shall be made in good faith by a majority of the disinterested members of the board of the directors of the Company; and provided, further, that for a transaction or series of related transactions with an aggregate value of $100.0 million or more,

          (1)   such determination shall be made in good faith by a majority of the disinterested members of the board of directors of the Company, and

          (2)   the board of directors of the Company shall have received an opinion from an independent nationally recognized investment banking, accounting or valuation firm, selected by the Company, that such transaction or series of related transactions is on terms that are fair, from a financial point of view, to the Company or such Restricted Subsidiary.

        The foregoing restrictions will not apply to:

          (1)   reasonable fees and compensation paid or advanced to, and indemnity provided to or on behalf of, officers, directors, employees or consultants of the Company or any subsidiary as determined in good faith by the Company's board of directors or senior management;

          (2)   transactions between or among the Company and any of its Restricted Subsidiaries;

          (3)   any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders generally in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Company;

          (4)   Permitted Investments and Restricted Payments permitted by the indenture;

          (5)   commercially reasonable transactions between the Company or a Restricted Subsidiary and any joint venture in the ordinary course of business that have been determined by the board of directors or senior management of the Company to comply with clause (y) of the first paragraph above;

          (6)   transactions with a person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an equity interest in, or controls, such person; provided that no Affiliate of the Company or any of its Restricted Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest or otherwise participate in such Person;

          (7)   transactions in which the only consideration paid by the Company or its Restricted Subsidiaries consists of Qualified Capital Stock of the Company or any capital contribution otherwise permitted by the indenture;

          (8)   payments or loans (or cancellations of loans) to officers, managers, directors, consultants and employees of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory or benefit arrangements with such officers, managers, directors, consultants and employees that are, in each case, approved by the Company in good faith;

          (9)   transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the trustee a letter from a nationally recognized investment banking, accounting or valuation firm selected by the Company stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (y) of the first paragraph of this covenant;

          (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that are fair to the Company and the Restricted Subsidiaries, in the good faith determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (11) investments by an Affiliate in securities of the Company or any of its Restricted Subsidiaries so long as the investment is being offered generally to other investors on the same or more favorable terms;

          (12) transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent entity of the Company; provided that such director abstains from voting as a director of the Company or any direct or indirect parent entity of the Company, as the case may be, on any matter involving such other Person;

          (13) pledges of Capital Stock of any Unrestricted Subsidiary;

          (14) joint purchasing arrangements with the Sponsor and Affiliates of the Company in the ordinary course of business or otherwise consistent with past practice;

          (15) transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of the Company or any Restricted Subsidiary in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of the Company or such Restricted Subsidiary (except as otherwise permitted under this covenant);

          (16) entering into an agreement that provides registration rights to the equity holders of the Company, the Issuer or any parent of the Company or amending such agreement with shareholders of the Company or any parent of the Company and the performance of such agreements; and

          (17) payments by the Company or any Restricted Subsidiary to any of the Sponsors in respect of indemnification payments or for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, or any transactions pursuant to which Mafco or any of its Affiliates provide the Company with services at the cost to Mafco or such affiliates, which payments or services are approved by a majority of the members of the Board of Directors of the Company in good faith.

Limitation on Liens

        The Issuer and the Company will not, and the Company will not permit any of the other guarantors to, directly or indirectly, create, incur or assume any Lien securing Indebtedness (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on their properties or assets, the Issuer, the Company and any of the other guarantors may (i) in the case of Liens securing such Subordinated Indebtedness, create any Lien securing Subordinated Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its subsidiaries) if the notes are secured by a Lien on such property or assets that is senior in priority to such Liens; or (ii) in all other cases, create any Lien securing Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its subsidiaries) if the notes are equally and ratably secured.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a)   pay dividends or make any other distributions on or in respect of its Capital Stock;

          (b)   make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (c)   transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

          (1)   applicable law and agreements with governmental authorities,

          (2)   the notes, the indenture or any guarantee thereof,

          (3)   (A) customary provisions restricting (1) the subletting or assignment of or under any lease or (2) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment or other transfer of such agreements (or property that is the subject thereof) or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock,

          (4)   any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than (a) the person or the properties or assets of the person so acquired (including the Capital Stock of such person), or (b) any Restricted Subsidiary having no assets other than (i) the person or the properties or assets of the person so acquired (including the Capital Stock of such person) and (ii) other assets having a fair market value not in excess of $5.0 million, and, in each case, the monetary proceeds thereof,

          (5)   any agreement or instrument (A) in effect at or entered into on the Issue Date, (B) governing Secured Indebtedness, including the Credit Agreement or the 2022 Secured Notes permitted to be incurred pursuant to the covenant described under "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," or (C) governing Indebtedness of any Restricted Subsidiary (other than the Issuer) that is not a guarantor,

          (6)   any agreement or instrument governing Indebtedness incurred pursuant to clause (9) or (13) of the definition of Permitted Indebtedness,

          (7)   restrictions on the transfer of assets subject to any Lien permitted under the indenture,

          (8)   restrictions imposed by any agreement to sell assets not in violation of the indenture to any person pending the closing of such sale,

          (9)   customary rights of first refusal with respect to the Company's and its Restricted Subsidiaries' interests in their respective Restricted Subsidiaries (other than Wholly Owned Restricted Subsidiaries) and joint ventures,

          (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

          (11) customary provisions in joint venture agreements and other similar agreements, applicable to joint ventures not prohibited hereunder,

          (12) customary provisions contained in leases, licenses and other agreements, including with respect to intellectual property, in each case, entered into in the ordinary course of business,

          (13) Indebtedness of a person that was a Restricted Subsidiary at the time of incurrence and the incurrence of which Indebtedness is permitted by the provisions described under "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock;" provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the notes,

          (14) the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (A) such other Indebtedness is permitted under the indenture and (B) the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the notes, or

          (15) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under the indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement (a) are not less favorable to the Company in any material respect as determined by the Company in good faith than the provisions of the Indebtedness being refinanced or (b) would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the notes.

Merger, Consolidation and Sale of Assets

        Neither the Company nor the Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any person unless:

          (1)   either (A) the Company, the Issuer or a Restricted Subsidiary of the Company shall be the surviving or continuing person or (B) the person, if other than the Company, the Issuer or a Restricted Subsidiary of the Company, formed by such consolidation or into which the Company or the Issuer is merged, or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the "Surviving Entity"), (x) shall be a person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the indenture and the 2022 registration rights agreement on the part of the Company or the Issuer, as applicable, to be performed or observed;

          (2)   immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, either (A) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant or (B) the Consolidated Fixed Charge Coverage Ratio for the Company or such Surviving Entity, as the case may be, immediately following such transaction would be equal to or greater than such ratio for the Company immediately prior to such transaction;

          (3)   immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4)   the Company, the Issuer or such Surviving Entity, as the case may be, shall have delivered to the trustee an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to the execution of such supplemental indenture have been satisfied.

        For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, other than to a Wholly Owned Restricted Subsidiary of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or the Issuer, as applicable, in accordance with the foregoing, in which the Company or the Issuer, as applicable, is not the continuing person, the successor person formed by such consolidation or into which the Company or the Issuer, as applicable, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer, as applicable, under the indenture and the notes with the same effect as if such Surviving Entity had been named as such and the Company or the Issuer, as applicable, shall be relieved of all of its obligations and duties under the indenture and the notes.

        Each guarantor (other than the Company), other than any guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the indenture, will not, and the Company will not cause or permit any such guarantor to, consolidate with or merge with or into any person other than the Company, the Issuer or any other guarantor unless:

          (1)   the entity formed by or surviving any such consolidation or merger, if other than such guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2)   such entity assumes by supplemental indenture all of the obligations of such guarantor under the guarantee; and

          (3)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        Any merger or consolidation of a guarantor (other than the Company) with and into the Company or the Issuer, with the Company or the Issuer being the Surviving Entity, or another guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this covenant.

Limitation on Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company or one or more of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

          (2)   at least 75% of the consideration received by the Company or such Restricted Subsidiaries, exclusive of indemnities, as the case may be, from such Asset Sale is cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities of the Company or any such Restricted Subsidiary, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet (or in the notes thereto), that are assumed by the transferee of any such assets, (b) any securities, notes or other obligations received by the

  Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within one year of the time of such disposition, to the extent of the cash or Cash Equivalents received, and (c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $200.0 million and 2.25% of the Company's Total Assets, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will be deemed to be cash for the purposes of this clause (2); and

          (3)   upon the consummation of an Asset Sale, the Company applies directly or through a Restricted Subsidiary, or causes one or more of its Restricted Subsidiaries to apply, an amount equal to the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof, at the option of the Company, either (A) to repay any Secured Indebtedness the incurrence of which was permitted by the indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to the Company or another Restricted Subsidiary, (B) to repay any Indebtedness of a Restricted Subsidiary that is not a guarantor, (C) to repay or repurchase Pari Passu Indebtedness (provided that the Issuer shall (i) redeem or repurchase at least a pro rata portion of the notes (based on the amount so applied to such repayments or repayments or repurchases of Pari Passu Indebtedness), by, at the Company's option, (a) redeeming notes as described above under the caption "—Optional Redemption" or (b) through privately negotiated transactions or open market purchases (to the extent such purchases are a price at or above 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any, thereon) or (ii) offer to redeem or repurchase at least a pro rata portion of the notes (based on the amount so applied to such repayments or repayments or repurchases of Pari Passu Indebtedness) by making an offer (in accordance with the procedures set forth below for an Net Proceeds Offer) to all holders to purchase the notes at a price at or above 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid), (D) to reinvest in Productive Assets (or enter into a binding commitment to reinvest, if such reinvestment is effected within 180 days after the date of such commitment), or (E) a combination of prepayment, reduction and investment permitted by the foregoing clauses (3)(A) through (3)(D);

  provided that the 75% limitation referred to above will not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. On the 366th day after an Asset Sale (or the 181st day after the entry into a binding commitment to reinvest) or such earlier date, if any, as the Company in good faith determines not to apply an amount equal to the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3)) of the preceding sentence (each, a "Net Proceeds Offer Amount") the Issuer will make an offer to repurchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date (or such longer period as may be required by law), from all holders, that amount of notes equal to the aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding sentence multiplied by a fraction, the numerator of which is the aggregate principal amount of notes then outstanding and the denominator of which is the sum of the aggregate principal amount of notes and Pari Passu Indebtedness then outstanding (the "Pro Rata Amount"), at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued interest to the date of repurchase.

        Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $50.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $50.0 million, at which time the Issuer will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is at least $50.0 million being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of notes tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Amount, the Issuer or any guarantor may use such amount for any purpose not prohibited by the indenture. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

        The Credit Agreement restricts the ability of the Issuer to repurchase the notes, subject to certain exceptions. Accordingly, if required to make a Net Proceeds Offer, the Issuer may need the consent of the lenders under the Credit Agreement. The failure of the Issuer to make a required Net Proceeds Offer and repurchase notes subject thereto would be an Event of Default.

        Notwithstanding the first two paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent

          (1)   at least 50% of the consideration for such Asset Sale constitutes Productive Assets; and

          (2)   such Asset Sale is for fair market value; provided that the fair market value of any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph will constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

        In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a person in a transaction permitted under the "—Merger, Consolidation and Sale of Assets" covenant, the successor corporation will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notice of a Net Proceeds Offer will be mailed to the holders as shown on the register of holders not less than 30 days nor more than 60 days before the payment date for the Net Proceeds Offer, with a copy to the trustee, and will comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part (in integral multiples of $1,000 principal amount; provided that the Issuer will repurchase notes of $2,000 or less in whole and not in part) at maturity in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, the trustee will select the notes or portions thereof to be repurchased among the holders of the notes as follows:

          (1)   if the notes are listed, in compliance with any applicable requirements of the principal national securities exchange on which the notes are listed; or

          (2)   if the notes are not so listed, on a pro rata basis, by lot or by any other method the trustee considers fair and appropriate.

        A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

        If an offer is made to repurchase the notes pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

Limitation on Guarantees by Restricted Subsidiaries

        The Company will not permit any Wholly Owned Domestic Restricted Subsidiary (other than the Issuer, a guarantor or an Immaterial Subsidiary) to, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or the Issuer, other than:

          (1)   Indebtedness incurred in reliance on and in compliance with the first paragraph under the heading "—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock,"

          (2)   Indebtedness incurred in reliance on clause (12) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries that are not guarantors) of the definition of Permitted Indebtedness,

          (3)   Hedge Agreements in reliance on clause (4) of the definition of Permitted Indebtedness, or

          (4)   additional Indebtedness incurred in reliance on clause (13) or (14) of the definition of Permitted Indebtedness,

  unless, in any such case

          (a)   such Restricted Subsidiary has executed and delivered or, within 10 Business Days thereof, executes and delivers a supplemental indenture to the indenture, providing a guarantee of payment of the notes by such Restricted Subsidiary in the form required by the indenture and

          (b)   if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated in right of payment to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinate Indebtedness is similarly subordinated in right of payment to the guarantee of the notes.

        Any guarantee of the notes by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged, without any further action required on the part of the trustee or any holder, upon:

          (1)   (a) such guarantor being released from any and all guarantees of Indebtedness of the Company and the Issuer (other than guarantees permitted to be provided by non-guarantor Restricted Subsidiaries pursuant to the preceding paragraph), and (b) if such guarantor will remain a subsidiary of the Company, it has no other outstanding Indebtedness other than Indebtedness that could be incurred by a Restricted Subsidiary that is not a guarantor of the notes on the date of the proposed release of such guarantor's guarantee;

          (2)   the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such guarantee of the notes was executed and delivered pursuant to the preceding paragraph;

          (3)   any designation of such subsidiary as an Unrestricted Subsidiary in accordance with the provisions set forth under "—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

          (4)   any sale or other disposition (by merger or otherwise) (i) to any person that is not a guarantor (other than an Immaterial Subsidiary), of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary or (ii) of any portion of the Company's Capital Stock in such Restricted Subsidiary that results in such Restricted Subsidiary ceasing to be a Wholly Owned Domestic Restricted Subsidiary of the Company; provided, however, that

            (a)   such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the indenture; and

            (b)   such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed;

  provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a guarantor until such time as it ceases to be an Immaterial Subsidiary, within 10 Business Days of which it shall provide a guarantee as contemplated by subparagraph (4)(a) above; and provided, further, that if, at the end of the most recent fiscal year for which internal financial statements are then available, all Immaterial Subsidiaries, in the aggregate, have total assets as of the end of the most recent fiscal year for which internal financial statements are then available in excess of 2.5% of the Company's Total Assets and Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available in excess of 2.5% of the Company's Total Revenues, one or more of such subsidiaries shall, within 10 Business Days of such internal financial statements becoming available, provide a guarantee so that in the aggregate the total assets of all Immaterial Subsidiaries that are not guarantors as of the end of such fiscal year are not in excess of 2.5% of the Company's Total Assets and their Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available are not in excess of 2.5% of the Company's Total Revenues.

Events of Default

        The following events are defined in the indenture as "Events of Default":

          (1)   the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days; or

          (2)   the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to repurchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer; or

          (3)   a default in the observance or performance of any other covenant or agreement contained in such indenture which default continues for a period of 60 days after the Issuer receives written notice specifying the default, and demanding that such default be remedied, from the trustee or the holders of at least 25% of the outstanding principal amount of the notes; or

          (4)   the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary (a "Payment Default"), other than intercompany Indebtedness, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company, the Issuer or such Restricted Subsidiary of notice of any such acceleration, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $100.0 million or more at any time; or

          (5)   other than with respect to the Colombia Matter, any final judgment or final judgments for the payment of money in excess (net of amounts covered by third-party insurance with insurance carriers who in the reasonable judgment of the Company are creditworthy and who have not disclaimed liability with respect to such judgment or judgments) of $100.0 million is rendered by a court of competent jurisdiction against the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect; or

          (6)   certain events of bankruptcy affecting the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary; or

          (7)   any of the guarantees ceases to be in full force and effect or any of the guarantees is held in a judicial proceeding to be null and void and unenforceable or any of the guarantees is found to be invalid by a final judgment or order that is not appealable or any of the guarantors denies its liability under its guarantee, other than by reason of a release of a guarantor in accordance with the terms of the indenture.

        During the continuance of any Event of Default specified in the indenture (other than an Event of Default with respect to bankruptcy proceedings of the Company or the Issuer), the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the Issuer and the trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same will become immediately due and payable. If an Event of Default with respect to bankruptcy proceedings of the Company or the Issuer occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes.

        The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

          (1)   if the rescission would not conflict with any judgment or decree;

          (2)   if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3)   to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4)   if the Issuer has paid the trustee its reasonable compensation and reimbursed the trustee for its reasonable expenses, disbursements and advances; and

          (5)   in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee has received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on any such notes.

        The trustee shall not be deemed to have notice of any default or Event of Default (other than a payment default) unless a responsible officer of the trustee has received written notice of any event which is in fact such a default or Event of Default at the Corporate Trust Office of the trustee and such notice references the notes and the indenture.

Defeasance

        The indenture will cease to be of further effect as to all outstanding notes, except as to (1) rights of registration of transfer, substitution and exchange of notes, (2) rights of holders to receive payments of principal of, premium, if any, and interest on the notes and any other rights of the holders with respect to such amounts, (3) the rights, obligations and immunities of the trustee under the indenture and (4) certain other specified provisions in the indenture (the foregoing exceptions (1) through (4) are collectively referred to as the "Reserved Rights"), if:

          (a)   the Issuer irrevocably deposits, or causes to be deposited, with the trustee, in trust for the benefit of the holders pursuant to an irrevocable trust and security agreement (1) U.S. Legal Tender, (2) U.S. Government Obligations or (3) a combination thereof, in an amount sufficient after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the notes, U.S. Legal Tender in an amount which is sufficient to pay the principal of, premium, if any, and interest on the notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of the indenture and the notes (with the sufficiency of such amount to be based on the advice of a nationally recognized investment banking firm or firm of independent certified public accountants expressed in a written certification thereof delivered to the trustee if such deposit includes any U.S. Government Obligations); provided, however, that (x) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the trustee; and (y) the trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium (if any) and interest with respect to the notes;

          (b)   the Issuer delivers to the trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the trustee or a tax ruling from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          (c)   the Issuer delivers to the trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

        In addition, the Issuer may terminate all of its obligations under the indenture, except as to certain of the Reserved Rights, when (1) all outstanding notes theretofore authenticated have been delivered to the trustee for cancellation and the Issuer has paid or caused to be paid all sums payable under the indenture by the Issuer or (2) the Issuer has called for redemption pursuant to the indenture all of the notes, the amounts described in clause (a) above have been deposited as described therein, the conditions in clauses (x) and (y) of the proviso to such clause (a) have been satisfied and the certificate and opinion described in clause (c) above have been delivered. Notwithstanding the foregoing, the Opinions of Counsel required by clauses (b) and (c) above need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable on the maturity date within one year or (3) are to be called for redemption within one year. In addition, the Issuer may at its option and at any time elect to terminate its obligations with respect to certain covenants that are set forth in the indenture, some of which are described under "—Covenants" above.

Modification of the Indenture

        From time to time, the Issuer and the trustee, without the consent of the holders of the notes, may amend the indenture or the notes for the following reasons:

          (1)   to cure any ambiguity, defect or inconsistency so long as such change does not adversely affect the rights of any of the holders in any material respect;

          (2)   to evidence the succession of another person to the Issuer or the Company and the assumption by any such successor of the covenants of the Issuer or the Company under the indenture and the notes;

          (3)   to provide for the issuance of additional notes in accordance with the provisions set forth in the indenture or to provide for uncertificated notes in addition to or in place of certificated notes;

          (4)   to comply with any requirements of the SEC in connection with the qualification of the indenture under the TIA;

          (5)   to make any change that would provide any additional benefit or rights to the holders or that does not adversely affect the rights of any holder in any material respect;

          (6)   to add a guarantor under the indenture, or to release a guarantor from its obligations under the indenture and its guarantee in accordance with the terms of the indenture;

          (7)   to conform the text of the indenture, the notes or the guarantees to any provision of this "Description of 2022 New Notes" to the extent that such provision in this "Description of 2022 New Notes" was intended to be verbatim recitation of a provision in the indenture or the notes, as certified to the trustee in an Officers' Certificate; or

          (8)   to secure the notes and the guarantees;

provided that the Issuer has delivered to the trustee an Opinion of Counsel and an Officer's Certificate, each stating that such amendment or supplement complies with the provisions of the indenture.

        Other modifications and amendments of the indenture or the notes may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture, except that, without the consent of each holder of the notes affected thereby, no amendment may:

          (1)   reduce the amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or extend the time for payment of interest, including defaulted interest, on any notes;

          (3)   reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption (other than a change to the required notice period), or reduce the redemption price therefor;

          (4)   make any notes payable in money other than that stated in the notes;

          (5)   make any change in provisions of the indenture protecting the right of each holder of a note to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the notes); or

          (6)   adversely affect the ranking of the notes or the guarantees.

Additional Information

        The indenture provides that the Company promptly will deliver to the trustee, but in any event no later than 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted, and provide the trustee and holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Notwithstanding the foregoing, the Company shall be deemed to have delivered such information and reports with respect to any period for which it has timely submitted such information or reports on its website in accordance with the terms of the indenture. The Company will also comply with the other provisions of TIA Section 314(a). The trustee will have no responsibility whatsoever to determine whether any such filing has occurred.

Governing Law

        The indenture provides that it, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided, however, that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, stockholder or incorporator of the Issuer, the Company or any other guarantor will have any liability for any obligations of the Issuer, the Company or any other guarantor under the notes, the guarantees or the indenture or for any claim based on, in respect of or by reason of such obligations of their creation. Each holder by accepting a note waives and releases all such liability. Such waiver and release are part of the consideration of the issuance of the notes.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a person or any of its Restricted Subsidiaries existing at the time such person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its subsidiaries or is assumed in connection with the acquisition of assets from such person and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        An "Affiliate" of a person means a person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person; provided, however, that with respect to the Company the term Affiliate shall not include the Company or any subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

        "2022 Secured Notes" means the 7.000% senior secured notes due 2022 of the Issuer under the 2022 Secured Notes Indenture in an aggregate principal amount of $950.0 million, but not any additional notes issued under such indenture.

        "2022 Secured Notes Indenture" means that certain indenture, dated the Issue Date, by and among the Issuer (as successor to SGMS Escrow Corp. by way of a supplemental indenture thereto), the guarantors (by way of a supplemental indenture thereto), and Deutsche Bank Trust Company Americas, as trustee and collateral agent, as the same may be supplemented from time to time.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (a)   1.0% of the principal amount of such note; and

          (b)   the excess, if any, of:

            (1)   the present value at such redemption date of (i) the redemption price of the note at December 1, 2018 (such redemption price being set forth in the table appearing above under the caption "—Redemption—Optional Redemption") plus (ii) all required interest payments due on the note through December 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (2)   the principal amount of the note.

        "Asset Acquisition" means

          (a)   an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company, or

          (b)   the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, to any person other than the Company or a Restricted Subsidiary of the Company of:

          (a)   any Capital Stock of any Restricted Subsidiary of the Company; or

          (b)   any other property or assets, other than cash or Cash Equivalents or Capital Stock of any Unrestricted Subsidiary, of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

  provided, however, that Asset Sales will not include

          (1)   a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $50.0 million,

          (2)   the sale of accounts receivable,

          (3)   (a) the sale, lease, conveyance, disposition or other transfer of assets that are obsolete or worn out in the ordinary course of business, (b) the sale, lease, conveyance, disposition or other transfer of assets no longer used or useful or economically practicable to maintain in the conduct of the business of the Company and other Restricted Subsidiaries in the ordinary course (c) sale, lease, conveyance, disposition or other transfer of assets necessary in order to comply with applicable law or licensure requirements (as determined by the Issuer in good faith) and (d) the sale, lease, conveyance, disposition or other transfer of inventory determined by the Company to be no longer used, useful or necessary in the operation of the business of the Company and its Restricted Subsidiaries;

          (4)   the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any guarantor as permitted under "—Covenants—Merger, Consolidation and Sale of Assets,"

          (5)   sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by the provisions described under "—Covenants—Limitation on Liens,"

          (6)   sales, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by the provisions described under "—Covenants—Limitation on Restricted Payments,"

          (7)   the grant of licenses to third parties in respect of, the abandonment, cancellation or disposition of, or the cross-licensing, pooling, sublicensing or licensing of, or similar arrangements (including disposition of marketing rights) with respect to, intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries or otherwise consistent with past practice or not materially disadvantageous to the holders of the notes, and

          (8)   dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements,

          (9)   dispositions of any interest held by the Company or any of its Restricted Subsidiaries in any Specified Concession Vehicle to another Specified Concession Vehicle in which the Company or any Restricted Subsidiary has (or, following such transfer, will have) an interest at least equal to such interest being transferred,

          (10) the settlement or early termination of any hedge or any warrant option transactions,

          (11) to the extent allowable without recognition of gain or loss under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon),

          (12) any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim, and

          (13) the disposition of cash and Cash Equivalents and investments and merchandise in connection with prize, jackpot, deposit, payment processing and player account management operations, in each case, in the ordinary course of business.

        "Bally" means Bally Technologies, Inc., a Nevada corporation, and its subsidiaries.

        "Bally Acquisition" means the merger of Scientific Games Nevada, Inc. with and into Bally pursuant to, and as contemplated by, the Bally Acquisition Agreement.

        "Bally Acquisition Date" means the date of consummation of the Bally Acquisition.

        "Bally Acquisition Agreement" means the Agreement and Plan of Merger, dated as of August 1, 2014, by and among the Company, Scientific Games Nevada, Inc., the Issuer and Bally, as amended from time to time.

        "Board of Directors" means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof, (b) with respect to a partnership the general partner of which is a corporation, the board of directors of the general partner of the partnership or any committee thereof and (c) with respect to any other person, the board or committee of such person (or such person's general partner, manager or equivalent) serving a similar function.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the trustee is located (currently in New York, New York) are authorized or required by law to close.

        "Capital Stock" means (1) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and preferred stock of such person and (2) with respect to any person that is not a corporation, any and all partnership or other equity interests of such other person.

        "Capitalized Lease Obligations" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means

          (1)   marketable direct obligations issued by, or unconditionally guaranteed by, Canada, the United Kingdom, the United States of America, Japan, the European Union or any country with a credit rating from S&P or Moody's no lower than that of the United States of America or, in each case, issued by any agency thereof and backed by the full faith and credit of such nation, in each case maturing within 18 months from the date of acquisition thereof;

          (2)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 18 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3)   commercial paper and marketable short-term money market and similar securities, in each case, maturing no more than 18 months from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's and preferred stock maturing no more than 18 months from the date of creation thereof and issued by Persons having, at the time of acquisition, a rating of at least A from S&P or at least A2 from Moody's;

          (4)   certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within 18 months from the date of acquisition thereof issued by any bank organized under the laws of Canada, the United Kingdom or the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5)   Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated at least AA– by S&P or at least Aa3 by Moody's;

          (6)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (7)   (x) such local currencies in those countries in which the Company and its Restricted Subsidiaries transact business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (6) or otherwise customarily utilized in countries in which the Company and its Restricted Subsidiaries operate for short term cash management purposes; and

          (8)   investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) above.

        In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside of the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses (or reasonably equivalent ratings from comparable foreign rating agencies) and (ii) other short-term investments used by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments reasonably analogous to the foregoing investments described in clauses (1) through (8) above and in this paragraph.

        "Change of Control" means the occurrence of one or more of the following events:

          (1)   any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company or the Issuer to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group") other than one or more Permitted Investors (whether or not otherwise in compliance with the provisions of the indenture);

          (2)   the approval by the holders of Capital Stock of the Company or the Issuer of any plan for the liquidation or dissolution of the Company or the Issuer, respectively (whether or not otherwise in compliance with the provisions of the indenture); or

          (3)   any person or Group (other than one or more Permitted Investors) shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company; it being understood that if any such person or Group includes one or more Permitted Investors, shares of Capital Stock of the Company directly or indirectly owned by the Permitted Investors that are part of such person or Group shall not be treated as being owned by such person or Group for purposes of determining whether this clause (3) is triggered;

provided, however, that Change of Control will not include the sale, lease, exchange or other transfer of all or substantially all of the assets of the Issuer to the Company or a subsidiary guarantor.

        Notwithstanding the foregoing, (1) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the "New Parent") shall not itself constitute a Change of Control; (2) any holding company whose only significant asset is Capital Stock of the Company, New Parent or any direct or indirect parent of the Company shall not itself be considered a "person" or "group" for purposes of this definition; (3) the transfer of assets between or among the Restricted Subsidiaries and the Company in accordance with the terms of the indenture shall not itself constitute a Change of Control; (4) a "person" or "group" shall not be deemed to have beneficial ownership of securities (or "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act)) subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (5) any change in the relative beneficial ownership of the Permitted Investors that does not alter the overall beneficial ownership of the Permitted Investors shall not constitute a Change of Control; and (6) the term "Change of Control" shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company's assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; provided that, in the case of clauses (1), (2), (5) and (6), each such transaction shall not constitute a Change of Control if (a) the shareholders of the Company or such direct or indirect parent immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the New Parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than a Permitted Investor and the New Parent, "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company or the New Parent.

        "Colombia Matter" means the proceedings pending in Colombia between, among others, Scientific Games International, Inc., Empresa Colombiana de Recoursos para la Salud, S.A., a Colombian governmental agency and/or any successor Person, as further disclosed in the Company's Form 10-K filed with the SEC for the fiscal year ended December 31, 2014 (or other proceedings to the extent arising out of or relating to the events or circumstances giving rise to such pending proceedings).

        "Consolidated EBITDA" means, with respect to any person, for any period, the sum (without duplication) of

          (1)   Consolidated Net Income,

          (2)   to the extent Consolidated Net Income has been reduced thereby, all losses from dispositions of assets (including Asset Sales) or abandonments or reserves relating thereto, all unusual or non-recurring charges, expenses or losses (including non-recurring business optimization expenses and legal and settlement costs), all items classified as extraordinary charges, expenses or losses and all taxes based on income (or similar taxes in lieu of income taxes), profits, capital or equivalents, including foreign withholding taxes, of such person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses),

          (3)   Consolidated Interest Expense,

          (4)   Consolidated Non-Cash Charges,

          (5)   the amount of any charge or expense deducted in such period in computing Consolidated Net Income in connection with any proposed, attempted, pending, abandoned or completed cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization, management changes, restructurings and integrations (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, integration costs or reserves, excess pension charges, contract termination costs, including future lease commitments, costs related to the startup, opening, closure, relocation or consolidation of facilities and costs to relocate employees), acquisition, Investment, Asset Sale, incurrence, repurchase, repayment or amendment of Indebtedness, issuance of Equity Interests or closing or consolidation of facilities, divisions or operations;

          (6)   earn-out, contingent compensation, deferred purchase price and similar obligations incurred in connection with any acquisition or investment and paid (if not previously accrued) or accrued;

          (7)   to the extent treated as an expense in the period paid or incurred, any Specified Concession Obligations paid or incurred in such period; and

          (8)   the amount of any realized net loss (and less the amount of any realized net gain) resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of Consolidated EBITDA of such person during the most recent four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") for which internal financial statements are available to Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1)   the incurrence or repayment of any Indebtedness or issuance or redemption of Preferred Stock of such person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance or redemption of Preferred Stock (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date (or any other subsequent date which would otherwise require pro forma effect be given to such incurrence) pursuant to the provisions of the definition of "Permitted Indebtedness" (other than pursuant to clause (7) of such definition); and

          (2)   any asset dispositions (including any Asset Sales), Asset Acquisitions, mergers, Investments, operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness, and also including any Consolidated EBITDA (including any reasonably identifiable and reasonably supportable pro forma expense and cost reductions and other operating improvements and synergies (as calculated in good faith by a responsible officer of the Company) related thereto; provided that such pro forma expense and cost reductions and other operating improvements and synergies have been realized or are reasonably anticipated to be realizable within 12 months of such asset disposition (including any Asset Sale), Asset Acquisition, merger, Investment, operational change, operating improvement, restructuring, cost savings initiative or similar initiatives) attributable to or resulting from such asset disposition (including any Asset Sale), Asset Acquisition, merger or Investment or any operational change, operating improvement, restructuring, cost savings initiative or similar initiatives implemented during the Four Quarter Period or reasonably anticipated to be implemented within 12 months of the Transaction Date and provided, further that (a) the aggregate amount of such pro forma expense and cost reductions and other operating improvements and synergies given pro forma effect in any Four Quarter Period attributable to one or more operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives shall not exceed 10% of Consolidated EBITDA for such Four Quarter Period (prior to giving effect to such pro forma expense and cost reductions and other operating improvements and synergies)) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (or, in the case of operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives, reasonably anticipated to be implemented within 12 months of the Transaction Date (subject to the limitations set forth above) and (b) no pro forma expense and cost reductions or other operating improvements or synergies attributable to one or more operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives shall be added pursuant this this clause (2) to the extent already included in clause (5) of the definition of "Consolidated EBITDA" with respect to such Four Quarter Period), as if such asset disposition (including any Asset Sale), Asset Acquisition, merger, Investment, operational change, operating improvement, restructuring, cost savings initiative or similar initiative (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Notwithstanding the foregoing, no such pro forma adjustment to Consolidated EBITDA shall be required in respect of any such asset dispositions (including any Asset Sales), Asset Acquisitions or mergers to the extent the aggregate consideration in connection therewith was less than $20.0 million for the reference period.

  Furthermore, calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (a)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (b)   if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (c)   notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations in effect on the Transaction Date, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of

          (1)   Consolidated Interest Expense, plus

          (2)   the product of

            (x)   the amount of all dividend payments on any series of Preferred Stock of such person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times; and

            (y)   a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such person expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any person for any period, the sum of, without duplication,

          (1)   the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations and capitalized interest (but excluding (a) the amortization or write-off of deferred financing costs, (b) the amortization of original issue discounts paid, (c) the expensing of bridge, commitment and other financing fees, (d) non-cash interest expense related to the application of purchase accounting, (e) any premiums, fees or other charges incurred in connection with the refinancing, incurrence, purchase or redemption of Indebtedness (including in connection with the Transactions or the June 2014 Refinancing Transactions), and (f) non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations and other derivative instruments), for such period determined on a consolidated basis in accordance with GAAP; and

          (2)   the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less the aggregate of all cash and non-cash interest income of such person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any person for any period, the aggregate net income (or loss) of such person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom

          (a)   after tax gains or losses from dispositions of assets (including Asset Sales) outside the ordinary course of business or abandonments or reserves relating thereto, or the disposition, abandonment or discontinuance of any discontinued operations,

          (b)   items classified as extraordinary gains or losses, and the related tax effects according to GAAP,

          (c)   the net income (or loss) of any person acquired in a pooling of interests (including any common control acquisition) accrued prior to the date it becomes a subsidiary of such first person or is merged or consolidated with it or any subsidiary,

          (d)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(w) of the first paragraph of "—Covenants—Limitation on Restricted Payments," the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that subsidiary of that income is restricted by contract, operation of law or otherwise, unless such restriction has been legally waived,

          (e)   the net loss of any person, other than a Restricted Subsidiary of the Company,

          (f)    the net income of any person, other than a Restricted Subsidiary, in which such person has an interest, except to the extent of cash dividends or distributions paid to such person or a Restricted Subsidiary of such person,

          (g)   gains or losses from retirement or extinguishment of debt or the acquisition of any securities,

          (h)   amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock,

          (i)    any increase in amortization or depreciation, non-cash interest expense or other noncash charges (including, without limitation, any non-cash fair value adjustment of inventory) resulting from the application of purchase accounting in relation to any acquisition, net of taxes,

          (j)    any net after-tax impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

          (k)   any non-cash cost related to the termination of any employee pension benefit plan, together with any related provision for taxes on any such termination (or the tax effect of any such termination),

          (l)    any deferred financing costs and original issue discounts amortized or written off, and premiums and prepayment penalties and other related fee, expense or reserve paid in connection with the Transactions, the June 2014 Refinancing Transactions or any acquisition, disposition, financing, refinancing or repayment, including the expensing of bridge, commitment and other financing costs,

          (m)  any charges resulting from the application of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets," No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" or No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" or any successor thereto,

          (n)   the amount of any net loss (and less the amount of any net gain) resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133, and any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations and other derivative instruments,

          (o)   any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights,

          (p)   accruals and reserves that are established within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP, and

          (q)   any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency measurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items.

        "Consolidated Net Total Leverage" means at any date, (a) aggregate principal amount of all Indebtedness described under clauses (1), (2), (3), 5(ii) and (9) of the definition of "Indebtedness" of the Company and its Restricted Subsidiaries outstanding on such date minus (b) the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not (a) subject to a Lien securing any Indebtedness other than Liens permitted under clause (2) of the definition of Permitted Liens or (b) classified as "restricted" (unless so classified solely because of any provision in an agreement governing Indebtedness of the Company or its Restricted Subsidiaries).

        "Consolidated Net Leverage Ratio" means as of any date of determination, the ratio of Consolidated Net Total Leverage on such day to Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four consecutive fiscal quarters of the Company; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Consolidated Net Secured Leverage" means at any date, (a) the aggregate principal amount of all Indebtedness described under clauses (1), (2), (3), 5(ii) and (9) of the definition of "Indebtedness," and to the extent related to Indebtedness of the types described in the preceding clauses, clause (6) of the definition of "Indebtedness," of the Company and its Restricted Subsidiaries outstanding on such date pursuant to clauses 1(b), (2), (3), (7), (9), (10), (13) or (15) of the definition of "Permitted Indebtedness" or, to the extent related to any of the foregoing, clause (12), that are secured by a Lien, minus (b) the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not (a) subject to a Lien securing any Indebtedness other than Liens permitted under clause (2) of the definition of Permitted Liens or (b) classified as "restricted" (unless so classified solely because of any provision in an agreement governing Indebtedness of the Company or its Restricted Subsidiaries).

        "Consolidated Net Secured Leverage Ratio" means as of any date of determination, the ratio of Consolidated Net Secured Total Leverage on such day to Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four consecutive fiscal quarters of the Company; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Consolidated Non-Cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Credit Agreement" means the Credit Agreement, dated as of October 18, 2013 and as amended on October 1, 2014, among the Issuer, as borrower, the Company, as guarantor, the several lenders from time to time party thereto and Bank of America, N.A., as administrative agent, including all related notes, collateral documents and guarantees, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing (including by means of sales of debt securities), replacing or otherwise restructuring (including adding subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or investors.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, any Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other lenders or investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-Cash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

        "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, in each case on or prior to the final maturity date of the notes; excluding any obligations under hedge or warrant agreements entered into in connection with a Permitted Convertible Notes Offering; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

        "Disqualified Holder" means any holder or beneficial owner of the notes (i) who or which is (or who or which is an Affiliate of a Person who or which is) requested or required pursuant to any Gaming Law or by any Gaming Authority to (A) appear before, or submit to the jurisdiction of, or provide information to, or apply for a license, qualification or finding of suitability from, any Gaming Authority, or (B) reduce its position in the notes to below a level that would require licensure, qualification or a finding of suitability, and, in either case, such holder or beneficial owner (or Affiliate thereof) either (1) refuses to do so or otherwise fails to comply with such request or requirement within 15 days (or such shorter period as may be required by the applicable Gaming Law or Gaming Authority) or (2) is denied such license or qualification or not found suitable or (ii) who or which is (or who or which is an Affiliate of a Person who or which is) determined or shall have been determined by any Gaming Authority not to be suitable or qualified.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that is (i) not a Foreign Subsidiary, (ii) not a direct or indirect Subsidiary of a Foreign Subsidiary and (iii) not a Foreign Subsidiary Holding Company.

        "Equity Offering" means any private or public offering of Qualified Capital Stock of (a) the Company or (b) any direct or indirect parent of the Company, to the extent contributed to the Company as common equity capital or used to purchase Qualified Capital Stock from the Company.

        "Exchange Act" means the U.S. Securities and Exchange Act of 1934, as amended, or any successor statute and, the rules and regulations promulgated by the SEC thereunder.

        "Existing Senior Subordinated Notes" means the Issuer's existing 6.625% senior subordinated notes due 2021 and 6.25% senior subordinated notes due 2020 and the Company's existing 8.125% senior subordinated notes due 2018.

        "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Company acting reasonably and in good faith.

        "Foreign Subsidiary" means, with respect to any person, any subsidiary of such person that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "Foreign Subsidiary Holding Company" means any subsidiary of the Company which is organized under the laws of the United States of America or any State thereof or the District of Columbia, substantially all of the assets of which consist of the Capital Stock or Indebtedness of one or more Foreign Subsidiaries (or Restricted Subsidiaries thereof) and other assets relating to an ownership interest in such Capital Stock or Indebtedness.

        "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

        "Gaming Authority" means any government, court, or federal, state, local, international, foreign or other governmental, administrative or regulatory or licensing body, agency, authority or official, which now or hereafter regulates or has authority over, including, without limitation, to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming business or activities (or proposed gaming business or activities) and/or related business or activities now or hereafter conducted by the Company or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming business or activities.

        "Gaming Law" means any federal, state, local, international, foreign or other law, statute, constitutional provision, regulation, rule, order, ordinance, enforcement requirement or interpretation pursuant to which any Gaming Authority possesses or asserts legal, regulatory or licensing authority over gaming and/or related activities.

        "Hedge Agreement" means any agreement pursuant to which any Hedging Obligation is or was created.

        "Hedging Obligation" means, with respect to any specified Person, the obligations of such Person under any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Company or any Restricted Subsidiary.

        "Immaterial Subsidiary" means, as of any date, any Domestic Restricted Subsidiary (other than a Domestic Restricted Subsidiary that guarantees obligations under the Credit Agreement) whose assets, as of the most recent date for which an internal balance sheet is available, are less than 2.5% of the Company's Total Assets and whose Total Revenues for the most recent fiscal year for which internal financial statements are then available do not exceed 2.5% of the Company's Total Revenues; provided that all that do not guarantee the notes by virtue of being Immaterial Subsidiaries, in the aggregate, shall have total assets as of the end of the most recent fiscal year for which internal financial statements are then available not to exceed 2.5% of the Company's Total Assets and Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available not to exceed 2.5% of the Company's Total Revenues.

        "Incur" or "incur" means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

        "Indebtedness" means with respect to any person, without duplication,

          (1)   the principal amount of all obligations of such person for borrowed money,

          (2)   the principal amount of all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,

          (3)   all Capitalized Lease Obligations of such person,

          (4)   all obligations of such person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business),

          (5)   all obligations of such person for the reimbursement of any obligor on any (i) letter of credit or (ii) banker's acceptance,

          (6)   guarantees and other contingent obligations of such person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below,

          (7)   all Indebtedness of any other person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured,

          (8)   all obligations under Hedge Agreements of such person, and

          (9)   all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, (1) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Company of such Disqualified Capital Stock, and (2) accrual of interest or Preferred Stock dividends, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock and increases in the amount of Indebtedness solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (7) of the first paragraph of this definition will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of the "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant. The amount of Indebtedness of any person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such person for any contingent obligations described above.

        "Interest Swap Obligations" means the obligations of any person, pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount.

        "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person for value of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any person. "Investment" shall exclude extensions of trade credit by the Company and its subsidiaries on commercially reasonable terms. For the purposes of the "—Covenants—Limitation on Restricted Payments" covenant and the definition of "Permitted Investments,"

          (1)   "Investment" will include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and

          (2)   the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

        If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such subsidiary not sold or disposed.

        "Investment Grade Status" shall occur when the notes receive both of the following:

          (1)   a rating of "BBB–" or higher from S&P; and

          (2)   a rating of "Baa3" or higher from Moody's;

or the equivalent of such rating by either such rating organization or, if no rating of Moody's or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

        "Issue Date" means the original date of issuance of the notes.

        "Joint Venture" means any person (other than a subsidiary of the Company) engaged in a Related Business with respect to which at least 15% of such person's outstanding Capital Stock is owned directly or indirectly by the Company.

        "June 2014 Refinancing Transactions" means, collectively, the offer and sale of the Issuer's existing 6.625% senior subordinated notes due 2021, the redemption or repurchase of the Issuer's 9.25% senior subordinated notes due 2019 and the payment of related fees and expenses.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Mafco" means MacAndrews & Forbes Holdings, Inc. and its successors.

        "Moody's" means Moody's Investor Service, Inc. and its successors or, if at any time Moody's no longer provides a rating for such obligations, another Nationally Recognized Statistical Rating Organization.

        "Nationally Recognized Statistical Rating Organization" means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act or any successor thereto.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

          (a)   all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (b)   the amounts of

            (x)   any repayments of debt secured, directly or indirectly, by Liens on the assets that are the subject of such Asset Sale, and

            (y)   any repayments of debt associated with such assets that is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

          (c)   any portion of cash proceeds which the Issuer determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries will constitute Net Cash Proceeds on such date;

          (d)   all amounts deemed appropriate by the Issuer to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale;

          (e)   all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable and taking into account any tax sharing agreements) in connection with or as a result of such Asset Sale; and

          (f)    with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to persons holding a minority interest in such Restricted Subsidiary.

        Notwithstanding the foregoing, Net Cash Proceeds will not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (and only to the extent)

          (1)   such proceeds cannot under applicable law be transferred to the United States; or

          (2)   such transfer would result (in the good faith determination of the Company) in an aggregate tax liability that would be materially greater than if such Asset Sale occurred in the United States;

  provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds will be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

        "Obligations" means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or any Assistant Vice President or Assistant Secretary of such Person.

        "Officer's Certificate" of any Person means a certificate signed by any Officer of such Person.

        "Parent Company" means any direct or indirect parent of the Company.

        "Pari Passu Indebtedness" means any Indebtedness of the Issuer or a guarantor of the notes ranking pari passu with the notes or a guarantee of the notes, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

        "Permitted Convertible Notes Offering" means any offering by the Issuer or any of the guarantors after the Issue Date of unsecured convertible notes or debentures; provided that such notes or debentures are permitted to be issued pursuant to the covenant described under "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock."

        "Permitted Indebtedness" means, without duplication,

          (1)   (a) the 2022 old notes (other than Additional Notes) and the guarantees thereof and the 2022 new notes and guarantees thereof and (b) the 2022 Secured Notes issued on the Issue Date and guarantees thereof,

          (2)   Indebtedness incurred pursuant to any Credit Facility (including without limitation the Credit Agreement) in an aggregate principal amount at any time outstanding not to exceed the sum of (a) $650.0 million (with respect to the revolving credit facility under the Credit Agreement) and (b) the greater of (i) $4,750.0 million and (ii) such amount as would not, as of the date of incurrence and after giving pro forma effect thereto, cause the Consolidated Net Secured Leverage Ratio to exceed 3.75 to 1.00, and in the case of Indebtedness incurred pursuant to this clause 2(b)(ii), Refinancing Indebtedness in respect thereof; provided that, (i) Restricted Subsidiaries (other than the Issuer) that are not guarantors may not incur Indebtedness or issue Preferred Stock pursuant to this clause (2) if, after giving pro forma effect to such incurrence or issuance and application of proceeds thereof, the aggregate amount of outstanding Indebtedness and Preferred Stock of Restricted Subsidiaries (other than the Issuer) that are not guarantors incurred pursuant to this clause (2), the first paragraph of the covenant "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and clause (13) of this definition of Permitted Indebtedness exceeds the greater of $500.0 million and 50% of the Company's Total Assets and (ii) for purposes of determining the amount of Indebtedness that may be incurred under clause (2)(b)(ii), all Indebtedness incurred under this clause (2) shall be treated as secured by a Lien for purposes of the definition of "Consolidated Net Secured Leverage,"

          (3)   Indebtedness (other than Indebtedness contemplated by clause (1) or (2) of this definition) of the Company and its subsidiaries outstanding on the Issue Date,

          (4)   Indebtedness of the Company and its Restricted Subsidiaries pursuant to any Hedge Agreement,

          (5)   Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Company or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid,

          (6)   intercompany Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any other Restricted

  Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case, subject to no Lien held by a person other than the Company or a Restricted Subsidiary of the Company; provided, however, that any such Indebtedness owing to a Restricted Subsidiary that is not a guarantor is expressly subordinated in right of payment to the notes; and provided, further that if, as of any date any person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date will be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (6),

          (7)   Indebtedness (i) of the Company or any Restricted Subsidiary incurred to finance an acquisition and (ii) Acquired Indebtedness; provided, however, that after giving effect to such acquisition and the incurrence of such Indebtedness, either:

            (A)  the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the heading "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock"; or

            (B)  the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such acquisition,

          (8)   (A) guarantees by Restricted Subsidiaries (other than the Issuer) pursuant to the "—Covenants—Limitation on Guarantees by Restricted Subsidiaries" covenant or guarantees by Restricted Subsidiaries (other than the Issuer) of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under the indenture and (B) guarantees by the Company or the Issuer of the Company's Wholly Owned Restricted Subsidiaries' Indebtedness; provided that such Indebtedness is permitted to be incurred under the indenture,

          (9)   Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business, in an aggregate amount (including Refinancing Indebtedness in respect thereof) not to exceed $150.0 million in any fiscal year; provided that the Company and any of its Restricted Subsidiaries may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $300.0 million of unutilized capacity under this clause (9) attributable to preceding fiscal years,

          (10) Indebtedness of the Company or any Restricted Subsidiary evidenced by Capitalized Lease Obligations which, when taken together with all other Indebtedness Incurred pursuant to this clause (10) and outstanding on the date of such Incurrence, does not exceed the greater of $250.0 million and 3.0% of the Company's Total Assets,

          (11) (x) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, provided that upon the drawing of such letters of credit such obligations are reimbursed within 30 days following such drawing, and (y) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of workers' compensation claims, guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, VAT, duty, tariff, appeal and surety bonds, completion guarantees, and other obligations of a similar nature, in each case in the ordinary course of business,

          (12) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with the "—Covenants—Limitation on Incurrence of Additional Indebtedness and

  Issuance of Preferred Stock" covenant (other than pursuant to clause (2), (6), (9), (10), (11), (13), (14), (15), (16), (17) or (19) of this definition), including any additional Indebtedness incurred to pay accrued interest, fees, underwriting discounts, premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof or premiums (including consent payments and early tender payments) paid in connection with a tender offer for such Indebtedness ("Required Premiums") and other costs and expenses incurred in connection therewith (collectively, "Refinancing Indebtedness") prior to or at its respective maturity; provided, however, that (i) any such event does not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except (A) as provided above in this definition or (B) otherwise permitted to be incurred under the indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold and (ii) if the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was subordinated in right of payment to the notes or the guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment, to the notes or the guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold,

          (13) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (13) and outstanding on the date of such Incurrence (which amount may, but need not, be incurred in whole or in part under the Credit Agreement), does not exceed the greater of $400.0 million and 4% of the Company's Total Assets; provided that, (i) Restricted Subsidiaries (other than the Issuer) that are not guarantors may not incur Indebtedness or issue Preferred Stock pursuant to this clause (13) if, after giving pro forma effect to such incurrence or issuance and application of proceeds thereof, the aggregate amount of outstanding Indebtedness and Preferred Stock of Restricted Subsidiaries (other than the Issuer) that are not guarantors incurred pursuant to this clause (13), the first paragraph of the covenant "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and clause (2) of the definition of Permitted Indebtedness exceeds the greater of $500.0 million and 5.5% of the Company's Total Assets,

          (14) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit,

          (15) the guarantee of Indebtedness of Joint Ventures to the extent permitted by clause (6) of the definition of Permitted Investments in an aggregate principal amount which, when taken together with all other Indebtedness Incurred and outstanding on the date of such Incurrence pursuant to this clause (15), does not exceed the sum of (a) (i) the greater of $200.0 million and 2.5% of the Company's Total Assets, minus (ii) the aggregate principal amount of indebtedness outstanding on such date pursuant to clause (17)(b) of this definition and (b) the aggregate principal amount of additional Indebtedness permitted to be incurred on such date pursuant to clause (17)(a) of this definition,

          (16) the issuance by any of the Company's Restricted Subsidiaries of shares of Preferred Stock to the Company or to any Wholly Owned Restricted Subsidiary of the Company; provided, however, that:

            (a)   any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; and

            (b)   any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company,

  will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (16),

          (17) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness Incurred and outstanding on the date of such Incurrence pursuant to this clause (17), does not exceed the sum of (a) (i) the greater of $200.0 million and 2.5% of the Company's Total Assets minus (ii) the aggregate principal amount of indebtedness outstanding on such date pursuant to clause (15)(b) of this definition and (b) the aggregate principal amount of additional Indebtedness permitted to be incurred on such date pursuant to clause (15)(a) of this definition,

          (18) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting, ordinary course deferred purchase price or other similar arrangements and other contingent obligations in respect of acquisitions or Permitted Investments (both before or after any liability associated therewith becomes fixed), including any such obligations which may exist on the Closing Date as a result of acquisitions consummated prior to the Closing Date, arising from agreements providing for indemnification related to sales, leases or other dispositions of goods or adjustment of purchase price of similar obligations in any case incurred in connection with the acquisition or disposition of any business, assets or Subsidiary,

          (19) Indebtedness consisting of guarantees or other credit support provided in respect of Specified Concession Obligations incurred pursuant to clause (12) of the definition of "Permitted Investments" or issued in lieu of cash payments of Restricted Payments permitted under the indenture,

          (20) Indebtedness incurred by the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums and, to the extent constituting Indebtedness, pension and retirement liabilities,

          (21) Indebtedness (i) owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries and (ii) in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management services entered into in the ordinary course of business,

          (22) Indebtedness (i) representing deferred compensation or stock-based compensation to employees, officers or directors of the Company or any Restricted Subsidiary incurred in the ordinary course of business and (ii) consisting of obligations of the Company or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred in connection with any Permitted Investment,

          (23) Indebtedness of the Company or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business and (ii) Indebtedness of the Company or any of is Restricted Subsidiaries to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany self-insurance arrangements), and

          (24) to the extent constituting Indebtedness, payment and custodial obligations in respect of prize, jackpot, deposit, payment processing and player account management operations, including obligations with respect to funds that may be placed in trust accounts.

        Additionally, in the case of clauses (2), (9), (10), (13), (14), (15), and (17) of this definition, the aggregate amount of Indebtedness permitted to be incurred under such clause shall be increased by the amount of accrued interest, fees, underwriting discounts, premiums (including consent payments and early tender payments) and other costs and expenses refinanced, paid or incurred in connection with any refinancing of Indebtedness incurred under such clause.

  "Permitted Investments" means

          (1)   Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any person, if after giving effect to such Investment, such person would be a Restricted Subsidiary of the Company or such person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company;

          (2)   Investments in cash or Cash Equivalents;

          (3)   Investments existing on, or pursuant to legally binding written commitments in existence on, the Issue Date and, in each case, any extensions or renewals thereof, so long as the amount of any Investment made pursuant to this clause (3) is not increased (other than pursuant to such legally binding commitments);

          (4)   Investments in securities or other debt obligations of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, reorganization or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and amendments thereof;

          (5)   so long as no Default or Event of Default has occurred and is continuing, loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective officers, directors, consultants and employees in an aggregate amount (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation expenses) not to exceed $7.5 million at any one time outstanding;

          (6)   subject to the last paragraph of this definition, so long as no Default or Event of Default has occurred and is continuing, additional Investments in a person or persons principally engaged in a Related Business in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (6) and outstanding on the date of such Investment, does not exceed the greater of $500.0 million and 5.0% of the Company's Total Assets;

          (7)   Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with the "—Covenants—Limitation on Asset Sales" covenant;

          (8)   Investments of the Company or any of its Restricted Subsidiaries under any Hedge Agreement;

          (9)   guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness, which guarantees are otherwise permitted to be incurred by the Company or such Restricted Subsidiary under the indenture;

          (10) any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock;

          (11) advances of payroll payments to employees, or fee payments to directors or consultants, in the ordinary course of business;

          (12) subject to the last paragraph of this definition, Investments comprising Specified Concession Obligations, including Investments in Unrestricted Subsidiaries whose only material asset is or will be interests in Specified Concession Obligations (a portion of which may take the form of guarantees or other credit support provided in respect of Specified Concession Obligations); provided that the aggregate amount of Investments comprising Specified Concession Obligations of the type described in clause (a) or (b) of the definition thereof made after the Issue Date, when taken together with all other such Investments made pursuant to this clause (12) and outstanding on the date of such Investment, does not exceed the greater of $400 million and 4% of the Company's Total Assets; provided that, to the extent that the Consolidated Net Leverage Ratio of the Company and its Restricted Subsidiaries is less than 4.50 to 1.00 (calculated as of the last day of the fiscal quarter most recently then ended for which internal financial statements are available), the amount of any such Investments permitted pursuant to this clause (12) will increase to the greater of $500 million and 5% of the Company's Total Assets;

          (13) subject to the last paragraph of this definition, any Investment by the Company or any Restricted Subsidiary in a Joint Venture in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (13) and outstanding on the date of such Investment, does not exceed the greater of $400 million and 4% of the Company's Total Assets; provided that, to the extent that the Consolidated Net Leverage Ratio of the Company and its Restricted Subsidiaries is less than 4.50 to 1.00 (calculated as of the last day of the fiscal quarter most recently then ended for which internal financial statements are available), the amount of any such Investments permitted pursuant to this clause (13) will increase to the greater of $500 million and 5% of the Company's Total Assets;

          (14) Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the provisions described under "—Covenants—Merger, Consolidation and Sale of Assets," to the extent that such Investments (or binding commitments to make such Investments) were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (15) Investments in respect of pre-paid incentives to customers (which pre-paid incentive payments may also be recorded as "upfront contract acquisition costs");

          (16) any Investments in receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (17) (i) loans and advances made to distributors, customers, vendors and suppliers in the ordinary course of business or in accordance with market practices, (ii) purchases and acquisition of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments and (iii) Investments among the Company and its Restricted Subsidiaries in connection with the sale of inventory and parts in the ordinary course of business;

          (18) any Investment in any subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (19) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker's compensation deposits provided to third parties in the ordinary course of business;

          (20) Investments in respect of prize, jackpot, deposit, payment processing and player account management operations, including as may be placed in trust accounts;

          (21) Investments consisting of (i) the licensing, sublicensing, cross-licensing, pooling or contribution of, or similar arrangements with respect to, Intellectual Property and (ii) the transfer or licensing of non-U.S. Intellectual Property to a Foreign Subsidiary; and

          (22) any Investment permitted under the Bally Acquisition Agreement to be made by Bally prior to the Bally Acquisition Date in an aggregate amount not to exceed $25.0 million.

        Notwithstanding the limitations set forth in clauses (6), (12) and (13) above, unless and until the Consolidated Net Leverage Ratio of the Company and its Restricted Subsidiaries is less than 4.50 to 1.00 (calculated as of the last day of the fiscal quarter most recently then ended for which internal financial statements are available), the aggregate amount of Investments made pursuant to clauses (6), (12) and (13) in any calendar year will not exceed the greater of $500 million and 5% of the Company's Total Assets.

        "Permitted Investors" means the Sponsor and its Affiliates (but excluding any operating portfolio companies of the foregoing), the members of management of any parent company of the Company, the Company or any of its Subsidiaries that have ownership interests in any parent company of the Company or the Company as of the Issue Date, and the directors of the Company or any of its Subsidiaries or any parent company of the Company as of the Closing Date.

        "Permitted Liens" means

          (1)   Liens securing Indebtedness consisting of Capitalized Lease Obligations;

          (2)   Liens on assets of the Company or any of its Restricted Subsidiaries securing (a) Indebtedness or other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred pursuant to clause (2) of the definition of Permitted Indebtedness; provided that, for absence of doubt, during any period that certain covenants have been suspended pursuant to the provisions of the indenture described above under the caption "—Covenants—Suspension of Covenants on Achievement of Investment Grade Status," the aggregate principal amount of Indebtedness and other Obligations that is permitted to be secured pursuant to this clause (a) will continue to be limited to the amount set forth in clause (2) of the definition of Permitted Indebtedness and (b) Indebtedness that was permitted by the terms of the indenture to be incurred pursuant to clause (1)(b) of the definition of Permitted Indebtedness and/or Refinancing Indebtedness in respect thereof;

          (3)   Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (4)   Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries, the fair market value of which at the time the Lien was imposed does not exceed the greater of (i) $50.0 million and (ii) 0.5% of the Company's Total Assets at the time of such incurrence, at any time outstanding;

          (5)   (i) Liens securing Indebtedness incurred pursuant to clauses (9), (11), (15), (provided that such Lien will not extend to any assets other than the assets of such Joint Venture (or the equity interests of the Joint Venture held by the Company) for which such guarantee of Indebtedness is provided), (17) (provided that such Liens extend only to the assets or Equity Interests of Foreign Subsidiaries), (20) (provided that such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance) and (22) of the definition of Permitted Indebtedness and (ii) Liens securing Indebtedness incurred pursuant to the first paragraph of "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock," provided that in the case of (ii), such Liens are secured on a junior priority basis to the notes;

          (6)   Liens created to replace Liens described in clause (3) above or clause (7) below to the extent that such Liens do not extend beyond the originally encumbered property (other than improvements thereto or thereon, attachments and other modifications reasonably required to maintain such property) and are not otherwise materially less favorable to the Company and its Restricted Subsidiaries than the Liens being replaced, as determined by the Company in good faith;

          (7)   Liens on the Capital Stock of any Restricted Subsidiary (other than the Issuer) that is not a guarantor to secure Indebtedness of such Restricted Subsidiary;

          (8)   Liens in favor of the trustee for amounts payable to the trustee under the indenture;

          (9)   with respect to the Company and its Restricted Subsidiaries, Liens existing on the Issue Date and, with respect to Bally, Liens existing on such date (in each case, other than Liens to secure Indebtedness or other Obligations under the Credit Agreement or the 2022 Secured Notes pursuant to clause (2) of the definition of "Permitted Liens");

          (10) Liens in favor of a trustee with respect to assets in any pension, retirement, deferred compensation, 401(k) or other benefit plan of the Company or any Restricted Subsidiary; (i) pledges, deposits or statutory trusts in connection with workers' compensation, unemployment insurance and other social security legislation and (ii) Liens incurred in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries in respect of such obligations;

          (11) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP;

          (12) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

          (13) deposits and other Liens to secure the performance of bids, government, trade and other similar contracts (other than for borrowed money), leases, subleases, statutory or regulatory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (14) encumbrances shown as exceptions in the title insurance policies insuring mortgages, easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (15) Liens arising from judgments in circumstances not constituting an Event of Default under clause (5) of the definition thereof;

          (16) Liens securing Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries in favor of the Company or any of its Restricted Subsidiaries;

          (17) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;

          (18) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

          (19) Liens arising out of consignment or similar arrangements for the sale by the Company and its Restricted Subsidiaries of goods through third parties in the ordinary course of business or otherwise consistent with past practice;

          (20) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with an Investment permitted under the definition of "Permitted Investments";

          (21) Liens deemed to exist in connection with Investments permitted by clause (2) of the definition of "Permitted Investments" that constitute repurchase obligations;

          (22) Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries arising in the ordinary course of business securing such Person's obligations in respect of bankers' acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (23) Liens on cash deposits securing any Hedge Agreements permitted hereunder in an aggregate amount not to exceed $10,000,000 at any time outstanding;

          (24) any interest or title of a lessor under any leases or subleases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and any financing statement filed in connection with any such lease;

          (25) Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;

          (26) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (ii) other Liens securing cash management obligations in the ordinary course of business and (iii) Liens encumbering reasonable and customary initial deposits and margin deposits in respect of, and similar Liens attaching to, commodity trading accounts and other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (27) Liens arising solely by virtue of any statutory or common law provisions relating to bankers' liens, rights of set-off or similar rights;

          (28) Liens on Capital Stock in joint ventures securing obligations of such joint venture;

          (29) licenses, sublicenses, cross-licensing or pooling of, or similar arrangements with respect to, Intellectual Property granted by the Company or any of its Restricted Subsidiaries which do not interfere in any material respect with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

          (30) Liens arising from precautionary UCC financing statement filings (or other similar filings in non-U.S. jurisdictions) regarding leases, subleases, licenses or consignments, in each case, entered into by the Company or any of its Restricted Subsidiaries;

          (31) Liens on cash, Cash Equivalents or other investments in connection with the deposit of amounts necessary to satisfy payment and custodial obligations in respect of prize, jackpot, deposit, payment processing and player account management operations, including as may be placed in trust accounts;

          (32) zoning or similar laws or rights reserved to or vested in any governmental authority to control or regulate the use of any real property; and

          (33) Liens to secure all premiums (if any), interest (including post- petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations subject to a Lien pursuant to the foregoing clauses of this definition.

        "Permitted Transferees" means, with respect to any Person that is a natural person (and any Permitted Transferee of such person), (a) such Person's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) the estate of Ronald O. Perelman and (c) any other trust or other legal entity the beneficiary of which is such person's immediate family, including his or her spouse, ex-spouse, children, step-children or their respective lineal descendants and which is controlled by such Person.

        "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity.

        "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

        "Productive Assets" means assets of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or any Related Business (including Capital Stock in any such businesses or Related Business and licenses or similar rights to operate); provided, further, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such businesses will be deemed to be Productive Assets.

        "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

        "Rating Agencies" means Moody's and S&P.

        "Related Business" means the businesses of the Company and its Restricted Subsidiaries or Bally, in each case, as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of any Person means any subsidiary of such Person that at the time of determination is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's, a division of the McGraw Hill Companies, and its successors or, if at any time S&P no longer provides a rating for such obligations, another Nationally Recognized Statistical Rating Organization.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

        "Senior Indebtedness" means any Indebtedness of the Company or any Guarantor other than the Subordinated Indebtedness.

        "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

        "Specified Concession" means any concession, license or other authorization granted or awarded to, or agreement entered into by, the Company, any subsidiary of the Company or any Specified Concession Vehicle by or with an applicable governmental authority, whether such concession, license, authorization or agreement is now existing or hereafter arising and any renewals or extensions of, or any succession to, such concession, license, authorization or agreement, with respect to gaming, gaming machines (including video lottery terminals), wagering, lotteries, interactive activities or any goods or services relating thereto in any jurisdiction, together with any procedures, activities, functions or requirements in connection therewith (or any amendment or supplement to any such concession, license, authorization, agreement, procedures, activities, functions or requirements).

        "Specified Concession Obligations" means any payments, costs, contributions, obligations or commitments made or incurred by any of the Company or any subsidiary of the Company (whether directly or indirectly to or through any Specified Concession Vehicle or any of its equity holders or members) in the form of (and including any costs to obtain, or credits or discounts associated with) (a) tender fees, up-front fees, bid or performance bonds, guarantees, reimbursement obligations or similar arrangements, capital requirements or contributions or similar payments or obligations in connection with any Specified Concession or the formation of or entry into or capitalization, or capital commitment or contribution to, of any Specified Concession Vehicle, or (b) other payments, costs, contributions or obligations (including any credits or discounts) in connection with any Specified Concession, or the formation of or entry into or capitalization of any Specified Concession Vehicle, that are incurred or agreed to in lieu of payments, costs, contributions or obligations described in clause (a) above.

        "Specified Concession Vehicle" means any consortium, joint venture or other Person entered into by the Company and/or any subsidiary of the Company or in or with which the Company and/or any subsidiary of Company directly or indirectly participates or has an interest or a contractual relationship, which consortium, joint venture or other Person holds or is party to a Specified Concession (or is otherwise formed, or directly or indirectly participates or has an interest in or a contractual relationship with such joint venture or other Person, in connection with a Specified Concession).

        "Sponsor" means (a) Mafco, (b) each of Mafco's direct and indirect subsidiaries and Affiliates, (c) Ronald O. Perelman, (d) any of the directors or executive officers of Mafco or (e) any of their respective Permitted Transferees.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency). For purposes of this definition, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company or any parent company of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a final maturity date of such convertible debt securities.

        "Subordinated Indebtedness" means Indebtedness of the Issuer or any guarantor that is subordinated in right of payment to the notes or the guarantees, respectively, including the Existing Senior Subordinated Notes.

        "Total Assets" means for any person, as of any determination date, the total consolidated assets of such person and its Restricted Subsidiaries, as calculated in accordance with GAAP, as of the most recent date for which internal financial statements are then available, and giving pro forma effect (determined in the same manner as provided for in the definition of Consolidated Fixed Charge Coverage Ratio) to transactions that would change the amount of Total Assets.

        "Total Revenues" means for any person, as of any determination date, the total consolidated revenues of such person and its Restricted Subsidiaries, as calculated in accordance with GAAP, as of the most recent date for which internal financial statements are then available, and giving pro forma effect (determined in the same manner as provided for in the definition of Consolidated Fixed Charge Coverage Ratio) to transactions that would change the amount of Total Revenues.

        "Transactions" means, collectively, the offer and sale of the notes and the 2022 Secured Notes, the consummation of the Bally Acquisition (including the repayment of certain Indebtedness of Bally), the closing of the related financing transactions under, including the amendment of, the Credit Agreement and the payment of related fees and expenses as described under the heading "Use of Proceeds" in the offering memorandum relating to the notes dated November 14, 2014.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 1, 2018; provided, however, that if the period from the redemption date to December 1, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company.

        "Unrestricted Subsidiary" of any person means

          (1)   any subsidiary of such person that at the time of determination is or continues to be designated an Unrestricted Subsidiary by such person in the manner provided below; and

          (2)   any subsidiary of an Unrestricted Subsidiary.

        The Company may designate any subsidiary (other than the Issuer) (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company, the Issuer or any other subsidiary of the Company that is not a subsidiary of the subsidiary to be so designated; provided, however, that

          (x)   the Issuer certifies to the trustee that such designation complies with the "—Covenants—Limitation on Restricted Payments" covenant; and

          (y)   each subsidiary to be so designated and each of its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by the provisions of the "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant and the "—Covenants—Limitation on Restricted Payments" covenant.

        The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

          (x)   immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "—Covenants—Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant, and

          (y)   immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        Any such designation will be evidenced to the trustee by promptly filing with the trustee an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (a)   the then outstanding aggregate principal amount of such Indebtedness into

          (b)   the sum of the total of the products obtained by multiplying

            (1)   the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

            (2)   the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        For purposes of this definition, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company or any parent company of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a final maturity date of such convertible debt securities.

        "Wholly Owned Domestic Restricted Subsidiary" of any person means any Wholly Owned Restricted Subsidiary of such person that is also a Domestic Subsidiary.

        "Wholly Owned Restricted Subsidiary" of any person means any Restricted Subsidiary of such person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such person or any Wholly Owned Restricted Subsidiary of such person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

        The old notes were issued and the new notes will be issued in the form of several registered notes in global form, without interest coupons (the "global notes"). The global notes representing the old notes were issued as follows:

  •
  notes sold to qualified institutional buyers under Rule 144A under the Securities Act were represented by the Rule 144A global note; and

  •
  notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act were represented by the Regulation S global note.

        Upon issuance, each of the global notes representing the old notes were, and each of the global notes representing the new notes will be, deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among the Global Notes

        After consummation of the exchange offer, beneficial interests in one global note representing old notes may generally be exchanged for interests in another global note representing old notes and beneficial interest in one global note representing new notes may generally be exchanged for interest in another global note representing new notes. Depending on to which global note the transfer is being made, the trustee may require the seller to provide certain written certifications in the form provided in the applicable indenture.

        A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under such indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a global note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

        DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing its operations.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the applicable indenture should occur.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OF 2021 OLD NOTES FOR 2021 NEW NOTES

        The following is a discussion of certain U.S. federal income tax considerations relevant to the exchange of 2021 old notes for 2021 new notes (collectively, for purposes of this discussion, the "notes") pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to the positions discussed below regarding the tax consequences of the exchange of 2021 old notes for 2021 new notes pursuant to the exchange offer. The discussion applies only to the exchange of 2021 old notes for 2021 new notes pursuant to the exchange offer.

        This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  holders subject to the alternative minimum tax;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  U.S. holders who hold notes through a non-U.S. broker or other non-U.S. intermediary;

  •
  persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  real estate investment trusts and regulated investment companies;

  •
  brokers, dealers and traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships and other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations and governmental organizations; and

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR

SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF 2021 OLD NOTES FOR 2021 NEW NOTES PURSUANT TO THE EXCHANGE OFFER ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Pursuant to the Exchange Offer

        The exchange of the 2021 old notes for the 2021 new notes in the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes because the 2021 new notes will not be considered to differ materially in kind or extent from the 2021 old notes. Accordingly, the exchange of 2021 old notes for 2021 new notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the 2021 new notes will have the same tax attributes as the 2021 old notes exchanged therefor and the same tax consequences to holders as the 2021 old notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE EXCHANGE OF 2022 OLD NOTES FOR 2022 NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE 2022 NEW NOTES

        The following is a discussion of certain U.S. federal income tax considerations relevant to the exchange of 2022 old notes for 2022 new notes (collectively, for purposes of this discussion, the "notes") pursuant to the exchange offer and the ownership and disposition of the 2022 new notes, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to the positions discussed below regarding the tax consequences of the exchange of 2022 old notes for 2022 new notes pursuant to the exchange offer and the ownership and disposition of the 2022 new notes.

        This discussion is limited to holders who hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  holders subject to the alternative minimum tax;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  U.S. Holders who hold notes through a non-U.S. broker or other non-U.S. intermediary;

  •
  persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  real estate investment trusts and regulated investment companies;

  •
  brokers, dealers and traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships and other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations and governmental organizations; and

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF 2022 OLD NOTES FOR 2022 NEW NOTES PURSUANT TO THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE 2022 NEW NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Pursuant to the Exchange Offer

        The exchange of the 2022 old notes for the 2022 new notes in the exchange offer will not be treated as an "exchange" for U.S. federal income tax purposes because the 2022 new notes will not be considered to differ materially in kind or extent from the 2022 old notes. Accordingly, the exchange of 2022 old notes for 2022 new notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the 2022 new notes will have the same tax attributes as the 2022 old notes exchanged therefor and the same tax consequences to holders as the 2022 old notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Stated Interest

        Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount

        The notes were issued with original issue discount ("OID") for U.S. federal income tax purposes, in an amount equal to the excess of their stated principal amount over their "issue price," and U.S. Holders of notes are therefore subject to special rules relating to the accrual of income for tax purposes, as described below. The issue price of the notes is the first price at which a substantial amount of the notes was sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).

        Subject to the discussions below under "—Bond Premium" and "—Acquisition Premium," U.S. Holders generally will be required to include OID with respect to the notes in gross income (as ordinary income) for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis regardless of their regular method of accounting for U.S. federal income tax purposes. As a result, U.S. Holders will include any OID in income in advance of the receipt of cash attributable to such OID.

        The amount of OID with respect to a note includible in income by a U.S. Holder is the sum of the "daily portions" of OID with respect to the note for each day during the taxable year or portion thereof in which such U.S. Holder holds such note. A daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID that accrued in such period. The accrual period of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the note's "adjusted issue price" at the beginning of such accrual period and its "yield to maturity," determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of stated interest allocable to such accrual period. The adjusted issue price of a note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period. The yield to maturity of a note is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the issue price of the note.

Market Discount

        If a U.S. Holder acquires a note at a cost that is less than its revised issue price, the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than 0.0025 multiplied by the stated principal amount multiplied by the number of complete years to maturity (from the date of acquisition). In general, the "revised issue price" of a note will be such note's adjusted issue price, as defined above under "—Original Issue Discount."

        Under the market discount rules of the Code, a U.S. Holder is required to treat any gain on the sale or other taxable disposition of a note as ordinary income (rather than capital gain) to the extent of any accrued market discount that has not previously been included in income. If such note is disposed of by the U.S. Holder in certain otherwise nontaxable transactions, accrued market discount must, to the extent it has not previously been included in income, be treated as ordinary income by the U.S. Holder as if the holder had sold the note at its then fair market value.

        In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

        With respect to notes with market discount, a U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. Holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

Bond Premium

        If a U.S. Holder purchases a note for an amount in excess of its stated principal amount, the holder will be considered to have purchased the note with "bond premium" in an amount equal to the excess, and generally will not be required to include any OID in income.

        Subject to certain exceptions and the limitation discussed in the following paragraph, a U.S. Holder of a note with bond premium may elect to amortize any amortizable bond premium as an offset to stated interest over the remaining term of the note on a constant yield method. A U.S. Holder making this election must generally use any amortizable bond premium allocable to an accrual period to offset stated interest required to be included in income with respect to the applicable note in such accrual period. A U.S. Holder that elects to amortize bond premium with respect to a note must reduce its adjusted tax basis in the note by the amount of the premium amortized. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such U.S. Holder and such election may be revoked only with the consent of the IRS.

        The notes are subject to call provisions at the Issuer's option at various times. As a result, a U.S. Holder will calculate the amount of amortizable bond premium with respect to a note based on the amount payable on an applicable call date if the use of the call price and the call date results in a smaller amortizable bond premium for the period ending on the call date. In the event that the Issuer does not exercise its call rights on such call date, the note generally should be treated as reissued on the call date for the call price, and the U.S. Holder will recalculate the amount of any amortizable bond premium on such note pursuant to the principles described above. The foregoing rules may eliminate, reduce or defer any amortization deductions.

Acquisition Premium

        If a U.S. Holder purchases a note and its adjusted tax basis in the note immediately after the purchase is (a) less than or equal to the stated principal amount of the note and (b) greater than the note's adjusted issue price, then the holder will be considered to have purchased the note with "acquisition premium."

        If a note is purchased with acquisition premium, the U.S. Holder reduces the amount of OID that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted tax basis of the note immediately after its acquisition by the U.S. Holder over the adjusted issue price of the note and the denominator of which is the excess of the stated principal amount of the note over the note's adjusted issue price.

        As an alternative to reducing the amount of OID that otherwise would be included in income by this fraction, the U.S. Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above under the heading "—Original Issue Discount."

Election to Treat All Interest as OID

        A U.S. Holder may elect to include in gross income all interest that accrues on a note, including any stated interest, OID, market discount, de minimis market discount and unstated interest, as adjusted by amortizable bond premium and acquisition premium, by using the constant yield method described above under the heading "—Original Issue Discount." This election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all taxable debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Similarly, this election for a note with market discount will result in a deemed election to accrue market discount in income currently for the note and for all other debt instruments acquired by the U.S. Holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the consent of the IRS. A U.S. Holder's tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Sale or Other Taxable Disposition

        A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference, if any, between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid stated interest, which will be taxable as stated interest to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note, increased by any OID or market discount previously included in income by the U.S. Holder with respect to the note and decreased by the amount of any amortizable bond premium previously taken into account by the U.S. Holder with respect to the note. Subject to the discussion of market discount above under the heading "—Market Discount," any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments (or accrues any OID) on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will generally be subject to backup withholding if such holder is not otherwise exempt and such holder:

  •
  fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

  •
  furnishes an incorrect taxpayer identification number;

  •
  has been notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

  •
  fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

        Subject to the discussion below on backup withholding and FATCA, interest (including, for purposes of this section "—Tax Considerations Applicable to Non-U.S. Holders," accrued OID) paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

  •
  the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of the Issuer's voting stock;

  •
  the Non-U.S. Holder is not a controlled foreign corporation related to the Issuer through actual or constructive stock ownership; and

  •
  either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a "qualified intermediary" (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

        If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

        If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

        Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

        Subject to the discussion below on backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in "—Payments of Interest") unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

  •
  the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under "—Payments of Interest." However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest (including any OID) on, or gross proceeds from the sale or other disposition of, a note paid to a "foreign financial institution" or a

"non-financial foreign entity" (each as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will apply to payments of interest on a note regardless of when they are made and to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2017.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

 PLAN OF DISTRIBUTION AND SELLING RESTRICTIONS

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of new notes received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of up to 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in any such resale.

        We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreements and will indemnify the holders of outstanding notes including any broker-dealers, and certain parties related to such holders, against certain types of liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes and the related guarantees and certain matters regarding the laws of the State of Delaware relating to the guarantees by the Company, Arcade Planet, Inc., Bally Gaming International, Inc., Lenc-Smith Inc., Lenc Software Holdings LLC, MDI Entertainment, LLC, Scientific Games New Jersey, LLC, Scientific Games Products, Inc., Scientific Games SA, Inc., Sciplay Inc., Williams Electronics Games, Inc., Williams Interactive LLC, WMS Gaming Inc., WMS Industries Inc., WMS International Holdings Inc., and WMS Finance Inc. are being passed upon for us by Latham & Watkins LLP, New York, New York. Ballard Spahr LLP is passing on certain matters regarding the laws of the State of Nevada relating to the guarantees by Alliance Holding Company, Bally Gaming, Inc., Bally Properties East, LLC, Bally Properties West, LLC, Bally Technologies, Inc., Casino Electronics, Inc., Compudigm Services, Inc., Scientific Games Distribution, LLC, Scientific Games Productions, LLC, SG Gaming North America, Inc., SHFL Properties, LLC and Sierra Design Group. Simmons Perrine Moyer Bergman PLC is passing on certain matters regarding the laws of the State of Iowa relating to the guarantee by Phantom EFX, LLC.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Scientific Games' Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The Deloitte & Touche LLP report on the Company's consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 was based in part on the reports of Reconta Ernst & Young S.p.A. on the financial statements of Lotterie Nazionali S.r.l. ("LNS"), the Company's investment accounted for using the equity method, prepared on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, as of and for the years ended December 31, 2014 and 2013 and for each of the three years ended December 31, 2014. The financial statements of LNS as of December 31, 2014 and 2013 and for each of the three years ended December 31, 2014 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated herein by reference, have been audited by Reconta Ernst & Young S.p.A., an independent registered public accounting firm, as stated in its report thereon included therein, which is incorporated herein by reference.

        The consolidated financial statements and related financial statement schedule of the Company and the financial statements of LNS referred to above are incorporated herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of WMS Industries Inc. at June 30, 2013 and 2012, and for each of the three years in the period ended June 30, 2013, incorporated by reference in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements, and the related financial statement schedule of Bally Technologies, Inc. for the year ended June 30, 2014, incorporated by reference from the Current Report on Form 8-K filed by Scientific Games on April 10, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

SCIENTIFIC GAMES INTERNATIONAL, INC.
(as Issuer)

SCIENTIFIC GAMES CORPORATION
(as Guarantor)

Exchange Offer for
$350,000,000 6.625% Senior Subordinated Notes due 2021
$2,200,000,000 10.000% Senior Unsecured Notes due 2022

        No dealer, sales representative or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Scientific Games Corporation or any of its subsidiaries. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities, in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Scientific Games Corporation and any of its subsidiaries since the date hereof or that information contained in this prospectus is correct as of any time subsequent to its date.

Prospectus

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers of Scientific Games Corporation and Scientific Games International, Inc.

        The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificates (or articles) of incorporation and bylaws, or certificates of formation and limited liability company (or operating) agreements (or declarations), as the case may be, of Scientific Games Corporation (the "Company"), Scientific Games International, Inc. (the "Issuer") and the subsidiary guarantors discussed below.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

        Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        The bylaws of the Company provide for indemnification of its directors, officers, employees and other agents of the Company for such liabilities in such manner under such circumstances and to the extent permitted by Section 145 of the DGCL. The bylaws of the Company also provide that the Board of Directors of the Company may authorize the purchase and maintenance of insurance for the purpose of such indemnification.

        The Company's certificate of incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

        The bylaws of the Issuer contain indemnification provisions that closely mirror the language in Section 145 of the DGCL. In addition, the bylaws of the Issuer authorize the purchase and maintenance of insurance on behalf of directors, officers, employees and agents of the Issuer, or any such person who is or was serving at the request of the Issuer as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as a director, officer, employee or agent, whether or not the Issuer would have the power to indemnify such person against such liability under such bylaws or applicable law.

        The Issuer's certificate of incorporation provides that no director of the Issuer shall be personally liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.

        The Company maintains an insurance policy on behalf of itself and its subsidiaries, including the Issuer and the subsidiary guarantors discussed below, and on behalf of the directors and officers thereof, covering certain third-party claims which may be asserted against such entities, directors and/or officers.

Indemnification of Directors and Officers of the Subsidiary Guarantors

        The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws or similar organizational documents of each guarantor (other than the Company) guaranteeing the Issuer's 6.625% senior subordinated notes due 2021 and 10.000% senior unsecured notes due 2022.

California Corporate Subsidiary Guarantor

        Arcade Planet, Inc. is a California corporation. Section 317 of the California Corporations Code (the "CCC") authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of such person was lawful.

        The articles of incorporation of Arcade Planet, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. In addition, they authorize the corporation to provide for the indemnification of agents in excess of the indemnification otherwise permitted by Section 317 of the CCC, subject only to the applicable limits set forth in the CCC with respect to actions for breach of duty to the corporation and its shareholders. The amended and restated bylaws of Arcade Planet, Inc. provide for indemnification of directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director or officer of the corporation and advances to such director or officer expenses incurred in defending any such proceedings to the maximum extent permitted by California law.

Delaware Corporate Subsidiary Guarantors

        The indemnification provisions of the DGCL described in "Indemnification of Directors and Officers of Scientific Games Corporation and Scientific Games International, Inc." above also relate to the directors and officers of Bally Gaming International, Inc. ("BGII"), Lenc-Smith Inc. ("Lenc-Smith") Scientific Games Products, Inc. ("SGP"), Scientific Games SA, Inc. ("SGSA"), Sciplay Inc. ("Sciplay"), Williams Electronics Games, Inc. ("WEG"), WMS Gaming Inc. ("WMSG"), WMS Industries Inc. ("WMSI"), WMS International Holdings Inc. ("WMSIH"), and WMS Finance Inc. ("WMSF"), each a Delaware corporation (collectively, the "Delaware Corporate Subsidiary Guarantors").

        The bylaws of each Delaware Corporate Subsidiary Guarantor (other than BGII, Lenc-Smith, WEG, WMSG, WMSIH and WMSF) contain indemnification provisions. The bylaws of SGSA provide for the indemnification of its directors and officers to the fullest extent permitted by the DGCL. The bylaws of SGP and Sciplay contain indemnification provisions that closely mirror the language in Section 145 of the DGCL. The bylaws of SGP and Sciplay authorize the purchase and maintenance of insurance on behalf of directors, officers, employees and agents against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as a director, officer, employee or agent, whether or not SGP or Sciplay would have the power to indemnify such person against such liability under its bylaws. Similarly, the bylaws of SGSA authorize the maintenance of insurance on behalf of directors, officers, employees and agents against any expense, liability or loss, whether or not SGSA would have the power to indemnify such person against such expense, liability or loss under such bylaws or applicable law. The bylaws of WMSI provide that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the Corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity.

        The certificate of incorporation of BGII provides for indemnification of directors, officers, employees and agents of the corporation to the fullest extent authorized by the DGCL. It also permits the corporation to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have power to indemnify such person against such expense, liability or loss under the DGCL.

        The certificate of incorporation of SGP provides that no director of SGP shall be personally liable to SGP or its stockholders for monetary damages for breach of duty of care or other duty as a director, to the fullest extent permitted by the DGCL. The certificate of incorporation of Sciplay provides that the personal liability of the directors of Sciplay is eliminated to the fullest extent permitted by the DGCL. The certificates of incorporation of Lenc-Smith, WMSG, WMSIH and WMSF provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        The certificates of incorporation of Lenc-Smith, WMSG, WMSIH and WMSF also provide that the corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities or other matters referred to in or covered therein and advance expenses to any and all said persons. Similarly, the certificate of incorporation of WEG provides that the corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have the power to indemnify thereunder from and against any and all expenses, liabilities or other matters referred to in or covered therein. The certificate of incorporation of WMSI provides that the corporation shall, to the full extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto.

Delaware Limited Liability Company Subsidiary Guarantors

        Lenc Software Holdings LLC ("LSH"), MDI Entertainment, LLC ("MDI"), Scientific Games New Jersey LLC ("SGNJ") and Williams Interactive LLC ("WI") are Delaware limited liability companies.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The operating agreements of LSH and WI provide that the company shall indemnify the member and the manager for all costs, losses, liabilities, and damages paid or accrued by the member (either as member or agent) or manager in connection with the business of the company or because such person is a member or manager, to the fullest extent provided or allowed by the laws of Delaware. The operating agreements of LSH and WI also provide that the manager shall cause the company to advance costs of participation in any proceeding to the manager or member, and that the manager may, with the consent of the member, indemnify all other employees and agents of the company for all costs, losses, liabilities, and damages paid or accrued by the agent or employee in connection with the business of the company or because such person is an agent or employee, to the fullest extent provided or allowed by the laws of Delaware. In addition, both operating agreements of LSH and WI provide that neither the member nor the manager shall be liable as member or manager for the liabilities of the company. The certificates of formation of LSH and WI do not contain any provisions indemnifying or limiting the liability of their respective managers or officers.

        The operating agreement of SGNJ provides that, to the fullest extent permitted by law and subject to certain exceptions, any person who was or is a member, manager, officer, employee or agent of the company, or was or is serving at the request of the company as a director, officer, employee or other agent of another entity, shall be indemnified and held harmless against any and all losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines, settlements, and other amounts incurred in connection with any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which such indemnified party may be involved, as a party or otherwise, by reason of such indemnified party's service to, or on behalf of, or management of the affairs of, the company, or rendering of advice or consultation with respect thereto, whether or not the indemnified party continues to be serving in the above-described capacity at the time any such indemnification obligation is paid or incurred. Expenses (including reasonable legal and other professional fees and disbursements) incurred in any proceeding will be paid by the company, as incurred, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such indemnified party to repay such amount if it shall ultimately be determined that such indemnified party is not entitled to be indemnified by the company as authorized thereunder. The certificate of formation of SGNJ does not contain any provisions indemnifying or limiting the liability of the managers or officers of SGNJ.

        Neither the operating declaration nor the certificate of formation of MDI contains provisions indemnifying or limiting the liability of the managers or officers of MDI.

Iowa Limited Liability Company Subsidiary Guarantor

        Phantom EFX, LLC is an Iowa limited liability company. Under Section 489.408 of the Iowa Revised Uniform Limited Liability Company Act, a limited liability company shall reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed company or the manager of a manager-managed company in the course of the member's or manager's activities on behalf of the company, if in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with the duties stated in sections 489.405 and 489.409. Section 489.110(7) provides that the operating agreement may alter or eliminate the indemnification for a member or manager provided by Section 489.408.

        The operating agreement of Phantom EFX, LLC provides for the indemnification of any member or manager for all costs, losses, liabilities, and damages paid or accrued by the member (either as member or as agent) or manager in connection with the business of the company or because such person is a member or manager, to the fullest extent provided or allowed by the laws of Iowa. In addition, the manager shall cause the company to advance costs of participation in any proceeding to the manager or member. The manager may, with the consent of the member, indemnify all other employees and agents of the company for all costs, losses, liabilities, and damages paid or accrued by the agent or employee in connection with the business of the Company or because such person is an agent or employee, to the fullest extent provided or allowed by the laws of Iowa. The certificate of organization of Phantom EFX, LLC does not contain provisions indemnifying or limiting the liability of the managers or officers of Phantom EFX, LLC.

Nevada Corporate Subsidiary Guarantors

        Alliance Holding Company ("AHC"), Bally Gaming, Inc. ("BGI"), Bally Technologies, Inc. ("BTI"), Casino Electronics, Inc. ("CEI"), Compudigm Services, Inc. ("CSI"), SG Gaming North America, Inc. ("SGNA") and Sierra Design Group ("SDG") are Nevada corporations.

        Section 78.7502 of the Nevada Revised Statutes ("NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with the action, suit or proceeding if he: (1) is not liable pursuant to Section 78.138 of the NRS; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 78.7502 of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (1) is not liable pursuant to Section 78.138 of the NRS; or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 78.138 of the NRS permits a corporation to eliminate or limit the individual liability of directors and officers to the corporation or its stockholders or creditors for any damages resulting from any act or failure to act in the capacity as a director or officer unless the act or failure to act constitutes a breach of the director's or officer's fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law.

        In addition, Section 78.752 of the NRS authorizes a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

        The bylaws of AHC, BGI, BTI, CEI, CSI and SGNA provide for the indemnification, to the fullest extent permitted by Nevada law, of their respective directors and officers against all expense, liability and loss reasonably incurred or suffered by any such person in connection with any action or suit, whether civil, criminal, administrative or investigative, to which such person is or was a party or threatened to be made a party, or is otherwise involved in, by reason of the fact that he or she is or was a director or officer of such corporation or is or was serving in any capacity at the request of such corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another enterprise.

        The articles of incorporation of AHC, BGI and SGNA provide that no director or officer shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except for circumstances involving acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or for unlawful distributions in violation of Section 78.300 of the NRS. Similarly, the articles of incorporation of CSI provide that no director or, to the extent specified from time to time by the board of directors of CSI, officer will be liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the NRS.

        The articles of incorporation of BTI provide that the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the NRS.

        The articles of incorporation of CEI do not contain any indemnification provisions.

        The articles of incorporation of SDG provide that the corporation may, to the fullest extent permitted by Nevada law, indemnify any and all persons whom it shall have the power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to in, or covered by, the NRS. In addition, the articles provide that the corporation may purchase and maintain insurance, including but not limited to, insurance on behalf of any such persons against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The bylaws of SDG similarly provide for indemnification of directors and officers, to the fullest extent permitted by Nevada law.

Nevada Limited Liability Company Subsidiary Guarantors

        Bally Properties East, LLC ("BPE"), Bally Properties West, LLC ("BPW"), Scientific Games Distribution, LLC ("SGD"), Scientific Games Productions, LLC ("SGPR"), and SHFL Properties, LLC ("SHFLP") are Nevada limited liability companies.

        Under Sections 86.411 and 86.412 of Nevada's Limited Liability Company Act ("NLLCA"), a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expense, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expense, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

        The articles of organization of BPE, BPW and SHFLP provide that subject to certain conditions, the expenses of any member incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding arising by reason of the fact that such member is or was a member of the company must be paid by the company, or through insurance purchased and maintained by the company or through other financial arrangements made by the company as permitted by the laws of Nevada, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding. The operating agreements of BPE, BPW and SHFLP provide that the company shall indemnify and hold harmless covered persons, including members and officers of the company, to the fullest extent permitted by the NLLCA.

        The articles of organization of SGD and SGPR do not include any indemnification provisions.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)
  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 30, 2013, entered into by and among Scientific Games Corporation, Scientific Games International, Inc., SG California Merger Sub, Inc. and WMS Industries Inc. (incorporated by reference to Exhibit 2.1 to Scientific Games Corporation's Current Report on Form 8-K filed on February 5, 2013).
2.2
Agreement and Plan of Merger, dated as of August 1, 2014, by and among Scientific Games Corporation, Scientific Games International, Inc., Scientific Games Nevada, Inc. and Bally Technologies, Inc. (incorporated by reference to Exhibit 2.1 to Scientific Games Corporation's Current Report on Form 8-K filed on August 4, 2014).
3.1(a)
Restated Certificate of Incorporation of Scientific Games Corporation (incorporated by reference to Exhibit 3.1 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2002).
3.1(b)
Certificate of Amendment of the Restated Certificate of Incorporation of Scientific Games Corporation (incorporated by reference to Exhibit 3.1(b) to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).
3.2	Amended and Restated Bylaws of Scientific Games Corporation (incorporated by reference to Exhibit 3.1 to Scientific Games Corporation's Current Report on Form 8-K filed on November 1, 2010).
3.3
Certificate of Incorporation of Scientific Games International, Inc. (incorporated by reference to Exhibit 3.2 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.4
Amended and Restated By-laws of Scientific Games International, Inc. (incorporated by reference to Exhibit 3.12 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.5(a)
Articles of Incorporation of SG Gaming North America, Inc. (formerly SG Gaming, Inc.) (incorporated by reference to Exhibit 3.4 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.5(b)
Certificate of Amendment of the Articles of Incorporation of SG Gaming North America, Inc. (formerly SG Gaming, Inc.) (incorporated by reference to Exhibit 3.4 to Scientific Games Corporation's Registration Statement on Form S-4 filed on March 3, 2011).
^3.5(c)	Certificate of Amendment of the Articles of Incorporation of SG Gaming North America, Inc.
3.6
Amended and Restated Bylaws of SG Gaming North America, Inc. (formerly SG Gaming, Inc.) (incorporated by reference to Exhibit 3.10 to Scientific Games Corporation's Registration Statement on Form S-4 filed on March 3, 2011).
3.7	Certificate of Formation of MDI Entertainment, LLC (incorporated by reference to Exhibit 3.5 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).

Exhibit Number	Description
3.8	Operating Declaration of MDI Entertainment, LLC (incorporated by reference to Exhibit 3.15 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.9
Certificate of Incorporation of Scientific Games Products, Inc. (incorporated by reference to Exhibit 3.6 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.10	Bylaws of Scientific Games Products, Inc. (incorporated by reference to Exhibit 3.16 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.11	Certificate of Incorporation of Scientific Games SA, Inc. (incorporated by reference to Exhibit 3.8 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.12	Amended and Restated By-laws of Scientific Games SA, Inc. (incorporated by reference to Exhibit 3.18 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.13	Certificate of Incorporation of Sciplay Inc. (incorporated by reference to Exhibit 3.8 to Scientific Games Corporation's Registration Statement on Form S-4 filed on December 8, 2012).
3.14	Amended and Restated By-laws of Sciplay Inc. (incorporated by reference to Exhibit 3.15 to Scientific Games Corporation's Registration Statement on Form S-4 filed on December 8, 2012).
^3.15	Articles of Incorporation of Alliance Holding Company.
^3.16	Bylaws of Alliance Holding Company.
^3.17	Amended and Restated Articles of Incorporation of Arcade Planet, Inc.
^3.18	Amended and Restated Bylaws of Arcade Planet, Inc.
^3.19	Certificate of Incorporation of Bally Gaming International, Inc., as amended.
^3.20	Bylaws of Bally Gaming International, Inc., as amended.
^3.21	Articles of Incorporation of Bally Gaming, Inc. (formerly BGI Enterprises), as amended.
^3.22	Bylaws of Bally Gaming, Inc.
^3.23	Articles of Organization of Bally Properties East, LLC.
^3.24	Operating Agreement of Bally Properties East, LLC.
^3.25	Articles of Organization of Bally Properties West, LLC.
^3.26	Operating Agreement of Bally Properties West, LLC.
^3.27	Amended and Restated Articles of Incorporation of Bally Technologies, Inc.
^3.28	Amended and Restated Bylaws of Bally Technologies, Inc.
^3.29	Articles of Incorporation of Casino Electronics, Inc., as amended.
^3.30	Bylaws of Casino Electronics, Inc.
^3.31	Articles of Incorporation of Compudigm Services, Inc.

Exhibit Number	Description
^3.32	Bylaws of Compudigm Services, Inc.
^3.33	Certificate of Incorporation of Lenc-Smith Inc.
^3.34	Bylaws of Lenc-Smith Inc.
^3.35	Certificate of Formation of Lenc Software Holdings LLC.
^3.36	Operating Agreement of Lenc Software Holdings LLC.
^3.37	Certificate of Organization of Phantom EFX, LLC (formerly Genesis Communications, LLC), as amended.
^3.38	Operating Agreement of Phantom EFX, LLC.
^3.39	Articles of Organization of Scientific Games Distribution, LLC.
^3.40	Certificate of Formation of Scientific Games New Jersey, LLC.
^3.41	Operating Agreement of Scientific Games New Jersey, LLC.
^3.42	Articles of Organization of Scientific Games Productions, LLC.
^3.43	Articles of Organization of SHFL Properties, LLC.
^3.44	Operating Agreement of SHFL Properties, LLC, as amended.
^3.45	Amended and Restated Articles of Incorporation of Sierra Design Group.
^3.46	Bylaws of Sierra Design Group.
^3.47	Certificate of Incorporation of Williams Electronics Games, Inc.
^3.48	Amended and Restated Bylaws of Williams Electronics Games, Inc.
^3.49	Certificate of Formation of Williams Interactive LLC.
^3.50	Operating Agreement of Williams Interactive LLC.
^3.51	Certificate of Incorporation of WMS Gaming Inc., as amended.
^3.52	Amended and Restated Bylaws of WMS Gaming Inc.
^3.53	Amended and Restated Certificate of Incorporation of WMS Industries Inc.
^3.54	Amended and Restated Bylaws of WMS Industries Inc.
^3.55	Certificate of Incorporation of WMS International Holdings Inc. (formerly WMS International (Netherlands) Inc.), as amended.
^3.56	Bylaws of WMS International Holdings Inc.
^3.57	Certificate of Incorporation of WMS Finance Inc.
^3.58	Bylaws of WMS Finance Inc.
4.1
Indenture, dated as of September 22, 2010, among Scientific Games Corporation, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Current Report on Form 8-K filed on September 23, 2010).

Exhibit Number	Description
4.2	Form of 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibits 4.3(a) and 4.3(b) to Scientific Games Corporation's Registration Statement on Form S-4 (No. 333-172600) filed on March 3, 2011 and included in Exhibit 4.1 above).
4.3
Supplemental Indenture, dated as of August 20, 2012, among Scientific Games Corporation, as issuer, Sciplay Inc. and the other guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013).
4.4
Supplemental Indenture, dated as of April 16, 2013, among Scientific Games Corporation, as issuer, SG California Merger Sub, Inc., Scientific Games New Jersey, LLC and the other guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.3 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013).
4.5
Supplemental Indenture, dated as of October 18, 2013, among Scientific Games Corporation, as issuer, WMS Industries Inc., WMS Gaming Inc., WMS International Holdings Inc., Phantom EFX, LLC, Lenc-Smith Inc., Williams Electronics Games, Inc., WMS Finance Inc., Lenc Software Holdings LLC, Williams Interactive LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Current Report on Form 8-K filed on October 18, 2013).
4.6
Supplemental Indenture, dated as of September 15, 2014, among Scientific Games Corporation, as issuer, Scientific Games Productions, LLC, Scientific Games Distribution, LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

Exhibit Number	Description
4.7	Supplemental Indenture, dated as of November 21, 2014, among Scientific Games Corporation, as issuer, Bally Technologies, Inc., Casino Electronics, Inc., Alliance Holding Company, Bally Gaming International, Inc., Bally Gaming, Inc., Bally Gaming GP, LLC, Bally Gaming LP, LLC, Bally Properties East, LLC, Bally Properties West, LLC, Compudigm Services, Inc., SHFL Properties, LLC, Sierra Design Group, Arcade Planet, Inc. and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.6 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.8
Indenture, dated as of August 20, 2012, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantor party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Current Report on Form 8-K filed on August 21, 2012).
4.9
Form of 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibits 4.3(a) and 4.3(b) to Scientific Games Corporation's Registration Statement on Form S-4 (No. 333-184835) filed on November 8, 2012 and included in Exhibit 4.8 above).
4.10
Supplemental Indenture, dated as of April 16, 2013, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, SG California Merger Sub, Inc., Scientific Games New Jersey, LLC and the other guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Indenture, dated as of August 20, 2012, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.5 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013).
4.11
Supplemental Indenture, dated as of October 18 2013, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, WMS Industries Inc., WMS Gaming Inc., WMS International Holdings Inc., Phantom EFX, LLC, Lenc-Smith Inc., Williams Electronics Games, Inc., WMS Finance Inc., Lenc Software Holdings LLC, Williams Interactive LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of August 20, 2012, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.3 to Scientific Games Corporation's Current Report on Form 8-K filed on October 18, 2013).

Exhibit Number	Description
4.12	Supplemental Indenture, dated as of September 15, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, Scientific Games Productions, LLC, Scientific Games Distribution, LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of August 20, 2012, by and among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).
4.13
Supplemental Indenture, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, Bally Technologies, Inc., Casino Electronics, Inc., Alliance Holding Company, Bally Gaming International, Inc., Bally Gaming, Inc., Bally Gaming GP, LLC, Bally Gaming LP, LLC, Bally Properties East, LLC, Bally Properties West, LLC, Compudigm Services, Inc., SHFL Properties, LLC, Sierra Design Group, Arcade Planet, Inc. and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the Indenture, dated as of August 20, 2012, by and among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.7 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.14
Indenture, dated as of June 4, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.625% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Current Report on Form 8-K filed on June 6, 2014).
4.15
Registration Rights Agreement, dated as of June 4, 2014, among Scientific Games International, Inc., Scientific Games Corporation, the other guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein, relating to the 6.625% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Current Report on Form 8-K filed on June 6, 2014).
4.16
Supplemental Indenture, dated as of September 15, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, Scientific Games Productions, LLC, Scientific Games Distribution, LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of June 4, 2014, by and among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.625% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.3 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

Exhibit Number	Description
4.17	Supplemental Indenture, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, Bally Technologies, Inc., Casino Electronics, Inc., Alliance Holding Company, Bally Gaming International, Inc., Bally Gaming, Inc., Bally Gaming GP, LLC, Bally Gaming LP, LLC, Bally Properties East, LLC, Bally Properties West, LLC, Compudigm Services, Inc., SHFL Properties, LLC, Sierra Design Group, Arcade Planet, Inc. and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the Indenture, dated as of June 4, 2014, by and among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.625% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.8 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.18
Indenture, dated as of November 21, 2014, between SGMS Escrow Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee, relating to the 10.000% Senior Unsecured Notes due 2022 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.19
Supplemental Indenture, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of November 21, 2014, between SGMS Escrow Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee, relating to the 10.000% Senior Unsecured Notes due 2022 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.20
Registration Rights Agreement, dated November 21, 2014, among SGMS Escrow Corp. (and, by a joinder agreement, Scientific Games International, Inc., Scientific Games Corporation and the guarantors party thereto) and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives for the initial purchasers listed therein, relating to the 10.000% Senior Unsecured Notes due 2022 (incorporated by reference to Exhibit 4.5 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.21
Indenture, dated as of November 21, 2014, between SGMS Escrow Corp., as issuer, and Deutsche Bank Trust Company Americas, as collateral agent and trustee, related to the 7.000% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 4.3 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.22
Supplemental Indenture, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent and trustee, related to the 7.000% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 4.4 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
^5.1	Opinion of Latham & Watkins LLP.
^5.2	Opinion of Ballard Spahr LLP.
^5.3	Opinion of Simmons Perrine Moyer Bergman PLC.

Exhibit Number	Description
10.1	Credit Agreement, dated as of October 18, 2013, by and among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, JPMorgan Chase Bank, N.A., as issuing lender, Bank of America, N.A., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as joint lead arrangers, Bank of America, N.A., Credit Suisse Securities (USA) LLC, UBS Securities LLC, J.P. Morgan Securities LLC, RBS Securities Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Securities (USA) Inc., as joint bookrunners, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as co-syndication agents, and J.P. Morgan Securities LLC, The Royal Bank of Scotland plc, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Securities (USA) Inc., as co-documentation agents (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on October 18, 2013).
10.2
Amendment No. 1 to Credit Agreement, dated as of October 1, 2014, by and among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, which amended and restated the Credit Agreement, dated as of October 18, 2013 among such parties, as set forth in Exhibit A and Exhibit B to such Amendment No. 1. to Credit Agreement (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on October 7, 2014).
10.3
Escrow Credit Agreement, dated as of October 1, 2014, by and among SGMS Escrow Corp., the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on October 7, 2014).
10.4
Guarantee and Collateral Agreement, dated as of October 18, 2013, by and among Scientific Games Corporation, Scientific Games International, Inc., the guarantor parties named therein and Bank of America, N.A. (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on October 18, 2013).
10.5
Collateral Agreement, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, as guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent, related to the 7.000% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
10.6
Stockholders' Agreement, dated September 6, 2000, among Scientific Games Corporation, MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc.) ("MacAndrews") (as successor-in-interest under the agreement to Cirmatica Gaming S.A.) and Ramius Securities, LLC (incorporated by reference to Exhibit 10.38 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).
10.7
Supplemental Stockholders' Agreement, dated June 26, 2002, among Scientific Games Corporation and MacAndrews (as successor-in-interest to Cirmatica Gaming S.A.) (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

Exhibit Number	Description
10.8	Letter Agreement, dated as of October 10, 2003, by and between Scientific Games Corporation and MacAndrews further supplementing the Stockholders' Agreement (incorporated by reference to Exhibit 3 to the Schedule 13D jointly filed by MacAndrews and SGMS Acquisition Corporation on November 26, 2003).
10.9
Letter Agreement dated February 15, 2007 between Scientific Games Corporation and MacAndrews (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on February 16, 2007).
10.10
Share Purchase Agreement, dated as of April 26, 2011, by and among Scientific Games Corporation, Global Draw Limited, IGT-UK Group Limited, Cyberview International, Inc. and International Game Technology (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
10.11
TITO Game Manufacturer Cashless License Agreement dated as of June 13, 2014 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report Form 8-K filed on June 19, 2014). Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the SEC.
10.12
2003 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 4.4 to Scientific Games Corporation's Registration Statement on Form S-8 (No. 333-200463) filed on November 24, 2014).*
10.13	1995 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.14 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended October 31, 1997).*
10.14
2002 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.14 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2005).*
10.15
Scientific Games Corporation Nonqualified Deferred Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.15 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.16	Asia-Pacific Business Incentive Compensation Program (incorporated by reference to Exhibit 10.4 to Scientific Games Corporation's Current Report on Form 8-K filed on December 3, 2010).*
10.17
Employment Agreement, dated as of June 9, 2014, by and between Scientific Games Corporation and M. Gavin Isaacs (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on June 10, 2014).*
10.18
Form of Inducement Equity Award Agreement between Scientific Games Corporation and M. Gavin Isaacs (incorporated by reference to Exhibit 4.4 to Scientific Games Corporation's Registration Statement on Form S-8 (No. 333-197948) filed on August 7, 2014).*
10.19
Amended and Restated Executive Employment Agreement, dated April 1, 2014, by and between Scientific Games Corporation and Scott D. Schweinfurth (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014).*

Exhibit Number	Description
10.20	Employment Agreement dated as of December 18, 2012 (effective as of January 1, 2013) by and between Scientific Games International, Inc. and James C. Kennedy (incorporated by reference to Exhibit 10.20 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.21
Employment Agreement dated as of August 28, 2014 between Scientific Games Corporation and Steven W. Beason (incorporated by reference to Exhibit 10.7 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).*
10.22
Employment Agreement dated as of January 1, 2006 by and between Scientific Games Corporation and Larry A. Potts (executed on August 2, 2006) (incorporated by reference to Exhibit 10.4 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).*
10.23
Letter Agreement dated as of October 2, 2008 by and between Scientific Games Corporation and Larry A. Potts, which amended Mr. Potts' Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.36 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2008).*
10.24
Amendment to Employment Agreement dated as of December 30, 2008 by and between Scientific Games Corporation and Larry A. Potts, which amended Mr. Potts' Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008 (incorporated by reference to Exhibit 10.37 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2008).*
10.25
Letter Agreement, dated as of September 28, 2011, by and between Scientific Games Corporation and Larry A. Potts, which amended Mr. Potts' Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008 and the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on October 3, 2011).*
10.26
Letter Agreement, dated as of April 30, 2014, by and between Scientific Games Corporation and Larry A. Potts, which amended Mr. Potts' Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008, the Amendment dated as of December 30, 2008 and the Letter Agreement dated as of September 28, 2011 (incorporated by reference to Exhibit 10.26 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.27
Employment Agreement made as of August 1, 2011 by and between Scientific Games Corporation and Jeffrey Johnson (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on July 26, 2011).*
10.28
Employment Agreement dated as of January 5, 2015 by and between Scientific Games Corporation and Derik Mooberry (incorporated by reference to Exhibit 10.28 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.29
Employment Agreement dated as of December 8, 2014 between Scientific Games Corporation and Richard Haddrill (incorporated by reference to Exhibit 10.29 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*

Exhibit Number	Description
10.30	Employment Agreement dated as of December 22, 2010 by and between Scientific Games International, Inc. and William J. Huntley (incorporated by reference to Exhibit 10.56 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2010).*
10.31
Amendment to Employment Agreement, dated as of December 20, 2012 (but effective as of January 1, 2013), by and between Scientific Games International, Inc. and William J. Huntley (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on December 26, 2012).*
10.32
Agreement and General Release dated as of December 30, 2014 between Scientific Games International, Inc. and William J. Huntley (incorporated by reference to Exhibit 10.32 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.33
Employment Agreement dated as of November 22, 2013 by and between Scientific Games Corporation and Andrew E. Tomback (incorporated by reference to Exhibit 10.42 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2013).*
10.34
Agreement and General Release dated as of September 30, 2014 between Scientific Games Corporation and Andrew E. Tomback (incorporated by reference to Exhibit 10.4 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).*
10.35
Employment Agreement dated as of December 5, 2013 by and between Scientific Games Corporation and David L. Kennedy (incorporated by reference to Exhibit 10.43 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2013).*
10.36
Employment Agreement, dated as of June 9, 2014, by and between Scientific Games Corporation and David L. Kennedy (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on June 10, 2014).*
10.37
Letter Agreement dated as of July 31, 2014 between Scientific Games Corporation and David L. Kennedy (incorporated by reference to Exhibit 10.3 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).*
10.38
Amended and Restated Employment Agreement dated as of April 26, 2012 by and between Scientific Games Corporation and Jeffrey S. Lipkin (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on April 26, 2012).*
10.39
Employment Agreement dated as of January 1, 2006 by and between Scientific Games Corporation and A. Lorne Weil (executed on August 8, 2006) (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).*
10.40
Letter dated August 2, 2007 between A. Lorne Weil and Scientific Games Corporation with respect to payment of Mr. Weil's deferred compensation upon a termination of employment under Mr. Weil's Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).*

Exhibit Number	Description
10.42	Amendment to Employment Agreement dated as of May 1, 2008 by and between Scientific Games Corporation and A. Lorne Weil (executed on May 12, 2008), which amended Mr. Weil's Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on May 14, 2008).*
10.43
Third Amendment to Employment Agreement dated as of May 29, 2009 by and Scientific Games Corporation and A. Lorne Weil, which amended Mr. Weil's Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008 and December 30, 2008 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on June 2, 2009).*
10.44
Amendment to Employment Agreement dated as of December 2, 2010 by and between Scientific Games Corporation and A. Lorne Weil, which amended Mr. Weil's Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008, December 30, 2008 and May 29, 2009 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on December 3, 2010).*
10.45
Amendment to Employment Agreement dated as of August 18, 2011 by and between A. Lorne Weil and Scientific Games Corporation, which amended Mr. Weil's Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008, December 30, 2008, May 29, 2009 and December 2, 2010 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on August 18, 2011).*
10.46
Agreement and General Release dated as of December 30, 2013 by and between A. Lorne Weil and Scientific Games Corporation (incorporated by reference to Exhibit 10.17 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2013).*
12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).
^23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
^23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
^23.3	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.
^23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
^23.5	Consent of Latham & Watkins LLP (included in Exhibit 5.1 above).
^23.6	Consent of Ballard Spahr LLP (included in Exhibit 5.2 above).
^23.7	Consent of Simmons Perrine Moyer Bergman PLC (included in Exhibit 5.3 above).
^24.1	Powers of Attorney (included in the signature pages).

Exhibit Number	Description
^25.1	Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Senior Subordinated Notes Indenture under the Trust Indenture Act of 1939.
^99.1	Form of Letter of Transmittal relating to the Senior Subordinated Notes due 2021 and the Senior Unsecured Notes due 2022.
^99.2	Form of Notice of Guaranteed Delivery Regarding the Exchange Offer.
^99.3	Form of Letter to DTC Participants Regarding the Exchange Offer.
^99.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.
101
Financial statements from the Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2014, filed on March 17, 2015, formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated Statements of Operations and Comprehensive Income, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Cash Flows and (iv) the Notes to Consolidated Financial Statements tagged as blocks of text.

^
Filed herewith.

*
Management contracts and compensation plans and arrangements.
  (b)
  Financial Statement Schedule.

        Report of Independent Registered Public Accounting Firm Schedule II—Valuation and Qualifying Accounts (incorporated by reference to Item 15(a)(2) to Scientific Games Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

ITEM 22.    UNDERTAKINGS

        The following undertakings are made by each of the undersigned registrants:

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5)
    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (6)
    For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

    (7)
    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SCIENTIFIC GAMES INTERNATIONAL, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES C. KENNEDY James C. Kennedy	President, Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 10, 2015
/s/ JEFFREY B. JOHNSON Jeffrey B. Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Vice President, General Counsel, Secretary and Director	April 10, 2015

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SCIENTIFIC GAMES CORPORATION
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. GAVIN ISAACS M. Gavin Isaacs	President, Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 10, 2015
/s/ JEFFREY B. JOHNSON Jeffrey B. Johnson	Vice President, Finance, and Chief Accounting Officer (Principal Accounting Officer)	April 10, 2015
/s/ PETER A. COHEN Peter A. Cohen	Vice Chairman of the Board of Directors and Director	April 10, 2015

Signature	Title	Date

/s/ GERALD J. FORD Gerald J. Ford	Director	April 10, 2015
/s/ RICHARD M. HADDRILL Richard M. Haddrill	Executive Vice Chairman of the Board of Directors and Director	April 10, 2015
/s/ DAVID L. KENNEDY David L. Kennedy	Vice Chairman of the Board of Directors and Director	April 10, 2015
/s/ GABRIELLE K. MCDONALD Gabrielle K. McDonald	Director	April 10, 2015
/s/ PAUL M. MEISTER Paul M. Meister	Director	April 10, 2015
/s/ DEBRA G. PERELMAN Debra G. Perelman	Director	April 10, 2015
/s/ RONALD O. PERELMAN Ronald O. Perelman	Chairman of the Board of Directors and Director	April 10, 2015
/s/ MICHAEL J. REGAN Michael J. Regan	Director	April 10, 2015
/s/ BARRY F. SCHWARTZ Barry F. Schwartz	Director	April 10, 2015
/s/ FRANCES F. TOWNSEND Frances F. Townsend	Director	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

ALLIANCE HOLDING COMPANY
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

ARCADE PLANET, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

BALLY GAMING INTERNATIONAL, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

BALLY GAMING, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

BALLY PROPERTIES EAST, LLC
By:	Bally Gaming, Inc., its sole member
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director of sole member, Bally Gaming, Inc. (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director of sole member, Bally Gaming, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

BALLY PROPERTIES WEST, LLC
By:	Bally Gaming, Inc., its sole member
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director of sole member, Bally Gaming, Inc. (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director of sole member, Bally Gaming, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

BALLY TECHNOLOGIES, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

CASINO ELECTRONICS, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

COMPUDIGM SERVICES, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

LENC-SMITH INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	General Counsel, Secretary and Director	April 10, 2015
/s/ JAMES R. METCALFE James R. Metcalfe	Vice President, Tax, and Director	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

LENC SOFTWARE HOLDINGS LLC
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES R. METCALFE James R. Metcalfe	Manager	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Manager	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Manager	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

PHANTOM EFX, LLC
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES R. METCALFE James R. Metcalfe	Manager	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Manager	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Manager	April 10, 2015
/s/ JORDAN E. LEVIN Jordan E. Levin	Manager	April 10, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

MDI ENTERTAINMENT, LLC
By:	Scientific Games International, Inc., its sole member
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES C. KENNEDY James C. Kennedy	President, Chief Executive Officer and Director of sole member, Scientific Games International, Inc. (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Senior Vice President and Chief Financial Officer of sole member, Scientific Games International, Inc. (Principal Financial Officer)	April 10, 2015
/s/ JEFFREY B. JOHNSON Jeffrey B. Johnson	Vice President and Chief Accounting Officer of sole member, Scientific Games International, Inc. (Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Vice President, General Counsel, Secretary and Director of sole member, Scientific Games International, Inc.	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SCIENTIFIC GAMES DISTRIBUTION, LLC
By:	SG Gaming North America, Inc., its sole member
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVE SAFERIN Steve Saferin	President of sole member, SG Gaming North America, Inc. (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Vice President, Chief Financial Officer and Director of sole member, SG Gaming North America, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Vice President, Secretary and Director of sole member, SG Gaming North America, Inc.	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SCIENTIFIC GAMES NEW JERSEY, LLC
By:	Scientific Games International, Inc., its sole member
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES C. KENNEDY James C. Kennedy	President, Chief Executive Officer and Director of sole member, Scientific Games International, Inc. (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Senior Vice President and Chief Financial Officer of sole member, Scientific Games International, Inc. (Principal Financial Officer)	April 10, 2015
/s/ JEFFREY B. JOHNSON Jeffrey B. Johnson	Vice President and Chief Accounting Officer of sole member, Scientific Games International, Inc. (Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Vice President, General Counsel, Secretary and Director of sole member, Scientific Games International, Inc.	April 10, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SCIENTIFIC GAMES PRODUCTS, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES C. KENNEDY James C. Kennedy	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Vice President, Secretary and Director	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SCIENTIFIC GAMES PRODUCTIONS, LLC
By:	SG Gaming North America, Inc., its sole member
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVE SAFERIN Steve Saferin	President of sole member, SG Gaming North America, Inc. (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Vice President, Chief Financial Officer and Director of sole member, SG Gaming North America, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Vice President, Secretary and Director of sole member, SG Gaming North America, Inc.	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SCIENTIFIC GAMES SA, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES E. BUNITSKY James E. Bunitsky	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	General Counsel, Secretary and Director	April 10, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SCIPLAY INC.
By:	/s/ JACK B. SARNO
	Name:	Jack B. Sarno
	Title:	Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JACK B. SARNO Jack B. Sarno	Vice President and Secretary (Principal Executive Officer)	April 10, 2015
/s/ JAMES R. METCALFE James R. Metcalfe	Vice President, Tax (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ STEVEN BEASON Steven Beason	Director	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SG GAMING NORTH AMERICA, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVE SAFERIN Steve Saferin	President (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Vice President, Secretary and Director	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SHFL PROPERTIES, LLC
By:	Bally Gaming, Inc., its sole member
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director of sole member, Bally Gaming, Inc. (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director of sole member, Bally Gaming, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

SIERRA DESIGN GROUP
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

WILLIAMS ELECTRONIC GAMES, INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	General Counsel, Secretary and Director	April 10, 2015
/s/ JAMES R. METCALFE James R. Metcalfe	Vice President, Tax, and Director	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

WILLIAMS INTERACTIVE LLC
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Manager

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES R. METCALFE James R. Metcalfe	Manager	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	Manager	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Manager	April 10, 2015
/s/ JORDAN E. LEVIN Jordan E. Levin	Manager	April 10, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

WMS GAMING INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

WMS INDUSTRIES INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Treasurer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DERIK MOOBERRY Derik Mooberry	President and Director (Principal Executive Officer)	April 10, 2015
/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

WMS INTERNATIONAL HOLDINGS INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	Vice President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	General Counsel, Secretary and Director	April 10, 2015
/s/ JAMES R. METCALFE James R. Metcalfe	Vice President, Tax, and Director	April 10, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on April 10, 2015.

WMS FINANCE INC.
By:	/s/ SCOTT D. SCHWEINFURTH
	Name:	Scott D. Schweinfurth
	Title:	President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Scott D. Schweinfurth and Michael J. Carlotti, or either of them acting singly, as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT D. SCHWEINFURTH Scott D. Schweinfurth	President, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
/s/ JACK B. SARNO Jack B. Sarno	General Counsel, Secretary and Director	April 10, 2015
/s/ JAMES R. METCALFE James R. Metcalfe	Vice President, Tax, and Director	April 10, 2015

EXHIBIT INDEX

  (a)
  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 30, 2013, entered into by and among Scientific Games Corporation, Scientific Games International, Inc., SG California Merger Sub, Inc. and WMS Industries Inc. (incorporated by reference to Exhibit 2.1 to Scientific Games Corporation's Current Report on Form 8-K filed on February 5, 2013).
2.2
Agreement and Plan of Merger, dated as of August 1, 2014, by and among Scientific Games Corporation, Scientific Games International, Inc., Scientific Games Nevada, Inc. and Bally Technologies, Inc. (incorporated by reference to Exhibit 2.1 to Scientific Games Corporation's Current Report on Form 8-K filed on August 4, 2014).
3.1(a)
Restated Certificate of Incorporation of Scientific Games Corporation (incorporated by reference to Exhibit 3.1 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2002).
3.1(b)
Certificate of Amendment of the Restated Certificate of Incorporation of Scientific Games Corporation (incorporated by reference to Exhibit 3.1(b) to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).
3.2	Amended and Restated Bylaws of Scientific Games Corporation (incorporated by reference to Exhibit 3.1 to Scientific Games Corporation's Current Report on Form 8-K filed on November 1, 2010).
3.3
Certificate of Incorporation of Scientific Games International, Inc. (incorporated by reference to Exhibit 3.2 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.4
Amended and Restated By-laws of Scientific Games International, Inc. (incorporated by reference to Exhibit 3.12 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.5(a)
Articles of Incorporation of SG Gaming North America, Inc. (formerly SG Gaming, Inc.) (incorporated by reference to Exhibit 3.4 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.5(b)
Certificate of Amendment of the Articles of Incorporation of SG Gaming North America, Inc. (formerly SG Gaming, Inc.) (incorporated by reference to Exhibit 3.4 to Scientific Games Corporation's Registration Statement on Form S-4 filed on March 3, 2011).
^3.5(c)	Certificate of Amendment of the Articles of Incorporation of SG Gaming North America, Inc.
3.6
Amended and Restated Bylaws of SG Gaming North America, Inc. (formerly SG Gaming, Inc.) (incorporated by reference to Exhibit 3.10 to Scientific Games Corporation's Registration Statement on Form S-4 filed on March 3, 2011).
3.7	Certificate of Formation of MDI Entertainment, LLC (incorporated by reference to Exhibit 3.5 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).

Exhibit Number	Description
3.8	Operating Declaration of MDI Entertainment, LLC (incorporated by reference to Exhibit 3.15 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.9
Certificate of Incorporation of Scientific Games Products, Inc. (incorporated by reference to Exhibit 3.6 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.10	Bylaws of Scientific Games Products, Inc. (incorporated by reference to Exhibit 3.16 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.11	Certificate of Incorporation of Scientific Games SA, Inc. (incorporated by reference to Exhibit 3.8 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.12	Amended and Restated By-laws of Scientific Games SA, Inc. (incorporated by reference to Exhibit 3.18 to Scientific Games Corporation's Registration Statement on Form S-4 filed on August 11, 2009).
3.13	Certificate of Incorporation of Sciplay Inc. (incorporated by reference to Exhibit 3.8 to Scientific Games Corporation's Registration Statement on Form S-4 filed on December 8, 2012).
3.14	Amended and Restated By-laws of Sciplay Inc. (incorporated by reference to Exhibit 3.15 to Scientific Games Corporation's Registration Statement on Form S-4 filed on December 8, 2012).
^3.15	Articles of Incorporation of Alliance Holding Company.
^3.16	Bylaws of Alliance Holding Company.
^3.17	Amended and Restated Articles of Incorporation of Arcade Planet, Inc.
^3.18	Amended and Restated Bylaws of Arcade Planet, Inc.
^3.19	Certificate of Incorporation of Bally Gaming International, Inc., as amended.
^3.20	Bylaws of Bally Gaming International, Inc., as amended.
^3.21	Articles of Incorporation of Bally Gaming, Inc. (formerly BGI Enterprises), as amended.
^3.22	Bylaws of Bally Gaming, Inc.
^3.23	Articles of Organization of Bally Properties East, LLC.
^3.24	Operating Agreement of Bally Properties East, LLC.
^3.25	Articles of Organization of Bally Properties West, LLC.
^3.26	Operating Agreement of Bally Properties West, LLC.
^3.27	Amended and Restated Articles of Incorporation of Bally Technologies, Inc.
^3.28	Amended and Restated Bylaws of Bally Technologies, Inc.
^3.29	Articles of Incorporation of Casino Electronics, Inc., as amended.
^3.30	Bylaws of Casino Electronics, Inc.
^3.31	Articles of Incorporation of Compudigm Services, Inc.

Exhibit Number	Description
^3.32	Bylaws of Compudigm Services, Inc.
^3.33	Certificate of Incorporation of Lenc-Smith Inc.
^3.34	Bylaws of Lenc-Smith Inc.
^3.35	Certificate of Formation of Lenc Software Holdings LLC.
^3.36	Operating Agreement of Lenc Software Holdings LLC.
^3.37	Certificate of Organization of Phantom EFX, LLC (formerly Genesis Communications, LLC), as amended.
^3.38	Operating Agreement of Phantom EFX, LLC.
^3.39	Articles of Organization of Scientific Games Distribution, LLC.
^3.40	Certificate of Formation of Scientific Games New Jersey, LLC.
^3.41	Operating Agreement of Scientific Games New Jersey, LLC.
^3.42	Articles of Organization of Scientific Games Productions, LLC.
^3.43	Articles of Organization of SHFL Properties, LLC.
^3.44	Operating Agreement of SHFL Properties, LLC, as amended.
^3.45	Amended and Restated Articles of Incorporation of Sierra Design Group.
^3.46	Bylaws of Sierra Design Group.
^3.47	Certificate of Incorporation of Williams Electronics Games, Inc.
^3.48	Amended and Restated Bylaws of Williams Electronics Games, Inc.
^3.49	Certificate of Formation of Williams Interactive LLC.
^3.50	Operating Agreement of Williams Interactive LLC.
^3.51	Certificate of Incorporation of WMS Gaming Inc., as amended.
^3.52	Amended and Restated Bylaws of WMS Gaming Inc.
^3.53	Amended and Restated Certificate of Incorporation of WMS Industries Inc.
^3.54	Amended and Restated Bylaws of WMS Industries Inc.
^3.55	Certificate of Incorporation of WMS International Holdings Inc. (formerly WMS International (Netherlands) Inc.), as amended.
^3.56	Bylaws of WMS International Holdings Inc.
^3.57	Certificate of Incorporation of WMS Finance Inc.
^3.58	Bylaws of WMS Finance Inc.
4.1
Indenture, dated as of September 22, 2010, among Scientific Games Corporation, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Current Report on Form 8-K filed on September 23, 2010).

Exhibit Number	Description
4.2	Form of 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibits 4.3(a) and 4.3(b) to Scientific Games Corporation's Registration Statement on Form S-4 (No. 333-172600) filed on March 3, 2011 and included in Exhibit 4.1 above).
4.3
Supplemental Indenture, dated as of August 20, 2012, among Scientific Games Corporation, as issuer, Sciplay Inc. and the other guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013).
4.4
Supplemental Indenture, dated as of April 16, 2013, among Scientific Games Corporation, as issuer, SG California Merger Sub, Inc., Scientific Games New Jersey, LLC and the other guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.3 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013).
4.5
Supplemental Indenture, dated as of October 18, 2013, among Scientific Games Corporation, as issuer, WMS Industries Inc., WMS Gaming Inc., WMS International Holdings Inc., Phantom EFX, LLC, Lenc-Smith Inc., Williams Electronics Games, Inc., WMS Finance Inc., Lenc Software Holdings LLC, Williams Interactive LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Current Report on Form 8-K filed on October 18, 2013).
4.6
Supplemental Indenture, dated as of September 15, 2014, among Scientific Games Corporation, as issuer, Scientific Games Productions, LLC, Scientific Games Distribution, LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

Exhibit Number	Description
4.7	Supplemental Indenture, dated as of November 21, 2014, among Scientific Games Corporation, as issuer, Bally Technologies, Inc., Casino Electronics, Inc., Alliance Holding Company, Bally Gaming International, Inc., Bally Gaming, Inc., Bally Gaming GP, LLC, Bally Gaming LP, LLC, Bally Properties East, LLC, Bally Properties West, LLC, Compudigm Services, Inc., SHFL Properties, LLC, Sierra Design Group, Arcade Planet, Inc. and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the Indenture, dated as of September 22, 2010, by and among Scientific Games Corporation, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 8.125% Senior Subordinated Notes due 2018 (incorporated by reference to Exhibit 4.6 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.8
Indenture, dated as of August 20, 2012, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantor party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Current Report on Form 8-K filed on August 21, 2012).
4.9
Form of 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibits 4.3(a) and 4.3(b) to Scientific Games Corporation's Registration Statement on Form S-4 (No. 333-184835) filed on November 8, 2012 and included in Exhibit 4.8 above).
4.10
Supplemental Indenture, dated as of April 16, 2013, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, SG California Merger Sub, Inc., Scientific Games New Jersey, LLC and the other guarantors party thereto, and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Indenture, dated as of August 20, 2012, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.5 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013).
4.11
Supplemental Indenture, dated as of October 18 2013, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, WMS Industries Inc., WMS Gaming Inc., WMS International Holdings Inc., Phantom EFX, LLC, Lenc-Smith Inc., Williams Electronics Games, Inc., WMS Finance Inc., Lenc Software Holdings LLC, Williams Interactive LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of August 20, 2012, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.3 to Scientific Games Corporation's Current Report on Form 8-K filed on October 18, 2013).

Exhibit Number	Description
4.12	Supplemental Indenture, dated as of September 15, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, Scientific Games Productions, LLC, Scientific Games Distribution, LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of August 20, 2012, by and among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).
4.13
Supplemental Indenture, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, Bally Technologies, Inc., Casino Electronics, Inc., Alliance Holding Company, Bally Gaming International, Inc., Bally Gaming, Inc., Bally Gaming GP, LLC, Bally Gaming LP, LLC, Bally Properties East, LLC, Bally Properties West, LLC, Compudigm Services, Inc., SHFL Properties, LLC, Sierra Design Group, Arcade Planet, Inc. and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the Indenture, dated as of August 20, 2012, by and among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as successor trustee, relating to the 6.250% Senior Subordinated Notes due 2020 (incorporated by reference to Exhibit 4.7 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.14
Indenture, dated as of June 4, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.625% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Current Report on Form 8-K filed on June 6, 2014).
4.15
Registration Rights Agreement, dated as of June 4, 2014, among Scientific Games International, Inc., Scientific Games Corporation, the other guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein, relating to the 6.625% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Current Report on Form 8-K filed on June 6, 2014).
4.16
Supplemental Indenture, dated as of September 15, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, Scientific Games Productions, LLC, Scientific Games Distribution, LLC and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of June 4, 2014, by and among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.625% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.3 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

Exhibit Number	Description
4.17	Supplemental Indenture, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, Bally Technologies, Inc., Casino Electronics, Inc., Alliance Holding Company, Bally Gaming International, Inc., Bally Gaming, Inc., Bally Gaming GP, LLC, Bally Gaming LP, LLC, Bally Properties East, LLC, Bally Properties West, LLC, Compudigm Services, Inc., SHFL Properties, LLC, Sierra Design Group, Arcade Planet, Inc. and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as successor trustee, relating to the Indenture, dated as of June 4, 2014, by and among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.625% Senior Subordinated Notes due 2021 (incorporated by reference to Exhibit 4.8 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.18
Indenture, dated as of November 21, 2014, between SGMS Escrow Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee, relating to the 10.000% Senior Unsecured Notes due 2022 (incorporated by reference to Exhibit 4.1 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.19
Supplemental Indenture, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the Indenture, dated as of November 21, 2014, between SGMS Escrow Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee, relating to the 10.000% Senior Unsecured Notes due 2022 (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.20
Registration Rights Agreement, dated November 21, 2014, among SGMS Escrow Corp. (and, by a joinder agreement, Scientific Games International, Inc., Scientific Games Corporation and the guarantors party thereto) and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives for the initial purchasers listed therein, relating to the 10.000% Senior Unsecured Notes due 2022 (incorporated by reference to Exhibit 4.5 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.21
Indenture, dated as of November 21, 2014, between SGMS Escrow Corp., as issuer, and Deutsche Bank Trust Company Americas, as collateral agent and trustee, related to the 7.000% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 4.3 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
4.22
Supplemental Indenture, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent and trustee, related to the 7.000% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 4.4 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
^5.1	Opinion of Latham & Watkins LLP.
^5.2	Opinion of Ballard Spahr LLP.
^5.3	Opinion of Simmons Perrine Moyer Bergman PLC.

Exhibit Number	Description
10.1	Credit Agreement, dated as of October 18, 2013, by and among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, JPMorgan Chase Bank, N.A., as issuing lender, Bank of America, N.A., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as joint lead arrangers, Bank of America, N.A., Credit Suisse Securities (USA) LLC, UBS Securities LLC, J.P. Morgan Securities LLC, RBS Securities Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Securities (USA) Inc., as joint bookrunners, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as co-syndication agents, and J.P. Morgan Securities LLC, The Royal Bank of Scotland plc, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and HSBC Securities (USA) Inc., as co-documentation agents (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on October 18, 2013).
10.2
Amendment No. 1 to Credit Agreement, dated as of October 1, 2014, by and among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, which amended and restated the Credit Agreement, dated as of October 18, 2013 among such parties, as set forth in Exhibit A and Exhibit B to such Amendment No. 1. to Credit Agreement (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on October 7, 2014).
10.3
Escrow Credit Agreement, dated as of October 1, 2014, by and among SGMS Escrow Corp., the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on October 7, 2014).
10.4
Guarantee and Collateral Agreement, dated as of October 18, 2013, by and among Scientific Games Corporation, Scientific Games International, Inc., the guarantor parties named therein and Bank of America, N.A. (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on October 18, 2013).
10.5
Collateral Agreement, dated as of November 21, 2014, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, as guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent, related to the 7.000% Senior Secured Notes due 2022 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on November 26, 2014).
10.6
Stockholders' Agreement, dated September 6, 2000, among Scientific Games Corporation, MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc.) ("MacAndrews") (as successor-in-interest under the agreement to Cirmatica Gaming S.A.) and Ramius Securities, LLC (incorporated by reference to Exhibit 10.38 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).
10.7
Supplemental Stockholders' Agreement, dated June 26, 2002, among Scientific Games Corporation and MacAndrews (as successor-in-interest to Cirmatica Gaming S.A.) (incorporated by reference to Exhibit 4.2 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

Exhibit Number	Description
10.8	Letter Agreement, dated as of October 10, 2003, by and between Scientific Games Corporation and MacAndrews further supplementing the Stockholders' Agreement (incorporated by reference to Exhibit 3 to the Schedule 13D jointly filed by MacAndrews and SGMS Acquisition Corporation on November 26, 2003).
10.9
Letter Agreement dated February 15, 2007 between Scientific Games Corporation and MacAndrews (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on February 16, 2007).
10.10
Share Purchase Agreement, dated as of April 26, 2011, by and among Scientific Games Corporation, Global Draw Limited, IGT-UK Group Limited, Cyberview International, Inc. and International Game Technology (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
10.11
TITO Game Manufacturer Cashless License Agreement dated as of June 13, 2014 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report Form 8-K filed on June 19, 2014). Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the SEC.
10.12
2003 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 4.4 to Scientific Games Corporation's Registration Statement on Form S-8 (No. 333-200463) filed on November 24, 2014).*
10.13	1995 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.14 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended October 31, 1997).*
10.14
2002 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.14 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2005).*
10.15
Scientific Games Corporation Nonqualified Deferred Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.15 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.16	Asia-Pacific Business Incentive Compensation Program (incorporated by reference to Exhibit 10.4 to Scientific Games Corporation's Current Report on Form 8-K filed on December 3, 2010).*
10.17
Employment Agreement, dated as of June 9, 2014, by and between Scientific Games Corporation and M. Gavin Isaacs (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on June 10, 2014).*
10.18
Form of Inducement Equity Award Agreement between Scientific Games Corporation and M. Gavin Isaacs (incorporated by reference to Exhibit 4.4 to Scientific Games Corporation's Registration Statement on Form S-8 (No. 333-197948) filed on August 7, 2014).*
10.19
Amended and Restated Executive Employment Agreement, dated April 1, 2014, by and between Scientific Games Corporation and Scott D. Schweinfurth (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014).*

Exhibit Number	Description
10.20	Employment Agreement dated as of December 18, 2012 (effective as of January 1, 2013) by and between Scientific Games International, Inc. and James C. Kennedy (incorporated by reference to Exhibit 10.20 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.21
Employment Agreement dated as of August 28, 2014 between Scientific Games Corporation and Steven W. Beason (incorporated by reference to Exhibit 10.7 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).*
10.22
Employment Agreement dated as of January 1, 2006 by and between Scientific Games Corporation and Larry A. Potts (executed on August 2, 2006) (incorporated by reference to Exhibit 10.4 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).*
10.23
Letter Agreement dated as of October 2, 2008 by and between Scientific Games Corporation and Larry A. Potts, which amended Mr. Potts' Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.36 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2008).*
10.24
Amendment to Employment Agreement dated as of December 30, 2008 by and between Scientific Games Corporation and Larry A. Potts, which amended Mr. Potts' Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008 (incorporated by reference to Exhibit 10.37 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2008).*
10.25
Letter Agreement, dated as of September 28, 2011, by and between Scientific Games Corporation and Larry A. Potts, which amended Mr. Potts' Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008 and the Amendment dated as of December 30, 2008 (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on October 3, 2011).*
10.26
Letter Agreement, dated as of April 30, 2014, by and between Scientific Games Corporation and Larry A. Potts, which amended Mr. Potts' Employment Agreement dated as of January 1, 2006, as amended by the Letter Agreement dated as of October 2, 2008, the Amendment dated as of December 30, 2008 and the Letter Agreement dated as of September 28, 2011 (incorporated by reference to Exhibit 10.26 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.27
Employment Agreement made as of August 1, 2011 by and between Scientific Games Corporation and Jeffrey Johnson (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on July 26, 2011).*
10.28
Employment Agreement dated as of January 5, 2015 by and between Scientific Games Corporation and Derik Mooberry (incorporated by reference to Exhibit 10.28 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.29
Employment Agreement dated as of December 8, 2014 between Scientific Games Corporation and Richard Haddrill (incorporated by reference to Exhibit 10.29 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*

Exhibit Number	Description
10.30	Employment Agreement dated as of December 22, 2010 by and between Scientific Games International, Inc. and William J. Huntley (incorporated by reference to Exhibit 10.56 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2010).*
10.31
Amendment to Employment Agreement, dated as of December 20, 2012 (but effective as of January 1, 2013), by and between Scientific Games International, Inc. and William J. Huntley (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on December 26, 2012).*
10.32
Agreement and General Release dated as of December 30, 2014 between Scientific Games International, Inc. and William J. Huntley (incorporated by reference to Exhibit 10.32 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).*
10.33
Employment Agreement dated as of November 22, 2013 by and between Scientific Games Corporation and Andrew E. Tomback (incorporated by reference to Exhibit 10.42 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2013).*
10.34
Agreement and General Release dated as of September 30, 2014 between Scientific Games Corporation and Andrew E. Tomback (incorporated by reference to Exhibit 10.4 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).*
10.35
Employment Agreement dated as of December 5, 2013 by and between Scientific Games Corporation and David L. Kennedy (incorporated by reference to Exhibit 10.43 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2013).*
10.36
Employment Agreement, dated as of June 9, 2014, by and between Scientific Games Corporation and David L. Kennedy (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on June 10, 2014).*
10.37
Letter Agreement dated as of July 31, 2014 between Scientific Games Corporation and David L. Kennedy (incorporated by reference to Exhibit 10.3 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).*
10.38
Amended and Restated Employment Agreement dated as of April 26, 2012 by and between Scientific Games Corporation and Jeffrey S. Lipkin (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on April 26, 2012).*
10.39
Employment Agreement dated as of January 1, 2006 by and between Scientific Games Corporation and A. Lorne Weil (executed on August 8, 2006) (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).*
10.40
Letter dated August 2, 2007 between A. Lorne Weil and Scientific Games Corporation with respect to payment of Mr. Weil's deferred compensation upon a termination of employment under Mr. Weil's Employment Agreement dated as of January 1, 2006 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).*

Exhibit Number	Description
10.42	Amendment to Employment Agreement dated as of May 1, 2008 by and between Scientific Games Corporation and A. Lorne Weil (executed on May 12, 2008), which amended Mr. Weil's Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 (incorporated by reference to Exhibit 10.2 to Scientific Games Corporation's Current Report on Form 8-K filed on May 14, 2008).*
10.43
Third Amendment to Employment Agreement dated as of May 29, 2009 by and Scientific Games Corporation and A. Lorne Weil, which amended Mr. Weil's Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008 and December 30, 2008 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on June 2, 2009).*
10.44
Amendment to Employment Agreement dated as of December 2, 2010 by and between Scientific Games Corporation and A. Lorne Weil, which amended Mr. Weil's Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008, December 30, 2008 and May 29, 2009 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on December 3, 2010).*
10.45
Amendment to Employment Agreement dated as of August 18, 2011 by and between A. Lorne Weil and Scientific Games Corporation, which amended Mr. Weil's Employment Agreement dated as of January 1, 2006, as amended by the Letter dated August 2, 2007 and the Amendments dated as of May 1, 2008, December 30, 2008, May 29, 2009 and December 2, 2010 (incorporated by reference to Exhibit 10.1 to Scientific Games Corporation's Current Report on Form 8-K filed on August 18, 2011).*
10.46
Agreement and General Release dated as of December 30, 2013 by and between A. Lorne Weil and Scientific Games Corporation (incorporated by reference to Exhibit 10.17 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2013).*
12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21 to Scientific Games Corporation's Annual Report on Form 10-K for the year ended December 31, 2014).
^23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
^23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
^23.3	Consent of Reconta Ernst & Young S.p.A., Independent Registered Public Accounting Firm.
^23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
^23.5	Consent of Latham & Watkins LLP (included in Exhibit 5.1 above).
^23.6	Consent of Ballard Spahr LLP (included in Exhibit 5.2 above).
^23.7	Consent of Simmons Perrine Moyer Bergman PLC (included in Exhibit 5.3 above).
^24.1	Powers of Attorney (included in the signature pages).

Exhibit Number	Description
^25.1	Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Senior Subordinated Notes Indenture under the Trust Indenture Act of 1939.
^99.1	Form of Letter of Transmittal relating to the Senior Subordinated Notes due 2021 and the Senior Unsecured Notes due 2022.
^99.2	Form of Notice of Guaranteed Delivery Regarding the Exchange Offer.
^99.3	Form of Letter to DTC Participants Regarding the Exchange Offer.
^99.4	Form of Letter to Beneficial Holders Regarding the Exchange Offer.
101
Financial statements from the Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2014, filed on March 17, 2015, formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated Statements of Operations and Comprehensive Income, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Cash Flows and (iv) the Notes to Consolidated Financial Statements tagged as blocks of text.

^
Filed herewith.

*
Management contracts and compensation plans and arrangements.
  (b)
  Financial Statement Schedule.

        Report of Independent Registered Public Accounting Firm Schedule II—Valuation and Qualifying Accounts (incorporated by reference to Item 15(a)(2) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014).